UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )
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Lincoln Financial[SM]

2025 Lincoln National Corporation

Proxy Statement

and Notice of Annual Meeting of Shareholders

Radnor, Pennsylvania / April 10, 2025

Dear Fellow Shareholder:

You are invited to attend our 2025 Annual Meeting of Shareholders, to be held on Thursday, May 22, at 9:00 a.m. EDT. The Annual Meeting will be a completely ‘‘virtual meeting’’ of shareholders. The Board of Directors has elected to hold a virtual-only Annual Meeting to facilitate shareholder attendance by enabling shareholders to participate from any location and at no cost. The virtual meeting provides similar opportunities for participation as if the meeting were held in person. You will be able to attend the meeting online and vote your shares during the meeting by visiting www.virtualshareholdermeeting.com/LNC2025. You will also be able to submit written questions in advance of the meeting to be addressed during the question and answer portion of the meeting.

This document describes the matters to be voted on at the Annual Meeting and contains instructions on how to attend and participate in the virtual Annual Meeting, so please review it carefully.

Many shareholders received a notice of internet availability instead of paper copies of our proxy statement and our 2024 Annual Report to Shareholders. The notice of internet availability provides instructions on how to access these documents over the internet and how to receive a paper or email copy of our proxy materials, including our proxy statement, our 2024 Annual Report to Shareholders, and a proxy card. Electronic delivery enables us to more cost-effectively provide you with the information you need while reducing the environmental impact of printing and mailing paper copies.

Please vote your shares of our stock as promptly as possible. You may vote by telephone or internet, by mailing in a proxy card, or by attending the virtual Annual Meeting and voting online during the meeting.

On behalf of the entire Board of Directors, thank you for your continued support.

Sincerely,

Ellen G. Cooper Chairman, President and Chief Executive Officer	William H. Cunningham Lead Independent Director

Lincoln National Corporation 2025 Proxy Statement

Notice of Annual Meeting of Shareholders

May 22, 2025 9:00 a.m. EDT	Virtual Meeting Format* www.virtualshareholdermeeting.com/LNC2025

Mailing date: April 10, 2025

The purpose of the meeting is to:

1.	Elect ten directors for a one-year term expiring at the 2026 Annual Meeting of Shareholders;

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025;

3.	Approve an advisory resolution on the compensation of our named executive officers;

4.	Approve an amendment to the Lincoln National Corporation 2020 Incentive Compensation Plan;

5.	Consider and vote upon one shareholder proposal if properly presented at the meeting; and

6.	Consider and vote upon any other matters that might come up at the meeting.

The record date for the Annual Meeting is March 17, 2025. Holders as of the close of business on the record date of (i) our outstanding common stock, (ii) Depositary Shares (the “Series C Depositary Shares”), each representing a 1/25th interest in our outstanding 9.250% Fixed Rate Reset Non-Cumulative Preferred Stock, Series C (the “Series C Preferred Stock”), and (iii) Depositary Shares (the “Series D Depositary Shares”), each representing a 1/1,000th interest in a share of our 9.000% Non-Cumulative Preferred Stock, Series D (the “Series D Preferred Stock”), are entitled to vote at the Annual Meeting.

Shareholders of record may submit a proxy to vote your shares in advance of the Annual Meeting by any of the following methods:

INTERNET	TOLL-FREE TELEPHONE	SIGN AND MAIL YOUR PROXY CARD

You may also attend and vote at the Annual Meeting at www.virtualshareholdermeeting.com/LNC2025.

Beneficial owners whose shares are held at a brokerage firm, or by a bank or other nominee, should follow the voting instructions that they received from the nominee. Beneficial owners of shares through our retirement and savings plans should follow the voting instructions delivered to plan participants about how to direct the trustee of your plan to vote your shares. Please see “Annual Meeting Information – How do I Vote?” in this proxy statement for more information on how to vote.

If, going forward, you would like to receive electronic delivery of future proxy materials, please see “Annual Meeting Information” in this proxy statement for more information.

For the Board of Directors,

Nancy A. Smith

Senior Vice President & Secretary

Lincoln National Corporation

Radnor, Pennsylvania

* To attend the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Lincoln National Corporation 2025 Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON May 22, 2025:

This 2025 Proxy Statement and Notice of Annual Meeting of Shareholders and the 2024 Annual Report are available at: www.proxyvote.com.

Lincoln National Corporation 2025 Proxy Statement

Proxy Summary

Proxy Summary

This summary highlights certain information for your convenience. Since it does not contain all of the information you should consider, we encourage you to read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

Date / Time	Location	Voting

Thursday, May 22, 2025 9:00 a.m. EDT Record Date March 17, 2025	Virtual Meeting Format www.virtualshareholdermeeting.com/LNC2025	Shareholders as of the record date are entitled to vote. Each share of common stock and each share of preferred stock is entitled to one vote for each director nominee and one vote for each of the other proposals. Each Series C Depositary Share vote represents the vote of 1/25th of a share of Series C Preferred Stock, and each Series D Depositary Share vote represents the vote of 1/1,000th of a share of Series D Preferred Stock.

Voting Matters

Agenda Item	Our Board’s Voting Recommendation	Where to Find More Information

1. Election of ten directors for a one-year term expiring at the 2026 Annual Meeting of Shareholders.	FOR each director nominee	Page 23

2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2025.	FOR the ratification	Page 32

3. Approval of an advisory resolution on the compensation of our named executive officers.	FOR the resolution	Page 34

4. Approval of an amendment to the Lincoln National Corporation 2020 Incentive Compensation Plan.	FOR the approval	Page 92

5. Respond to an advisory shareholder proposal regarding the amendment of our governing documents to provide for an independent chairman of the board.	AGAINST the proposal	Page 104

Lincoln National Corporation 2025 Proxy Statement     1

Proxy Summary

Board of Director Nominees*

Name Occupation	Age	Director Since	Selected Skills/Qualifications	Independent	Committee Memberships

Deirdre P. Connelly Retired President, North American Pharmaceuticals of GlaxoSmithKline	64	2016	∎ business operations/strategic planning ∎ finance and capital management ∎ human capital management ∎ corporate governance	Yes	∎ Audit ∎ Compensation (Chair) ∎ Corporate Governance ∎ Executive

Ellen G. Cooper Chairman, President and CEO, LNC	60	2022	∎ insurance ∎ business operations/strategic planning ∎ finance and capital management ∎ risk management	No	∎ Executive (Chair)

William H. Cunningham Professor, University of Texas at Austin and James J. Bayless Chair for Free Enterprise at the University’s McCombs School of Business	81	2006	∎ finance and capital management ∎ marketing/public relations ∎ human capital management ∎ corporate governance	Yes (Lead Independent Director)	∎ Compensation ∎ Corporate Governance ∎ Executive ∎ Finance

Reginald E. Davis Senior EVP and President of Consumer and Small Business Banking, Flagstar Financial, Inc.	62	2020	∎ financial services ∎ finance and capital management ∎ risk management ∎ human capital management	Yes	∎ Audit ∎ Corporate Governance

Eric G. Johnson Chair of the Board, Baldwin Richardson Foods Company	74	1998	∎ business operations/strategic planning ∎ finance and capital management ∎ marketing/public relations	Yes	∎ Compensation ∎ Corporate Governance ∎ Executive ∎ Finance (Chair)

Gary C. Kelly Chairman Emeritus, Southwest Airlines Co.	70	2009	∎ business operations/strategic planning ∎ finance and capital management ∎ risk management ∎ accounting	Yes	∎ Audit (Chair) ∎ Executive ∎ Finance

M. Leanne Lachman President, Lachman Associates LLC and Executive in Residence, Columbia Graduate School of Business	82	1985	∎ business operations/strategic planning ∎ finance and capital management ∎ corporate governance ∎ risk management	Yes	∎ Audit ∎ Corporate Governance (Chair) ∎ Executive

Dale LeFebvre Founder and Chairman, 3.5.7.11	54	2021	∎ business operations/strategic planning ∎ finance and capital management ∎ risk management ∎ human capital management	Yes	∎ Audit ∎ Corporate Governance

James Morris Retired Chairman of the Board, President and CEO, Pacific Life Insurance Company	65	2025	∎ insurance ∎ business operations/strategic planning ∎ finance and capital management ∎ risk management	Yes	∎ Compensation ∎ Finance

Owen Ryan Chair of the Board and Co-CEO, BlackLine, Inc.	62	2023	∎ insurance ∎ finance and capital management ∎ accounting ∎ risk management	Yes	∎ Audit ∎ Compensation

*

Janet Liang resigned from the Board effective January 30, 2025, in connection with her pursuit of a new employment opportunity. Lynn Utter’s service on the Board will end at the conclusion of the 2025 Annual meeting. Neither’s director’s departure from the Board is due to any disagreement with the Company on any matter relating to its operations, policies, practices or procedures. On March 3, 2025, the Board elected James Morris to serve as a new director on the Board effective the same date, for a term to end at the 2025 Annual Meeting.

2     Lincoln National Corporation 2025 Proxy Statement

Proxy Summary

Our director nominees provide the Board with the comprehensive breadth of relevant skill sets needed to provide effective oversight in light of the Company’s industry, risks and current and long-term strategic needs. The following chart presents the number of director nominees who possess substantive skills or experience in the identified areas.

Financial Services/ Insurance (9) Aids in oversight of business strategy, including product development, sales and distribution	Finance and Capital Management (10) Supports oversight of finance and capital management strategy	Business Operations and Strategic Planning (10) Provides organizational, operational and strategic planning skills to oversee and advise management

Marketing/Public Relations (7) Supports oversight of the development and execution of our strategy to build our brand and market our products	Public Company CEO (5) Provides experience managing a complex organization subject to rigorous regulatory requirements	Corporate Governance (8) Provides experience with corporate governance-related issues, policies, and best practices to enhance oversight

Human Capital Management (8) Supports oversight of talent management, succession planning, and executive compensation practices	Risk Management (7) Facilitates oversight of management’s policies and practices to identify, monitor, and manage the complex risks facing the Company	Accounting (4) Provides experience with financial and accounting oversight, including financial reporting processes and controls

Lincoln National Corporation 2025 Proxy Statement     3

Proxy Summary

The Board recognizes that diversity adds to the overall mix of perspectives of our Board as a whole. The following charts present demographics of our director nominees:

*

Director nominees considered to be ethnically or racially diverse are those who self-identified in one or more of the following categories: Hispanic, Latinx or Spanish Origin; Black or African American; American Indian or Alaska Native; Asian; Native Hawaiian or Other Pacific Islander; or Other.

As a result of our proactive Board refreshment efforts in recent years, the tenure distribution of our independent directors has evolved over time.

Independent Director Tenure
4
3
2
0–4 years
4–8 years
8+ years

Board Leadership

Since May 2023, our Chief Executive Officer (“CEO”), Ms. Cooper, has served as Chairman of the Board. Dr. Cunningham serves as Lead Independent Director.

The Board has determined that having Ms. Cooper serve as Chairman and CEO is fundamental to successfully executing against our strategic objectives and is in the best interests of shareholders. In considering the role combination in 2023 and again in 2024, the Board took into account:

∎	The role and responsibilities of our Lead Independent Director in providing independent oversight of the Board;

∎	The integral role Ms. Cooper has played in the development and execution of our strategic objectives;

∎	Ms. Cooper’s role in assembling an experienced and talented executive leadership team and realigning our organizational and reporting structure to position us for success; and

∎	Our existing strong governance practices.

4     Lincoln National Corporation 2025 Proxy Statement

Proxy Summary

2024 Full-Year Business Performance Overview

As a company with 120 years of history, we recognize that a consistent focus on our purpose is what will allow us to deliver value to our customers, employees, communities and shareholders for the next century and beyond. At our core, our purpose is to provide financial protection and security to our customers and their families. We continue to deliver on this mission and our promises.

2024 was a year of significant progress for Lincoln as we further repositioned the Company for sustained long-term value creation. We delivered strong results and outperformed relative to the financial objectives we established last year. We also successfully advanced our strategy, which is focused on three objectives:

∎	Build a strong capital foundation to ensure enterprise stability across market cycles and support investment for future growth;

∎	Optimize our operating model to advance a scalable framework to maximize our resources; and

∎	Deliver profitable growth to improve free cash flow and expand the franchise.

On building a strong capital foundation, we communicated our goal to build and maintain a risk-based capital (“RBC”) ratio of 420%, a 20-percentage-point buffer over our target of 400%. We closed on the sale of our wealth management business, generating approximately $650 million in net statutory capital benefit. This transaction, along with other management actions, resulted in a significant improvement in our RBC ratio, and we finished the year with an RBC ratio over 430%, more than 30 percentage points above our target. As this sale was a key initiative for 2024, it was included as an action in our Annual Incentive Program metric Actions to Improve Distributable Earnings.

On optimizing our operating model, we made solid progress last year across all four businesses. We took targeted actions to reduce operating costs and increase organizational efficiency while investing to drive future profitable growth. We further optimized our investment strategy and established a Bermuda-based affiliated reinsurance subsidiary to support our financial objectives and increase our free cash flow over time.

On delivering profitable growth, we grew our Group Protection business across products and market segments while prioritizing profitability over top-line growth, evolved our Annuities business to a more balanced mix with a higher proportion of spread-based products, repositioned our Life business by optimizing our product portfolio and realigning our distribution model, and built upon the products and capabilities of our Retirement Plan Services business.

Business Highlights for 2024

Our 2024 full-year results were driven by substantial progress in each of our businesses and reflected strong execution of our strategic priorities.

∎

Group Protection delivered record full-year earnings and sales, and its margin grew to 8.3% for the year. This result was attributable to disciplined pricing, strong operational execution and a favorable macro backdrop.

∎

Annuities delivered 8% growth in earnings and 7% growth in sales year over year, with a diversified mix across product categories and approximately two-thirds of full-year sales attributable to spread-based products, in line with our strategy.

∎

Life Insurance sales, given our objective of refocusing this business on accumulation and protection products with more risk sharing, declined for the full year as expected. However, we made significant progress in building out additional product features to expand our solution set. Additionally, we realigned our Life distribution team to optimize our wholesaler footprint, which will support the acceleration of our product shift over time.

∎

Retirement Plan Services delivered strong full-year performance with first-year sales increasing nearly 70% and total deposits up 25%. Retirement Plan Services achieved its tenth consecutive year of positive flows, and end-of-period account balances increased 11.5% year over year.

∎	As noted above, the sale of our wealth management business closed in the second quarter and increased capital during the year.

∎

We established a Bermuda-based affiliated reinsurance company and executed on both in-force and new business transactions to further support our financial objectives and increase our free cash flow over time.

∎	We had growth in full-year 2024 earnings both on a net income and an adjusted operating income basis.

∎	We also experienced a significant improvement in our one-year total shareholder return to 24.8% for the year as our broad-based execution and results resonated with investors.

Lincoln National Corporation 2025 Proxy Statement     5

Proxy Summary

In sum, we achieved strong results in 2024 that were ahead of our expectations and demonstrated continued momentum in building a solid capital foundation, increasing operational efficiency, and delivering profitable growth to position the Company for long-term shareholder value creation.

This performance is directly reflected in the annual and long-term incentive compensation results for our named executive officers (“NEOs”) for 2024.

∎

The 2024 Annual Incentive Program (“AIP”) paid out above target, primarily as a result of the Company’s above-target performance relative to the Income from Operations per Share goal. This goal had the largest weighting among the 2024 plan goals for each of the NEOs.

∎

The 2022-2024 Long-Term Incentive (“LTI”) paid out at 0%. All of the PSAs awarded under the 2022-2024 Long-Term Incentive program were forfeited, as neither the operating return on equity (“Operating ROE”) goal result nor the relative total shareholder return (“Relative TSR”) goal result met the threshold level of performance for any payout under the plan.

Culture at Lincoln

Our purpose is to provide financial protection and security to our customers and their families. We do this by not only focusing on what we do, but how we do it. Our actions are guided by our Strategic Pillars and our Core Values. The first three Strategic Pillars are: Focus on Foundational Capital, Grow Profitably and Invest in our Infrastructure. Our fourth Strategic Pillar, Talent: Our Multiplier Effect, encompasses our culture and people. This pillar is supported by our Core Values:

∎	Pursue excellence represents each member of Team Lincoln and our respective commitments and contributions – our personal ethics, passion and accountability;

∎	Be One Team Lincoln signifies our connections to one another across the organization and how we collaborate and foster an environment of belonging and transparency;

∎	Win for customers and stakeholders is about delivering our best as One Team Lincoln and as stewards for our customers, partners and stakeholders.

Our commitment to integrity is central to our identity, and ethical behavior is embedded in every facet of our culture and values. We are defined by our unwavering commitment to ethical conduct, truthfulness, and doing what is right. Collectively, these qualities serve to strengthen our financial performance and differentiate us in the marketplace.

We refreshed our brand and logo to reinforce our enduring commitment to our customers. Collectively, our four businesses deliver financial protection and security to more than 17 million customers as of December 31, 2024 – customers who rely on us to support their financial futures. As we look ahead, we seek to enable more people to confidently succeed their way, and we treat every customer’s future with care. Our new logo is designed to enhance our brand recognition and our new tagline, Your Tomorrow. Our Priority.™, embodies our focus on stewardship and our unwavering commitment to being there for our customers today and tomorrow.

Commitment to corporate responsibility and sustainability

Our sustainability strategy is overseen by the Corporate Governance Committee of our Board of Directors and guides our efforts and decision making with regard to sustainable and responsible business practices. In line with this strategy, we embed climate risk, environmental and social factors into our daily operations. As a financial institution, we recognize the role this plays in enhancing shareholder value, responding to stakeholder interests, addressing compliance requirements, identifying new market opportunities, and ensuring both prudent risk management and responsible investing practices.

Notably:

∎	we are a member of the UN Principles for Responsible Investing as an asset owner;

∎

we have enhanced both our Responsible Investment Policy and Task Force for Climate-Related Financial Disclosure (“TCFD”) reporting and, in 2024, reported to the CDP for the tenth consecutive year, demonstrating our commitment to transparency and implementation; and

∎

during 2024, we continued to reduce ongoing energy usage across Lincoln’s facilities and operations to reach our 2025 greenhouse gas emissions reduction targets. Our targets are consistent with the international Paris Agreement’s goal to limit global temperatures from rising more than 1.5 degrees Celsius compared to preindustrial levels.

6     Lincoln National Corporation 2025 Proxy Statement

Proxy Summary

Our ESG Data Center available on our website contains key documents that reflect our ongoing success in areas related to our sustainability strategy and enterprise purpose, including our most recent greenhouse gas emissions assurance statements. Our 2023 Corporate Social Responsibility Report illustrates how, as a people-driven business, we listen to our employees, neighbors and customers to understand and meet their needs. These resources can all be found at www.LincolnFinancial.com.

Over the past year, we continued to be recognized for our good corporate citizenship, as demonstrated by, among other accolades, our inclusion on major sustainability indices, including Dow Jones Sustainability North America, ranking among Newsweek’s 2024 America’s Most Responsible Companies and our recognition by Ethisphere as one of its 2024 World’s Most Ethical Companies®.

2024 Shareholder Engagement and Response to Feedback

During 2024, we continued our ongoing, proactive shareholder engagement program. This program complements the ongoing dialogue throughout the year among our shareholders, CEO, Chief Financial Officer (“CFO”) and Investor Relations team on financial and strategic performance.

In the fall of 2024, we reached out to investors representing over 54% of our shares outstanding and engaged with investors representing approximately 38% of our outstanding shares. If requested, a Board member would join the conversation.

The engagement involved discussions on:

∎	executive compensation;

∎	board leadership, refreshment and composition;

∎	sustainability practices;
∎	human capital management efforts; and

∎	other areas of focus for our shareholders regarding our governance practices and disclosures.

With respect to board leadership, and specifically the combined role of Chairman and CEO, many investors expressed support for the current structure and the Board’s ability to retain flexibility to select the most appropriate board leadership structure based on the Company’s circumstances at the time.

The feedback from these meetings was shared with the Compensation Committee and the Corporate Governance Committee, as well as the full Board. For more information about our 2024 shareholder engagement and response to shareholder feedback, see “Compensation Discussion & Analysis – Executive Summary.”

Lincoln National Corporation 2025 Proxy Statement     7

Proxy Summary

Governance Highlights

Sound governance is important to our Board, which regularly evaluates and implements policies that reflect corporate governance and compensation best practices. Some of these practices are:

∎	Independent Chairman of Board or Lead Independent Director

∎	An overwhelmingly independent Board (9 of 10 director nominees)

∎	All Audit, Compensation, Corporate Governance, and Finance Committee members are independent

∎	Annual election of all directors

∎	Majority voting standard for election of directors with director resignation policy for directors in uncontested elections

∎	Independent directors meet regularly in executive session

∎	Annual Board, committee and individual director evaluations

∎	Shareholder right to call special meetings (10% ownership threshold)

∎	“Proxy access” rights to holders owning at least 3% of outstanding shares for 3 years

∎	Proactive annual shareholder engagement program with formal process to share feedback with the Board and its committees

∎	No super majority voting provisions in Restated Articles of Incorporation and Bylaws
∎	Robust stock ownership guidelines for directors and executive officers

∎	Prohibition on pledging, hedging and speculation in our securities

∎	Executive compensation program strongly links pay and performance

∎	Limited perquisites for executive officers

∎	Caps on awards under annual and long-term incentive programs

∎	No repricing or exchange of underwater stock options without shareholder approval

∎	Incentive-based compensation subject to Clawback Policy and equity award clawback provisions

∎	Double-trigger vesting provisions for equity awards following a change of control

∎	No tax gross-up provisions upon a change of control, or otherwise, for our executive officers

∎	Cash severance benefits for executives cannot exceed 2.99 times base salary plus target bonus

∎	No payment of dividends on RSUs and PSAs unless and until the award vests

2024 Executive Compensation Highlights

The key objectives of our executive compensation program are to:

∎	Pay compensation that varies based on performance
∎	Motivate our executives to execute on our short- and long-term strategic objectives
∎	Attract and retain high-caliber executive talent, as this is critical to our success

We are asking you to cast an advisory, nonbinding vote to approve compensation awarded for 2024 to our NEOs — our CEO, CFO, three additional most highly paid executive officers who were serving as executive officers as of the end of 2024 and a former executive officer, as set forth on the first page of “Compensation Discussion & Analysis.”

Pay for Performance

We seek to align pay and performance by making a significant portion of our NEOs’ compensation dependent on:

∎	achieving specific annual and long-term business, strategic and financial goals; and

∎	increasing shareholder value.

8     Lincoln National Corporation 2025 Proxy Statement

Proxy Summary

2024 Pay Mix. NEO compensation is weighted toward variable compensation (annual and long-term incentives, or AIP and LTI), which is at risk because the actual amounts earned could differ from targeted amounts based on corporate and individual performance. As the following charts show, 91% of our CEO’s and 80% of our other NEOs’ 2024 target direct compensation could vary significantly based on company performance, including stock price performance, and was at risk.

Note, the relative weightings shown in these charts reflect AIP and LTI payouts at target and therefore will not align exactly with the amounts disclosed in the Summary Compensation Table in “Executive Compensation Tables.”

2024 LTI Mix. We discontinued the use of Options in our executive compensation programs during 2024. The 2024 LTI mix remained unchanged with respect to the PSA proportion of the award, at 60% for our CEO and 50% for our other NEOs, and the remaining portion of each LTI target award was granted as RSUs.

Lincoln National Corporation 2025 Proxy Statement     9

Governance of the Company

Proxy Statement

Annual Meeting of Shareholders | May 22, 2025

The Board of Directors (the “Board”) of Lincoln National Corporation (the “Company,” “we,” “us,” “LNC” or “Lincoln”) is soliciting proxies in connection with the proposals to be voted on at the 2025 Annual Meeting of Shareholders, which will be held virtually beginning at 9:00 a.m. EDT on Thursday, May 22, 2025, at www.virtualshareholdermeeting.com/LNC2025. This proxy statement and a proxy card or a notice of internet availability were sent to our shareholders on or about April 10, 2025. When we refer to our 2025 Annual Meeting of Shareholders (the “Meeting” or the “Annual Meeting”), we are also referring to any meeting that results from an adjournment of the Annual Meeting.

Governance of the Company

Our Board is responsible for directing and overseeing the management of the Company’s business in the best interests of our shareholders and our many other stakeholders and consistent with good corporate citizenship. In carrying out its responsibilities, the Board provides oversight for the process of selecting and monitoring the performance of senior management, provides oversight for financial reporting and legal and regulatory compliance, determines the Company’s governance guidelines, and implements its governance policies. The Board, together with management, is responsible for establishing our values and code of conduct and for setting the Company’s strategic direction and priorities.

Our Board currently has eleven members, ten of whom have been nominated for reelection at the 2025 Annual Meeting. Nine of the ten director nominees are non-employees, or outside directors. The Board has determined that all nine of our outside director nominees are independent, as discussed further below.

Board Leadership Structure

The Board has no set policy requiring separation of the offices of CEO and Chairman of the Board (“Chairman”). It believes that the decision on whether or not to separate these roles should be part of the regular succession planning process and be made based on the best interests of the Company at the given time. Moreover, the Board believes in the importance of strong independent leadership on the Board. As such, the Board has implemented an independent Lead Director (“Lead Independent Director”) structure. Our Corporate Governance Guidelines require that the Board designate a Lead Independent Director with clearly delineated and comprehensive duties if the positions of Chairman and CEO are combined or if the Chairman is not otherwise independent. During our engagement with many of our largest shareholders over the past several years, many investors have expressed support for the Board’s position to retain flexibility to select the most appropriate board leadership structure.

The Board elects its Chairman annually, and, from 2007 to 2021, our Board opted to elect an independent director to serve as Board Chairman. In August 2021, as part of the consideration and approval of our CEO succession plan, the Board decided to elect our outgoing CEO, Dennis Glass, to serve as Chairman, and independent director Dr. William H. Cunningham to serve as Lead Independent Director beginning after the 2022 Annual Meeting of Shareholders.

In May 2023, following the successful execution of our CEO transition, the Board elected Ms. Cooper to succeed Mr. Glass as Chairman of the Board following the 2023 Annual Meeting of Shareholders, and in 2024 the Board elected Ms. Cooper to remain in the Chairman role. Dr. Cunningham continues to serve as Lead Independent Director.

The Board has determined that having Ms. Cooper serve as Chairman and CEO is fundamental to successfully executing against our strategic objectives, including rebuilding capital, optimizing our operating model and growing profitably, and is in the best interests of shareholders. In considering the role combination, the Board took into account:

∎	The role and responsibilities of our Lead Independent Director in providing independent oversight of the Board;

10     Lincoln National Corporation 2025 Proxy Statement

Governance of the Company

∎	The integral role Ms. Cooper has played in the development and execution of our strategic objectives;

∎	Ms. Cooper’s role in assembling an experienced and talented executive leadership team and realigning our organizational and reporting structure to position us for success; and

∎	Our existing strong governance practices.

In accordance with our governing documents, the CEO is responsible for setting the Company’s performance and strategic direction and for day-to-day leadership, while the duties of the Lead Independent Director include, but are not limited to, the following functions:

∎

Preside over meetings of the Board when the Chairman is not available, chair regularly scheduled executive sessions of the independent directors, and communicate feedback to the CEO following executive sessions;

∎	Call additional meetings of the independent directors;

∎	Attend meetings of Board Committees on which the Lead Independent Director does not already sit;

∎	Be available to the CEO for consultation on issues of corporate importance and in general be a resource to the CEO;

∎	Review and approve Board meeting agendas, schedules and materials and add agenda items in his or her discretion;

∎	Refer, and defer to appropriate Board committee chairs on, matters as set forth in the respective committee charters;

∎	Be a key communicator between the directors and the CEO on matters deemed appropriate by the Board;

∎	Be available to independent directors for discussion of Board issues or other matters;

∎	Be available for consultation or direct communication with major shareholders, as appropriate;

∎	Assist with and communicate the results of the Board’s evaluation of the CEO;

∎	In the event of the incapacitation of the CEO, call a meeting of directors to consider what action is appropriate, including the possible election of an acting CEO or a new CEO; and

∎	Perform such other duties and responsibilities as the Board may determine from time to time.

The primary duties of the Board Chairman include calling for meetings of the directors and special meetings of shareholders, presiding at all meetings of the Board and shareholders, providing input on the selection and nomination of new director candidates and other duties that the Board may decide to delegate.

Board’s Role in Risk Oversight

Enterprise risk management is an integral part of our business processes. Senior management is primarily responsible for establishing policies and procedures designed to assess and manage the Company’s significant risks. We also have a Corporate Enterprise Risk and Capital Committee (the “ERCC”), made up of members of senior management and chaired by the Chief Risk Officer, an executive officer of the Company and a member of the Senior Management Committee. While the CEO is ultimately responsible for risk oversight at the management level, the ERCC provides oversight of our enterprise-wide risk structure and of our processes to identify, measure, monitor and manage significant risks, including credit, market and operating risk. The Board’s role is to provide regular oversight of the overall risk management process, including reviews of operational, financial, legal and regulatory, cybersecurity, compensation, strategic and competitive risks. The Board reviews the most significant risks the Company faces and the manner in which our executives manage these risks. The Board has also delegated certain of its risk oversight efforts to its committees, as shown below. This structure enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. We believe that our Lead Independent Director structure supports the Board’s oversight role.

Lincoln National Corporation 2025 Proxy Statement     11

Governance of the Company

Board and Committees: Areas of Risk Oversight

Full Board

∎	Strategy

∎	Operations

∎	Competition

∎	Financial strategies and transactions

∎	Enterprise risk management

∎	Mergers, acquisitions, divestitures, joint ventures and other strategic investments

Audit

∎	Financial statements

∎	Financial reporting process

∎	Accounting and audit matters

∎	Legal, compliance and regulatory matters

∎	Information technology, including cybersecurity

Compensation

∎	Compensation policies and practices

∎	Executive incentive compensation and stock ownership

∎	Executive retention and succession planning

Corporate Governance

∎	Board governance

∎	Director succession and refreshment planning

∎	Sustainability (including climate) and corporate responsibility

Finance

∎	Investment policies, strategies and guidelines

∎	Capital management and structure

∎	Financial plan

Our Corporate Governance Guidelines

The Board’s Corporate Governance Guidelines (the “Guidelines”) provide a framework for effective corporate governance and set expectations for how the Board should perform its functions. The Guidelines include the following key principles:

∎	A majority of our Board must at all times be “independent” as defined by Securities and Exchange Commission (“SEC”) rules and New York Stock Exchange (“NYSE”) listing standards.

∎

Our outside directors must meet in executive session at least once a year, with no members of management present. Our outside directors meet in connection with each regularly scheduled Board meeting and at any other times they may choose. Our independent directors must meet in executive session at least once a year, without any non-independent outside directors present. This session is held in connection with the Board meeting immediately following the Annual Meeting of Shareholders, unless the Board determines to meet more frequently.

∎	Only independent directors may serve on the Audit, Compensation, Corporate Governance and Finance Committees.

∎

Outside directors may not serve on more than five boards of publicly held companies, including the Company’s Board; provided, however, that outside directors who are chief executive officers of publicly held companies may not serve on more than two boards of publicly held companies in addition to the Company’s Board. Inside directors may not serve on more than two boards of publicly held companies in addition to the Company’s Board.

∎	The written charters of the Audit, Compensation, and Corporate Governance Committees comply with the NYSE’s listing standards and are reviewed at least once each year.

∎

Our Board conducts an annual review of the performance of the Board and the Audit, Compensation, Corporate Governance, and Finance Committees. Our directors also conduct an annual review of their individual performance.

∎

Our Board elects its Chairman annually and, if it has not elected an independent Chairman, designates a Lead Independent Director from among the Company’s independent directors who is empowered with the same functions.

∎

We have adopted a Code of Conduct, available on our website at www.LincolnFinancial.com, which includes our “code of ethics” for purposes of SEC rules and our “code of business conduct and ethics” for purposes of the NYSE listing standards. The Code of Conduct applies to, among others, our directors and our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. We will disclose amendments to or waivers from a required provision of the Code of Conduct that applies to our directors or executive officers by including such information on our website.

12     Lincoln National Corporation 2025 Proxy Statement

Governance of the Company

The full texts of our Guidelines and committee charters are available on the Corporate Governance page of our website at www.LincolnFinancial.com.

ISG Corporate Governance Framework

We also follow the Investor Stewardship Group’s (ISG) Corporate Governance Framework for U.S. Listed Companies. The ISG Principles and our corresponding practices are as follows:

Principle 1: Boards are accountable to shareholders	∎	All Directors are elected annually by a majority of votes cast
	∎	We have proxy access with market terms
	∎	We have robust corporate governance disclosures
	∎	We have responded to all shareholder proposals that received majority support
Principle 2: Shareholders should be entitled to voting rights in line with their economic interest	∎	Each shareholder gets one vote per share on all matters
	∎	We have majority voting in uncontested director elections, and directors not receiving majority support must tender their resignation for consideration by the Board

Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives	∎	We have a robust shareholder engagement program to discuss our business, corporate governance, executive compensation, and sustainability and human capital management efforts
	∎	In 2024, we reached out to institutional investors representing over 54% of our shares outstanding, and engaged with investors representing approximately 38% of our outstanding shares
	∎	Our Board considers the feedback received from shareholder engagement when structuring governance, compensation, and sustainability practices

Principle 4: Boards should have a strong independent leadership structure	∎	The Lead Independent Director is an independent, non-executive Director with a robust oversight role that has clearly defined duties that are disclosed to shareholders
	∎	Each Committee of the Board is chaired by an independent Director
	∎	The Board leadership structure is considered at least annually

Principle 5: Boards should adopt structures and practices that enhance their effectiveness	∎	Nine of our ten director nominees are independent
	∎	The Board has taken actions to refresh its membership, with four of our independent directors added since 2020
	∎	Each Committee of the Board has an extensive detailed charter outlining the Committee’s duties and responsibilities
	∎	Board members have complete access to Company officers and counsel and may retain outside counsel, financial or other advisors as the Board deems appropriate
	∎	Board, Committee and individual director evaluations are conducted annually, as further discussed in the proxy statement
	∎	The number of public company boards on which a Director may serve is limited in order to ensure sufficient time to dedicate to Board duties

Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company	∎	The Compensation Committee annually reviews and approves incentive compensation program design, goals and objectives for alignment with compensation and business strategies that further short- and long-term strategic objectives

Lincoln National Corporation 2025 Proxy Statement     13

Governance of the Company

Director Independence

Under our Guidelines, a majority of our directors must at all times be “independent” and meet the NYSE listing standards regarding independence as incorporated in our Guidelines. Among other things, these standards require the Board to determine that our independent directors have no material relationship with Lincoln other than as directors.

Applying these standards, the Corporate Governance Committee and the Board have reviewed the independence of each director nominee and the Board has determined that:

∎	Directors Connelly, Cunningham, Davis, Johnson, Kelly, Lachman, LeFebvre, Morris and Ryan are independent.
∎	All members of the Audit, Compensation, Corporate Governance and Finance Committees are independent under the applicable standards.

In conducting its independence review, the Board will consider, among other things, transactions and relationships between each outside director (or any member of his or her immediate family) and us or our subsidiaries and affiliates. The Board takes into account that in the ordinary course of business we conduct transactions with companies at which some of our directors are or have been directors, employees or officers. Transactions that are in the ordinary course of business on terms substantially equivalent to those prevailing at the time for comparable transactions and that fall below the threshold levels set forth in our independence standards do not impact a director’s independence under our standards.

Director Nomination Process

Under our Guidelines, the Board is responsible for selecting its nominees. The Corporate Governance Committee is charged with:

∎	Identifying the competencies appropriate for the Board

∎	Identifying which, if any, of those competencies may be missing or underrepresented on the current Board

∎	Identifying individuals with appropriate qualifications and attributes

∎	Recommending to the Board the director nominees for the next annual meeting of shareholders

Director Qualifications

The Corporate Governance Committee reviews with the Board the appropriate skills and characteristics required of directors in the context of the Board’s current makeup and each director nominee’s ability to oversee the Company’s strategies and risks. In addition to considering a candidate’s background, experience and professional accomplishments, the Board looks for individuals with, among other attributes, integrity, business acumen, specific skills (such as an understanding of marketing, finance, accounting, regulation and public policy), and a commitment to our shared values.

In addition, although the Board does not have a formal diversity policy, our Guidelines specify that the Corporate Governance Committee should consider diversity in the director identification and nomination process. As a result, the Corporate Governance Committee seeks nominees with a broad diversity of backgrounds, experiences, professions, education and differences in viewpoints and skills in addition to diversity of gender, race and ethnicity. Its goal is to ensure that the directors, as a group, provide a substantive blend of experience, knowledge and ability that enables the Board to fulfill its responsibilities in a constructive environment. In the annual evaluation of the Board and committees, the Board considers whether the members of the Board reflect such diversity and whether such diversity contributes to a constructive environment.

As set forth in our Guidelines, Board refreshment over time is critical to ensuring that the Board as a whole maintains the appropriate balance of tenure, diversity, skills and experience needed to provide effective oversight in light of the Company’s current and long-term strategic needs. The Board does not believe that arbitrary term limits for directors based on age or years of service are appropriate, as they can result in the Company losing the valuable contribution of directors who have over time developed increased insight into the Company and its operations. The Company benefits from a mix of these experienced directors with a deep understanding of the Company and newer directors who bring fresh perspectives. However, a director’s service should not outlast his or her ability to contribute, and consequently the Board does not believe that directors should expect to be renominated continually. Each director’s continued tenure is reconsidered annually, taking into account the results of the Board’s annual evaluation, annual individual director peer evaluations, results of voting by shareholders in annual director elections and the Company’s needs.

14     Lincoln National Corporation 2025 Proxy Statement

Governance of the Company

The Board regularly evaluates the need for Board refreshment and has retained an outside search firm to identify and evaluate potential director candidates. Four of our independent directors were added to the Board since 2020, including, most recently, Mr. Ryan, who joined in September 2023, and Mr. Morris, who joined in March 2025. In addition, three long-tenured directors have departed the Board since May 2023, and the chairs of the Audit, Compensation and Corporate Governance Committees were rotated in the last two years. The Board will continue to review its composition and structure, balancing the need for continuity and experience with fresh ideas and perspectives.

Director Nominee Selection Process

The Corporate Governance Committee begins the nomination process each year by deciding whether to renominate current directors, as all directors are up annually for nomination and election by our shareholders. This includes an individual assessment of each director who will be up for reelection the following year. The Corporate Governance Committee then reviews the results of the individual director assessments and considers for renomination those Board members whose skills and experience continue to be relevant to our business and whose performance for the most recent term has also been favorably assessed.

When identifying potential director candidates — whether to replace a director who has retired or resigned or to expand the Board to gain additional capabilities — the Corporate Governance Committee determines the skills, experience and other characteristics that a potential nominee should possess (in light of the composition and needs of the Board and its committees, including whether or not the nominee would be considered “independent” under SEC rules and NYSE listing standards) and seeks candidates with those qualifications. The Committee is also assisted in identifying potential candidates by an independent third-party search firm that recommends potential director candidates who meet the Board’s stated requirements. Although not required to do so, the Corporate Governance Committee may consider candidates proposed by our directors or our management.

The Corporate Governance Committee will also consider director candidate nominations from shareholders. Such nominations must be submitted in writing to our Corporate Secretary at our principal executive office, and must include the same information that would be required for a candidate to be nominated by a shareholder at a meeting of shareholders as described under “General Information – Shareholder Proposals for the 2026 Annual Meeting” and in our Amended and Restated Bylaws (“bylaws”), which can be found on our website at www.LincolnFinancial.com. Any such recommendation for next year’s director slate must be received by the Corporate Secretary no earlier than January 22, 2026, nor later than February 21, 2026.

Our proxy access bylaws permit a shareholder (or a group of up to 20 shareholders) owning shares of our outstanding common stock representing at least 3% of the votes entitled to be cast on the election of directors to nominate and include in our proxy materials director candidates constituting up to 20% of the Board. The nominating shareholder or group of shareholders must have owned their shares continuously for at least three years, and the nominating shareholder(s) and nominee(s) must satisfy other requirements specified in our bylaws.

If the Corporate Governance Committee determines that it should conduct a full evaluation of a prospective candidate, including an interview, one or more members of the Corporate Governance Committee will do so, and other directors may be asked to interview the candidate as well. Upon completing the evaluation and the interview, the Corporate Governance Committee recommends to the Board whether to nominate the candidate.

The nominee evaluation process is the same whether the nomination comes from a Board member, management or a shareholder. If the Corporate Governance Committee recommends a shareholder nominee to the Board, the Board may — as with any nominee — either accept or reject the recommendation.

Annual Board, Committee and Individual Director Evaluations

Our Board recognizes that a thorough, constructive evaluation process enhances our Board’s effectiveness and is an essential element of good corporate governance. Accordingly, every year, our Corporate Governance Committee oversees a Board, Committee and individual director evaluation process, which is designed to elicit feedback and recommendations from the directors that will improve the effectiveness of the Board.

Lincoln National Corporation 2025 Proxy Statement     15

Governance of the Company

In general, our Board evaluations cover a variety of topics, including the Company’s strategy, financial performance, risk management and succession planning, as well as:

∎	Board and committee composition, including skills, background and experience;

∎	Board understanding of the Company, as well as the Board’s duties and responsibilities;

∎	Satisfaction with director performance, including that of Board and committee chairs in those positions;

∎	Board and committee information needs and quality of materials presented;
∎	Areas where the Board and committees should increase their focus;

∎	Satisfaction with the Board culture, schedule, agendas, topics and encouragement of open discussion;

∎	Satisfaction with committee structure and composition; and

∎	Access to management, experts and internal and external resources.

Each year, the Corporate Governance Committee reexamines the evaluation process to ensure that the process allows directors the opportunity to provide actionable feedback on the functioning of the Board as a whole as well as the performance of individual directors. In 2024, the Board and each Committee conducted their own internal evaluations, which were discussed and reviewed at meetings of the Board and Committees. This evaluation included questions related to the topics listed in the table above.

Each director also participated in an annual individual director peer evaluation through which the director assesses the performance of and provides feedback on his or her fellow directors. As discussed above, the Corporate Governance Committee reviews the results of these individual director assessments, as well as of the Board and Committee evaluation results, when considering each director’s continued service on the Board.

From 2019 through 2023, the Corporate Governance Committee engaged an independent third party to conduct the annual evaluations. Each year the Corporate Governance Committee will review the process prior to conducting the evaluation and make a determination on how to conduct the evaluation for the upcoming year.

Senior Management Succession and Development Planning

The Compensation Committee of the Board of Directors oversees senior management succession and development planning, which covers unexpected as well as planned events. Succession plans are formally reviewed, in conjunction with the Board, at least annually. Our CEO and Chief People, Culture and Communications Officer review recommendations and evaluations of potential internal and external senior management successors, and review their qualifications, skills, accomplishments and developmental areas.

Potential internal CEO and senior management successors regularly attend Board and Committee meetings and engage with Board members periodically between Board meetings, including during client-related events. These interactions provide the Board with the opportunities to become familiar with the Company’s executive talent in different settings, which is critical to the Company’s succession planning.

Shareholder Engagement and Response to Feedback

We appreciate and value the views and insights of our shareholders. During 2024, we continued our ongoing, proactive shareholder engagement program. This program complements the ongoing dialogue throughout the year among our shareholders, CEO, CFO and Investor Relations team on financial and strategic performance. Our engagement program is designed to reach out to our shareholders and hear their perspectives about issues that are important to them, both generally and with regard to the Company, and gather feedback. We believe this engagement program promotes transparency between our Board, management and our shareholders and builds informed and productive relationships. In the fall of 2024, we reached out to investors representing over 54% of our shares outstanding and engaged with investors representing approximately 38% of our outstanding shares. If requested, a Board member would join the conversation. For more information about our 2024 shareholder engagement and response to shareholder feedback, see “Compensation Discussion & Analysis – Executive Summary.”

16     Lincoln National Corporation 2025 Proxy Statement

Governance of the Company

The Company has a history of being responsive to shareholder feedback. In the past several years we have taken a number of actions in response to shareholder feedback, including the following compensation and governance actions:

∎

In 2023, we adjusted the Relative TSR metric used in our LTI program by setting the target goal for the Relative TSR metric at the 55th percentile and instituting a negative TSR cap, such that payouts under the Relative TSR metric will be capped at 100% in the event that the Company’s three-year absolute TSR is negative.

∎

In 2022, we decreased the overall quantum of CEO compensation in setting the total target direct compensation for our incoming CEO and increased the size of the PSA component of the CEO LTI mix to 60%; and

∎

In 2018, based in part on feedback received, the Board took action to amend the Company’s bylaws to reduce to 10% the percentage of outstanding stock required for shareholders to call a special meeting.

We have also solicited feedback from shareholders on shareholder proposals and our executive compensation practices during each engagement and share that feedback with the full Board.

Board and Committee Meetings

During 2024, the Board met six times and each incumbent director attended 75% or more of the aggregate of: (1) the total number of Board meetings and (2) the total number of meetings held by committees on which he or she served. Although the Board does not have a formal policy that requires directors to attend our Annual Meeting of Shareholders, directors are encouraged to attend. All of the Company’s directors attended the 2024 Annual Meeting, except for Mr. Mee, due to health reasons.

Board Committees

The Board has six standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee, the Executive Committee, the Finance Committee, and the Committee on Corporate Action. The table below lists the directors who currently serve on these committees and the number of meetings each committee held during 2024. The Audit, Compensation, Corporate Governance, and Finance Committees conduct self-evaluations of their committee’s performance each year.

Current Committee Membership and Meetings Held During 2024 (C=Chair M=Member)

	Audit	Compensation	Corporate Governance	Executive	Finance	Corporate Action[1]

Deirdre P. Connelly	M	C	M	M

Ellen G. Cooper				C		C

William H. Cunningham		M	M	M	M

Reginald E. Davis	M		M

Eric G. Johnson		M	M	M	C

Gary C. Kelly	C			M	M

M. Leanne Lachman	M		C	M

Dale LeFebvre	M		M

James Morris		M			M

Owen Ryan	M	M

Lynn M. Utter			M		M

Number of Meetings in 2024	8	4	4	2	4	0

∎ Shaded cells denote committee chair.

[1]	The Committee on Corporate Action takes all action by the unanimous written consent of the sole member of that Committee, and there were 15 such consents in 2024.

Lincoln National Corporation 2025 Proxy Statement     17

Governance of the Company

The functions and responsibilities of our Board’s standing committees are described on the following pages. Charters for the Audit, Compensation, Corporate Governance, Executive, and Finance Committees are available on the Corporate Governance page of our website at www.LincolnFinancial.com.

Audit Committee

Chair: Kelly

Members: Connelly, Davis, Lachman, LeFebvre and Ryan

The principal functions of the Audit Committee include:

∎	assisting the Board in oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence; (4) the performance of our general auditor and independent auditor; (5) our policies and processes for risk assessment and risk management and (6) our policies regarding information technology infrastructure and security, including cyber risks

∎	hiring, firing, and evaluating the performance of the independent auditors and approving their compensation and all of their engagements

∎	discussing the timing and process for implementing the rotation of the lead audit partner

∎	discussing our annual and quarterly consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our SEC filings and annual report to shareholders
∎	inquiring about significant risks and exposures, if any, and discussing the steps taken to monitor and manage them

∎	preparing the report required for inclusion in our annual proxy statement

∎	overseeing procedures for handling complaints regarding accounting, internal auditing controls or auditing matters and for the confidential, anonymous submission of employee concerns regarding questionable accounting or auditing matters

∎	consulting with management before the appointment or replacement of the internal auditor

∎	reporting the Audit Committee’s activities to the Board on a regular basis and making any recommendations to the Board that the Audit Committee deems appropriate

The Board has determined that four of its Audit Committee members, Reginald E. Davis, Gary C. Kelly, Dale LeFebvre and Owen Ryan, qualify to be named as “audit committee financial experts” under SEC rules. The Audit Committee may obtain advice and assistance from internal or external legal, accounting or other advisers.

More information regarding the Audit Committee, including the Audit Committee Report, can be found under “Ratification of Appointment of Independent Registered Public Accounting Firm.”

18     Lincoln National Corporation 2025 Proxy Statement

Governance of the Company

Compensation Committee

Chair: Connelly

Members: Cunningham, Johnson, Morris and Ryan

The principal functions of the Compensation Committee include:

∎	establishing our general compensation philosophy in consultation with the compensation consultant and senior management

∎	ensuring that succession plans are in place for the CEO and other executive officers

∎	reviewing and approving the metrics, goals and measures for the executive officers’ short- and long-term compensation

∎	evaluating the CEO’s performance and setting the CEO’s compensation level based on this evaluation

∎	evaluating annually whether the Company’s compensation programs create unnecessary risks that could harm the Company

∎	reviewing with management the Compensation Discussion & Analysis to be included in the proxy statement
∎	reviewing and approving the strategies, policies and programs related to the compensation of our executive officers and other key personnel

∎	making recommendations to the Board regarding incentive compensation and equity-based plans, and approving all grants and awards to executive officers under such plans

∎	approving employment and severance agreements for executive officers

∎	approving certain employee benefit and executive compensation plans and programs, and changes to such plans and programs

∎	reporting the Compensation Committee’s activities to the Board on a regular basis and making any recommendations the Compensation Committee deems appropriate

The Compensation Committee may retain or obtain advice on executive compensation-related matters from a compensation consultant, outside legal counsel or other adviser. The committee is directly responsible for appointing, compensating and overseeing the work of any such advisers and must consider certain independence factors before hiring them. More information concerning the Compensation Committee, including the role of its compensation consultant and our executive officers in determining or recommending the amount or form of executive compensation, can be found in “Compensation Discussion & Analysis.”

Lincoln National Corporation 2025 Proxy Statement     19

Governance of the Company

Corporate Governance Committee

Chair: Lachman

Members: Connelly, Cunningham, Davis, Johnson, LeFebvre and Utter

The principal functions of the Corporate Governance Committee include:

∎	identifying individuals qualified to become Board members

∎	making recommendations to the Board regarding the compensation program for directors

∎	recommending to the Board nominees for director (including those recommended by shareholders in accordance with our bylaws)

∎	making recommendations to the Board regarding the size of the Board and the membership, size, structure and function of its committees

∎	developing and recommending to the Board standards for determining the independence of directors
∎	helping evaluate the Board and individual directors

∎	taking a leadership role in shaping our corporate governance and recommending to the Board the corporate governance principles applicable to us

∎	overseeing the Company’s strategy and reputation regarding sustainability and corporate responsibility

∎	reporting the Corporate Governance Committee’s activities to the Board on a regular basis and making any recommendations the Corporate Governance Committee deems appropriate

The Corporate Governance Committee may hire and terminate search firms; approve any search firm’s fees and terms of retention; and seek advice and assistance from internal or external legal, accounting or other advisers.

Executive Committee

Chair: Cooper

Members: Connelly, Cunningham, Johnson, Kelly and Lachman

The principal function of the Executive Committee is to act for the Board, when necessary, between Board meetings. In such instances, the Executive Committee may act for the Board in managing and directing the Company’s business and affairs, except for matters expressly delegated to another committee or the full Board. The Executive Committee reports any actions it takes to the Board as soon as practicable.

20     Lincoln National Corporation 2025 Proxy Statement

Governance of the Company

Finance Committee

Chair: Johnson

Members: Cunningham, Kelly, Morris and Utter

The principal functions of the Finance Committee include:

∎	reviewing and providing guidance to senior management with respect to (1) our annual multi-year financial plan; (2) our capital structure, including issuance of securities by us or any of our affiliates, significant “off balance sheet” transactions, and our dividend and share repurchase strategies; and (3) our reinsurance strategies

∎	reviewing our overall credit quality and credit ratings strategy

∎	reviewing the general account and our investment policies, strategies and guidelines
∎	reviewing our hedging program and the policies and procedures governing the use of financial instruments, including derivatives

∎	reviewing the funding adequacy of our qualified pension plans, including significant actuarial assumptions, investment policies and performance

∎	reporting the Finance Committee’s activities to the Board on a regular basis and making any recommendations the Finance Committee deems appropriate

The Finance Committee may seek advice and assistance from internal or external legal, accounting or other advisers.

Committee on Corporate Action

The Committee on Corporate Action was formed to delegate to the sole member, the CEO, the authority to take certain actions on behalf of the Board in accordance with limits set by the Board. The principal functions that have been delegated to the Committee on Corporate Action include:

∎	determining the pricing of the securities offered from our shelf registration statement, including all rates, payments, ratios, discounts and other financial measures related to the pricing of such securities

∎	appointing and removing certain classes of our officers as the Board may determine by resolution
∎	approving, as necessary, the underwriting agreement, form of security, and other transaction documents relating to the offering and sale of securities under our shelf registration statement

Lincoln National Corporation 2025 Proxy Statement     21

Governance of the Company

Director Orientation and Continuing Education

Director education is an ongoing, year-round process, which begins when a director joins our Board. Upon joining our Board, new directors are provided with a comprehensive orientation to our Company, including our business, strategy and governance. New directors participate in an orientation program with senior business and functional leaders from all areas of the Company, during which there is discussion of strategic priorities and key risks and opportunities.

On an ongoing basis, directors receive presentations on a variety of topics related to their work on the Board and within the insurance and financial services industries, both from senior management and from experts outside of the Company, for example at our annual Board retreat. Board and Committee presentations, regular communications and firm and other industry events help to keep directors appropriately apprised of key developments in our businesses and in our industry, including material changes in regulations, so that they can carry out their oversight responsibilities. We also encourage directors to enroll in continuing education programs sponsored by third parties at our expense.

Communications with Directors

Shareholders and others who wish to communicate with the full Board or its outside (non-executive) directors may do so by sending a letter to either “The Board of Directors” or “The Outside Directors,” as appropriate, via email to:

independentdirectors@LFG.com

or by mail at our principal executive offices:

Lincoln National Corporation

150 N. Radnor-Chester Road

Radnor, PA 19087

Attention: Office of the Corporate Secretary

Our Corporate Secretary receives and processes all communications and will refer applicable communications to the Chairman. If a communication relates to possible violations of our Code of Conduct or contains concerns or complaints regarding our accounting, internal auditing controls, auditing matters, potential violations of securities laws or other related concerns, it will be referred to the Audit Committee, which has a policy for the receipt and treatment of such reports. The policy can be found on our website at www.LincolnFinancial.com.

You may communicate with the Board anonymously and/or confidentially. However, if you submit your communication anonymously, we will not be able to contact you in the event we require further information. Also, while we will attempt to preserve your confidentiality whenever possible, we cannot guarantee absolute confidentiality.

22     Lincoln National Corporation 2025 Proxy Statement

Item 1 | Election of Directors

Item 1 | Election of Directors

Nominees for Director

The Board has nominated for election at the 2025 Annual Meeting the following directors: Deirdre P. Connelly, Ellen G. Cooper, William H. Cunningham, Reginald E. Davis, Eric G. Johnson, Gary C. Kelly, M. Leanne Lachman, Dale LeFebvre, James Morris, and Owen Ryan. Lynn M. Utter’s service on the Board will end at the conclusion of the 2025 Annual Meeting. The Company is grateful to Ms. Utter for her contributions and years of dedicated service on the Board.

If elected, each director nominee will hold office until the next annual meeting and until his or her respective successors are elected and qualified. Of the nominees standing for election, only Ms. Cooper is a current officer of the Company. In addition to annual elections, our bylaws require our directors to be elected by a majority of votes cast in an uncontested election.

Each director nominee brings a strong background and set of skills to the Board, giving the Board as a whole expertise, knowledge and experience in a wide variety of areas directly relevant to the oversight and implementation of the Company’s strategy. The Board believes that all of our director nominees have integrity and honesty and adhere to high ethical standards. They have also demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to serve the Company.

Unless you direct otherwise or specifically indicate that you wish to abstain from voting for one or more of the nominees on the proxy, your proxy will be voted for each of the nominees below. Each nominee is a current director of the Company and has agreed to continue serving on the Board if elected. If any nominee is unable to serve as a director, proxies may be voted for another person designated by the Board.

Age: 64 Independent Director since: 2016 Chair, Compensation Committee Member, Audit, Corporate Governance and Executive Committees

Deirdre P. Connelly

Retired President, North American Pharmaceuticals of GlaxoSmithKline

Career

Connelly was President, North American Pharmaceuticals of GlaxoSmithKline, a global pharmaceutical company, from 2009 until her retirement in 2015. Before that she served as President, U.S. Operations for Eli Lilly and Company from 2005 to 2009.

Qualifications

Substantial leadership experience and expertise as a senior executive of large publicly traded companies with global operations. Ms. Connelly has extensive knowledge and expertise in strategy, operations, finance and capital management, brand marketing, product development and corporate governance. As a former human resources executive, she has insight in managing a large-scale diverse workforce.

Other public company boards

Macy’s, Inc., 2008–present.

Genmab A/S, 2017–present.

Sarepta Therapeutics, Inc., 2024–present.

Lincoln National Corporation 2025 Proxy Statement     23

Item 1 | Election of Directors

Age: 60 Director since: 2022 Chairman since: 2023 Chair, Executive Committee

Ellen G. Cooper

Chairman, President and Chief Executive Officer of Lincoln National Corporation

Career

Ms. Cooper has served as Chairman of the Board since May 2023, and as our President and Chief Executive Officer since May 2022. She also serves as President of, and serves on the boards of, our principal insurance subsidiaries. Ms. Cooper joined Lincoln National Corporation in 2012 as Executive Vice President and Chief Investment Officer, serving in that role through November 2021. From 2019 to May 2022, Ms. Cooper also held the additional role of Head of Enterprise Risk, and from March 2021 to May 2022 she also led the Company’s Annuity Solutions Group. In addition, from 2015 to 2021, Ms. Cooper also served as Chair of the Lincoln Variable Insurance Products Trust board, which oversees our sponsored mutual funds available in variable life and variable insurance products. In addition, Ms. Cooper is currently serving as co-chair of the Steering Committee on Prudential Issues for the American Council of Life Insurers (ACLI), and as a member of the ACLI’s Executive Committee and Board of Directors. She also serves on the board of the Alliance for Lifetime Income.

Qualifications

A seasoned executive with broad and deep life insurance industry experience, including over a decade with Lincoln. Ms. Cooper also has extensive experience in finance, investments, strategic planning and risk management and brings a deep knowledge of our company, our competitors and the insurance industry and its products.

Other public company boards

None.

Age: 81 Independent Director since: 2006 Lead Independent Director since: 2022 Member, Compensation, Corporate Governance, Executive and Finance Committees

William H. Cunningham

Professor at The University of Texas at Austin and James J. Bayless Chair for Free Enterprise at The University’s McCombs School of Business

Career

Mr. Cunningham has been a professor at The University of Texas since 2000. Before that he served as Chancellor and CEO of The University of Texas System, as President of The University of Texas at Austin and as Dean of the McCombs School of Business.

Qualifications

Substantial experience in accounting, marketing, finance and corporate governance, as well as experience leading a large public institution, including human capital management. Mr. Cunningham also has significant experience serving on public company boards, including over 30 years in our industry, including his time as a Director of Jefferson-Pilot Corporation, a public insurance company with whom we merged in 2006. Mr. Cunningham served as our independent Chair of the Board from 2009 to 2022, when he transitioned to the role of Lead Independent Director.

Other public company boards

John Hancock Mutual Funds, 1986–present.

Southwest Airlines Co., 2000–2024.

24     Lincoln National Corporation 2025 Proxy Statement

Item 1 | Election of Directors

Age: 62 Independent Director since: 2020 Member, Audit and Corporate Governance Committees

Reginald E. Davis

Senior Executive Vice President and President of Consumer and Small Business Banking, Flagstar Financial, Inc.

Career

Mr. Davis currently serves as Senior Executive Vice President and President of Consumer and Small Business Banking, Flagstar Financial, Inc. (formerly New York Community Bancorp, Inc.). He served as Executive Vice President and President of Banking at Flagstar Bank, FSB, since 2020, prior to Flagstar Bank’s acquisition by New York Community Bancorp in December 2022. Prior to joining Flagstar Bank, Mr. Davis served as Executive Vice President and Head of Business Banking at SunTrust Bank (now Truist Bank) from 2012 to 2019. Prior to SunTrust, he served as President of Royal Bank of Canada’s U.S. banking operations and held executive level positions at Wachovia Bank (now Wells Fargo).

Qualifications

40 years of financial services experience, including extensive consumer banking experience; substantial experience in consumer insights and technology/fintech, capital and risk management and human capital management, including management of a distributed workforce.

Other public company boards

None.

Age: 74 Independent Director since: 1998 Chair, Finance Committee Member, Compensation, Corporate Governance and Executive Committees

Eric G. Johnson

Chair of the Board of Baldwin Richardson Foods Company

Career

Mr. Johnson served as CEO of Baldwin Richardson Foods Company, a privately held manufacturer of products for the food service industry, from 1997 to 2023, and also as its President from 1997 to 2020.

Qualifications

Extensive executive management skills; expertise in marketing, finance and the development and execution of corporate strategy; experience in mergers and acquisitions. Through his years of service on our Board, Mr. Johnson has also developed a deep base of knowledge regarding our business and our industry.

Other public company boards

None in the past five years.

Lincoln National Corporation 2025 Proxy Statement     25

Item 1 | Election of Directors

Age: 70 Independent Director since: 2009 Chair, Audit Committee Member, Executive and Finance Committees

Gary C. Kelly

Chairman Emeritus, Southwest Airlines Co.

Career

Mr. Kelly is Chairman Emeritus of Southwest Airlines, after serving as Executive Chairman of the Board of Southwest Airlines from February 2022 to November 2024. He previously served as CEO of Southwest Airlines from 2004 to 2022, and as Chairman from 2008 to 2022. He also served as its President from 2008 to 2017. Prior to that, Mr. Kelly held a number of senior-level positions within the Southwest organization, including CFO. Before joining Southwest, Mr. Kelly served as a CPA for a public auditing firm. In 2024, he was appointed to the Board of Directors of the Federal Reserve Bank of Dallas and is currently serving as Deputy Chair.

Qualifications

Executive leadership and management experience at the highest levels of a public company; ability to provide insights into operational, regulatory and governance matters; substantial expertise in finance, accounting, risk management and financial reporting.

Other public company boards

Southwest Airlines Co., 2004–2024.

Age: 82

Independent Director since:
1985

Chair, Corporate Governance Committee

Member, Audit and Executive Committees

Ms. Lachman also serves as a Director of Lincoln Life & Annuity Company of New York, one of our insurance subsidiaries.

M. Leanne Lachman

President of Lachman Associates LLC and Executive-in-Residence, Columbia Graduate School of Business

Career

Ms. Lachman has served since 2003 as President of Lachman Associates LLC, an independent real estate consultancy, and since 2000 as an Executive-in-Residence at Columbia Business School. Before that she was Managing Director of Lend Lease Real Estate Investments, an institutional investment manager.

Qualifications

Extensive background in real estate analysis, investment, management and development, risk management and international operations. Through her years of service on our Board, she has acquired a deep understanding of our business, our organization and our industry.

Other public company boards

None in the past five years.

26     Lincoln National Corporation 2025 Proxy Statement

Item 1 | Election of Directors

Age: 54

Independent Director since: 2021

Member, Audit and Corporate Governance Committees

Mr. LeFebvre also serves as a Director of Lincoln Life & Annuity Company of New York, one of our insurance subsidiaries.

Dale LeFebvre

Founder and Chairman, 3.5.7.11

Career

Mr. LeFebvre is the Founder and Chairman of 3.5.7.11, a controlled investor private equity firm. Prior to the founding of 3.5.7.11 in 2008, LeFebvre was a managing partner and founder of AIC International Investments, and prior to that, a managing partner at Pharos Capital Group. Earlier in his career, he gained strategic management experience working at several Wall Street merger and acquisition firms, and he began his career as an analyst at McKinsey & Company.

Qualifications

An entrepreneur with extensive experience in investments, capital management, mergers and acquisitions and capital and risk management, as well as strategic planning, product innovation and human capital management.

Other public company boards

None.

Age: 65 Independent Director since: 2025 Member, Compensation and Finance Committees

James Morris

Retired Chairman of the Board, President and Chief Executive Officer, Pacific Life Insurance Company

Career

Mr. Morris retired as Chairman, President and Chief Executive Officer of Pacific Life Insurance Company in April 2022, having served in that role since 2007. During his 40-year career at Pacific Life, Mr. Morris held a series of management positions with increasing responsibility, including Chief Operating Officer, Executive Vice President and Chief Insurance Officer, and Senior Vice President, Individual Insurance.

Qualifications

Extensive background in the insurance industry; significant executive leadership experience, including in his former role as Chief Executive Officer of a large insurance company; and expertise in strategic planning, risk management and capital and financial management.

Other public company boards

Edison International, 2016–present.

Lincoln National Corporation 2025 Proxy Statement     27

Item 1 | Election of Directors

Age: 62 Independent Director since: 2023 Member, Audit and Compensation Committees

Owen Ryan

Chair of the Board and Co-Chief Executive Officer, BlackLine, Inc.

Career

Mr. Ryan has served as Co-CEO of Blackline, Inc., a company that provides cloud-based solutions for accounting and finance operations, since March 2023, and as Chair of its Board since January 2023. From July 2018 through April 2022, Mr. Ryan worked for Geller & Company and Geller Advisors in several roles, including CEO, Managing Principal, and Chief Strategy Officer. Geller & Company provides outsourced CFO and technology services, and Geller Advisors provides strategic advisory and wealth management services. From October 2016 to November 2017, Mr. Ryan served as President and CEO of AEGIS Insurance, a mutual insurance company. Prior to joining AEGIS Insurance, Mr. Ryan spent the majority of his career at Deloitte from 1985 until 2016, where he served as Managing Partner and CEO of Deloitte Advisory, a financial advisory company, from 2008 until 2016.

Qualifications

Significant background in the insurance industry; significant executive leadership experience, including in his current role as Co-Chief Executive Officer of a public company and prior role as Managing Partner and Chief Executive Officer; experience in the technology space; and financial and risk management expertise.

Other public company boards

BlackLine, Inc., 2018–present.

28     Lincoln National Corporation 2025 Proxy Statement

Compensation of Outside Directors

Compensation of Outside Directors

The Board adheres to the following guidelines in establishing outside director compensation:

∎	We provide competitive compensation to attract and retain high-quality outside directors; and

∎	A significant portion of each outside director’s compensation is paid in equity to help align our directors’ interests with those of our shareholders.

In accordance with our Guidelines, the Board’s compensation program is reviewed and assessed annually by the Corporate Governance Committee. As part of this review, the Corporate Governance Committee typically solicits the input of outside compensation consultants. In both 2023 and 2024, the Corporate Governance Committee asked Pay Governance LLC, an independent compensation consultant, to provide a competitive analysis of the compensation we provide to our outside directors. The independent compensation consultant prepared its analysis based on the same compensation peer group used for the Company’s annual executive compensation review, and the analysis was further informed by general industry data developed based on companies in the S&P 500. As a result of that review in 2023 and the Committee’s related discussion, the Corporate Governance Committee recommended to the Board an increase in the equity portion of the non-employee director retainer effective January 1, 2024. As a result of that review in 2024 and the Committee’s related discussion, the Corporate Governance Committee recommended making no changes to the Board compensation for 2025.

The following table shows the current director fee structure that has been in effect since January 1, 2024:

Fees

Lead Independent Director

Annual retainer (cash)	$110,000

Deferred LNC Stock Units	$240,000

Total Lead Independent Director Fees	$350,000

Directors other than Lead Independent Director

Annual retainer (cash)	$110,000

Deferred LNC Stock Units	$180,000

Total Board Fees	$290,000

Committees (cash)

Audit Committee Chair	$35,000

Audit Committee Member	$10,000

Compensation Committee Chair	$25,000

Other Committee Chair	$20,000

Share Ownership Requirements

Lincoln’s share ownership guidelines require outside directors to hold, within five years of joining the Board, interests in the Company’s common stock equal to five (5) times their applicable annual cash retainer ($550,000). Interests in our common stock that count toward the share ownership guidelines include Deferred LNC Stock Units and LNC common stock owned outright. As of December 31, 2024, all of our outside directors had interests in the Company’s common stock at least equal to the required threshold. Mr. Morris, who was elected to the Board in March 2025, has until March 2030 to meet his full share ownership requirement.

Lincoln National Corporation 2025 Proxy Statement     29

Compensation of Outside Directors

Optional Deferral of Annual Cash Retainer

In addition to receiving Board fees in the form of Deferred LNC Stock Units, directors may defer the cash component of their annual and committee retainers into various investment options under the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors (the “Directors’ DCP”).

The investment options of the Directors’ DCP track those offered to employees under the LNC Deferred Compensation and Supplemental/Excess Retirement Plan (the “DC SERP”) and include a Lincoln National Corporation Stock Fund investment option (the “LNC Stock Fund”). Like the DC SERP, the Directors’ DCP uses “phantom” versions of the investment options, meaning that accounts are credited with earnings or losses as if the amounts had been invested in the chosen investment options, and dividends are reinvested in additional phantom units.

All deferred amounts, including the portion of the annual retainer paid in Deferred LNC Stock Units, are payable only when the director retires or resigns from the Board. In addition, amounts invested in the LNC Stock Fund at the time of distribution are only payable in shares of LNC common stock.

Meeting Fees

No additional fees are paid for attending regularly scheduled Board or committee meetings, although the Corporate Governance Committee has discretion to recommend additional compensation ($1,100 per meeting) for additional meetings. No such additional compensation was paid for 2024.

Outside directors who are also directors of Lincoln Life & Annuity Company of New York (“LNY”), our indirect, wholly owned subsidiary, receive an annual cash retainer of $15,000 and a fee of $1,100 for each LNY board and committee meeting they attend. During 2024, two outside directors, Ms. Lachman and Mr. LeFebvre, also served as directors of LNY.

Other Benefits

In addition to the compensation listed above, we offer our outside directors the following benefits:

∎

Financial planning services — reimbursement of up to $20,000 for an initial financial plan and $10,000 for annual updates. In order for the director to be reimbursed, the services must be provided by a financial planner contracted with the Company or one of its affiliates.

∎

Participation — at the director’s own expense — in certain health and welfare benefits, including our self-insured medical and dental plans as well as life insurance and accidental death and dismemberment coverages.

∎

Participation in a matching charitable gift program through which Lincoln Financial Foundation, Inc. (the “Lincoln Financial Foundation”) matches donations from the director to one or more eligible organizations, up to an annual total of $15,000 for all gifts. For 2024, directors were eligible to receive matching donations totaling up to an additional $15,000 in the event the director chose to donate such additional amount to a specified charity in memory of Mr. Mee.

30     Lincoln National Corporation 2025 Proxy Statement

Compensation of Outside Directors

Compensation of Non-Employee Directors* During 2024

Name	Fees earned or paid in cash[1] ($)	Stock awards[2] ($)	All other compensation[3] ($)	Total ($)

Deirdre P. Connelly	141,495	180,000	—	321,495

William H. Cunningham	110,000	240,000	16,000	366,000

Reginald E. Davis	120,000	180,000	—	300,000

Eric G. Johnson	130,000	180,000	—	310,000

Gary C. Kelly	145,000	180,000	10,000	335,000

M. Leanne Lachman	145,161	180,000	30,000	355,161

Dale LeFebvre	141,410	180,000	—	321,410

Janet Liang[4]	110,000	180,000	—	290,000

Michael F. Mee[5]	95,014	126,685	—	221,699

Owen Ryan	120,000	180,000	—	300,000

Lynn M. Utter	110,000	180,000	15,500	305,500

*	Ellen G. Cooper, our Chairman, President and CEO, receives no additional compensation in respect of her services as a director and, therefore, is not included in this table.

[1]

The fees shown in this column include annual retainer fees paid in cash and also include any fees that an outside director was paid as the chair of a committee, as a member of the Audit Committee, or for service on the board of directors of LNY. Fees are prorated for partial service during the year. For their service on the LNY board during 2024, Ms. Lachman and Mr. LeFebvre received total fees of $19,400 and $21,410, respectively.

[2]

The fair value of the stock awards was determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“Topic 718”). The assumptions made in calculating the grant date fair value of stock awards are set forth in Note 16 of the Notes to the Consolidated Financial Statements, included in Item 8 of our Form 10-K for the fiscal year ended December 31, 2024. The following table shows the number of Deferred LNC Stock Units held by each director as of December 31, 2024. None of the directors held any Options as of such date.

Name	Deferred LNC Stock Units**

Deirdre P. Connelly	38,707

William H. Cunningham	175,245

Reginald E. Davis	22,182

Eric G. Johnson	104,676

Gary C. Kelly	65,119

M. Leanne Lachman	72,687

Dale LeFebvre	21,427

Janet Liang	29,222

Owen Ryan	13,004

Lynn M. Utter	55,309

**

Deferred LNC Stock Units include amounts reported in the Stock Awards column of the 2024 Compensation table above, phantom units awarded under the LNC Directors’ Value Sharing Plan, which was terminated on July 1, 2004, and any phantom units held by the director in the LNC Stock Fund under the Directors’ DCP pursuant to an election to defer cash Board fees, plus any accrued dividend equivalents, which are automatically reinvested in additional phantom units of our common stock per the terms of the applicable plan.

[3]

Represents contributions made on the director’s behalf under the matching charitable gift program, and for Ms. Lachman and Mr. Kelly also includes the reimbursement of fees paid to a qualifying financial planner for financial planning services in the amount of $10,000.

[4]	Ms. Liang resigned from the Board effective January 30, 2025, in connection with her pursuit of a new employment opportunity.

[5]	Mr. Mee passed away on September 13, 2024.

Lincoln National Corporation 2025 Proxy Statement     31

Item 2 | Ratification of Appointment

Item 2 | Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee evaluates the performance of the Company’s independent auditors each year and determines whether to reengage them or consider other firms. In doing so, the Audit Committee considers the auditor’s service quality and efficiency, capability, technical expertise, and knowledge of our operations and industry. The Audit Committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for fiscal year 2025. We have engaged this firm and its predecessors in this capacity continuously since 1968 for LNC and since 1966 for subsidiaries of LNC. In addition, the Audit Committee is involved in the selection of EY’s lead engagement partner and ensures that the mandated rotation of the lead partner occurs routinely. The current lead EY partner’s engagement began in 2023, and he is eligible to serve in that capacity through the end of the 2027 audit. The process for selecting the Company’s lead audit partner includes the vetting of candidates by management and the Audit Committee Chair, including interviews with candidates prior to making a selection.

As a matter of good corporate governance, we request that our shareholders ratify (approve) this appointment, even though this is not required. If shareholders do not ratify this appointment, the Audit Committee will take note of that and may reconsider its decision. If shareholders do ratify this appointment, the committee will still have discretion to terminate EY and retain another accounting firm at any time during the year.

Representatives of EY will be present at the Annual Meeting, where they will be given the opportunity to make a statement if they wish to do so. They will also be available to respond to questions about their audit of our consolidated financial statements and internal controls over financial reporting for fiscal year 2024.

Independent Registered Public Accounting Firm Fees and Services

The table below shows the total fees that EY received for professional services rendered for fiscal years 2024 and 2023, with a breakdown of fees paid for different categories of work.

	Fiscal year ended December 31, 2024	% of Total Fees	Fiscal year ended December 31, 2023	% of Total Fees

Audit Fees[1]	$12,793,630	88.5%	$13,031,857	89.0%

Audit-Related Fees[2]	1,655,715	11.5%	1,603,915	11.0%

Tax Fees[3]	—	—	—	—

All Other Fees	—	—	—	—

Total Fees	$14,449,345	100.0%	$14,635,772	100.0%

[1]

Audit Fees. Fees for audit services include fees and expenses associated with the annual audit, the reviews of our interim financial statements included in quarterly reports on Form 10-Q, accounting consultations directly associated with the audit, and services normally provided in connection with statutory and regulatory filings.

[2]

Audit-Related Fees. Audit-related services principally include employee benefit plan audits, auditor reports on internal controls, due diligence procedures in connection with acquisitions and dispositions, reviews of registration statements and prospectuses, and accounting consultations not directly associated with the audit or quarterly reviews.

[3]	Tax Fees. Fees for tax services include tax-filing and advisory services.

32     Lincoln National Corporation 2025 Proxy Statement

Item 2 | Ratification of Appointment

Audit Committee Pre-Approval Policy

The Audit Committee has policies and procedures to preapprove all audit and permissible non-audit services that our independent auditors provide. Management submits to the Audit Committee for approval a schedule of all audit, tax and other related services it expects the firm to provide during the year. The schedule includes examples of typical or known services expected to be performed, listed by category, to illustrate the types of services to be provided under each category. The Audit Committee preapproves the services by category, with specific dollar limits for each category. If management wants to engage the accounting firm for additional services, management must receive approval from the Audit Committee for those services. The Audit Committee chair also has the authority to preapprove services between meetings, subject to certain dollar limitations, and must notify the full Audit Committee of any such preapprovals at its next scheduled meeting.

Other Information

EY has advised us that neither it nor any member of the firm has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. The Company has made similar inquiries of our directors and executive officers, and we have identified no such direct or indirect financial interest in EY.

Audit Committee Report

Management has primary responsibility for:

∎	preparing our financial statements;

∎	establishing financial reporting systems and internal controls; and

∎	reporting on the effectiveness of our internal control over financial reporting.

The Company’s independent registered public accounting firm is responsible for:

∎	performing an independent audit of our consolidated financial statements;

∎	issuing a report on those financial statements; and

∎	issuing an attestation report on our internal control over financial reporting.

In this context, the Audit Committee has:

∎	reviewed and discussed with management the audited financial statements for fiscal year 2024;

∎

discussed with our accounting firm the matters that the Public Company Accounting Oversight Board (“PCAOB”) requires them to discuss as per Auditing Standard No. 1301, Communications with Audit Committee;

∎	received the written disclosures and letter from our accounting firm that the PCAOB requires regarding the firm’s communications with the Audit Committee concerning independence; and

∎	discussed with our accounting firm that firm’s independence.

Based upon the review and discussions referred to in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements for fiscal year 2024 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

The Audit Committee

Deirdre P. Connelly

Reginald E. Davis

Gary C. Kelly, Chair

M. Leanne Lachman

Dale LeFebvre

Owen Ryan

Lincoln National Corporation 2025 Proxy Statement     33

Item 3 | Advisory Proposal on Executive Compensation

Item 3 | Advisory Proposal on Executive Compensation

The Board recognizes that providing shareholders with an advisory vote on executive compensation can produce useful information on investor sentiment regarding the Company’s executive compensation programs. As a result, this proposal provides shareholders with the opportunity to cast an advisory vote on the compensation of our executive management team, as described in the section of this proxy statement entitled “Compensation Discussion & Analysis” (“CD&A”), and endorse or not endorse our fiscal 2024 executive compensation philosophy, programs and policies, and the compensation paid to the Named Executive Officers. As discussed in detail in the CD&A, our executive compensation principles and underlying programs are designed to:

∎	link executive pay directly to the attainment of short-term and long-term financial, business and strategic goals, which we refer to as “pay for performance;”

∎	align the interests of our executive officers with those of our shareholders; and

∎	attract, motivate and retain high-caliber executives who are crucial to our long-term success.

Key features of our compensation programs include:

Pay for Performance. We link our executives’ targeted direct compensation to the performance of the Company as a whole, with the largest portion delivered as variable pay in the form of long-term equity awards and an annual incentive award. For instance, for 2024, 91% of our CEO’s compensation for that role was at risk and variable.

Compensation Tied to Enterprise Performance and Shareholder Return. Our annual and long-term incentive compensation programs have multiple balanced performance measures and goals that tie executive compensation to key enterprise performance metrics and shareholder return.

Governance/Compensation Best Practices. Among the best practices we follow: we have an independent Compensation Committee and compensation consultant; we have caps on payouts for incentive compensation; we do not provide tax gross-up benefits upon our change of control, or otherwise, to our executive officers; and we have a double-trigger equity vesting requirement upon a change of control of the Company.

Share Ownership Requirements. Our executives are subject to rigorous share ownership guidelines to further align their interests with the long-term interests of our shareholders. For instance, our CEO is required to hold an amount of our shares equal to seven times her base salary, and our other executive officers must hold shares equal to four times their base salary.

In addition, we recognize that strong governance/compensation principles are essential to an effective executive compensation program. These governance/compensation principles and our executive compensation philosophy are established by the Compensation Committee. The Compensation Committee regularly reviews the compensation programs applicable to our executive officers to ensure that the programs support our objectives of aligning our executive compensation structure with our shareholders’ interests and current market practices.

Our compensation policies and procedures are described in detail in the CD&A.

Although the advisory vote on this proposal is non-binding — meaning that our Board is not required to adjust our executives’ compensation or our compensation programs or policies as a result of the vote — the Board and the Compensation Committee will consider the voting results when determining compensation policies and decisions, including future executive compensation decisions. Notwithstanding the advisory nature of the vote, the resolution will be approved if more votes are cast for the proposal than against it. Abstentions and broker non-votes will not count as votes cast either for or against the proposal. We intend to hold a non-binding advisory vote on executive compensation each year, with the next such vote at our 2026 Annual Meeting of Shareholders.

34     Lincoln National Corporation 2025 Proxy Statement

Item 3 | Advisory Proposal on Executive Compensation

We urge you to read the CD&A and other information in “Executive Compensation Tables,” which we believe demonstrate that our executive compensation programs align our executives’ compensation with our short- and long-term performance; provide the incentives needed to attract, motivate and retain key executives crucial to our long-term success; and align the interests of our executive officers with those of our shareholders.

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the 2024 compensation tables regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement.”

Lincoln National Corporation 2025 Proxy Statement     35

Compensation Discussion & Analysis

Compensation Discussion & Analysis

This Compensation Discussion & Analysis (“CD&A”) contains information about:

∎	our fundamental pay-for-performance compensation philosophy

∎	the structure of our compensation programs and the reasoning behind this structure

∎	how compensation decisions are made and how our compensation programs are administered

∎	the compensation we paid under our performance-based incentive programs for performance periods ending in 2024, and how it related to our short- and long-term performance results

The CD&A also details the compensation of our NEOs (also referred to as “executives” or “executive officers”) included in the “Executive Compensation Tables” section of this proxy statement. These NEOs are:

Ellen G. Cooper	President and CEO

Christopher Neczypor	Executive Vice President and CFO

James Reid	Executive Vice President and President, Workplace Solutions

Kenneth S. Solon	Executive Vice President and Head of IT Transition[1]

Sean N. Woodroffe	Executive Vice President and Chief People, Culture and Communications Officer

Matthew Grove	Former Executive Vice President and President, Retail Solutions[2]

[1]

Mr. Solon served as an executive officer of the Company through and including December 31, 2024. He was a non-executive officer employee of the Company from January 1, 2025, through his retirement date effective March 31, 2025. He began 2024 in the role of Executive Vice President, Chief Technology Officer and assumed the role of Executive Vice President, Head of IT Transition effective November 18, 2024, to oversee the strategic transition of the Company’s Information Technology efforts, working closely with the Company’s new Chief Information Officer.

[2]

Mr. Grove served as Executive Vice President and President, Retail Solutions, until May 15, 2024, on which date he ceased to be an executive officer of the Company. His employment with the Company ended December 31, 2024. For information on amounts paid or accrued in connection with Mr. Grove’s involuntary not-for-cause termination, see the “All Other Compensation” footnote to the “Summary Compensation Table” and “Potential Payments upon Termination or Change of Control” in the “Executive Compensation Tables” section of this proxy statement.

We encourage you to read the CD&A in conjunction with the information in “Executive Compensation Tables.”

To ensure the continued effectiveness of our pay-for-performance culture, the Compensation Committee annually engages in a robust and rigorous process to review, discuss and approve the elements, measures, targets, weightings and payouts of our executive compensation programs. In setting the programs’ performance measures and goals, the Compensation Committee chooses metrics that are linked to our long-term financial plan or that otherwise drive our overall corporate strategy and reflect our shareholders’ feedback. The compensation of our executives is tied closely to the achievement of short- and long-term goals that support our long-term business strategy and measure the creation of sustainable long-term shareholder value.

Executive Summary

2024 Full-Year Business Performance Overview

As a company with 120 years of history, we recognize that a consistent focus on our purpose is what will allow us to deliver value to our customers, employees, communities and shareholders for the next century and beyond. At our core, our purpose is to provide financial protection and security to our customers and their families. We continue to deliver on this mission and our promises.

2024 was a year of significant progress for Lincoln as we further repositioned the Company for sustained long-term value creation. We delivered strong results and outperformed relative to the financial objectives we established last year. We also successfully advanced our strategy, which is focused on three objectives:

∎	Build a strong capital foundation to ensure enterprise stability across market cycles and support investment for future growth;

∎	Optimize our operating model to advance a scalable framework to maximize our resources; and

∎	Deliver profitable growth to improve free cash flow and expand the franchise.

36     Lincoln National Corporation 2025 Proxy Statement

Compensation Discussion & Analysis

On building a strong capital foundation, we communicated our goal to build and maintain an RBC ratio of 420%, a 20-percentage-point buffer over our target of 400%. We closed on the sale of our wealth management business, generating approximately $650 million in net statutory capital benefit. This transaction, along with other management actions, resulted in a significant improvement in our RBC ratio, and we finished the year with an RBC ratio over 430%, more than 30 percentage points above our target. As this sale was a key initiative for 2024, it was included as an action in our AIP metric Actions to Improve Distributable Earnings.

On optimizing our operating model, we made solid progress last year across all four businesses. We took targeted actions to reduce operating costs and increase organizational efficiency while investing to drive future profitable growth. We further optimized our investment strategy and established a Bermuda-based affiliated reinsurance subsidiary to support our financial objectives and increase our free cash flow over time.

On delivering profitable growth, we grew our Group Protection business across products and market segments while prioritizing profitability over top-line growth, evolved our Annuities business to a more balanced mix with a higher proportion of spread-based products, repositioned our Life business by optimizing our product portfolio and realigning our distribution model, and built upon the products and capabilities of our Retirement Plan Services business.

Business Highlights for 2024

Our 2024 full-year results were driven by substantial progress in each of our businesses and reflected strong execution of our strategic priorities.

∎

Group Protection delivered record full-year earnings and sales, and its margin grew to 8.3% for the year. This result was attributable to disciplined pricing, strong operational execution and a favorable macro backdrop.

∎

Annuities delivered 8% growth in earnings and 7% growth in sales year over year, with a diversified mix across product categories and approximately two-thirds of full-year sales attributable to spread-based products, in line with our strategy.

∎

Life Insurance sales, given our objective of refocusing this business on accumulation and protection products with more risk sharing, declined for the full year as expected. However, we made significant progress in building out additional product features to expand our solution set. Additionally, we realigned our Life distribution team to optimize our wholesaler footprint, which will support the acceleration of our product shift over time.

∎

Retirement Plan Services delivered strong full-year performance with first-year sales increasing nearly 70% and total deposits up 25%. Retirement Plan Services achieved its tenth consecutive year of positive flows, and end-of-period account balances increased 11.5% year over year.

∎	As noted above, the sale of our wealth management business closed in the second quarter and increased capital during the year.

∎

We established a Bermuda-based affiliated reinsurance company and executed on both in-force and new business transactions to further support our financial objectives and increase our free cash flow over time.

∎	We had growth in full-year 2024 earnings both on a net income and an adjusted operating income basis.

∎	We also experienced a significant improvement in our one-year total shareholder return to 24.8% for the year as our broad-based execution and results resonated with investors.

In sum, we achieved strong results in 2024 that were ahead of our expectations and demonstrated continued momentum in building a solid capital foundation, increasing operational efficiency, and delivering profitable growth to position the Company for long-term shareholder value creation.

This performance is directly reflected in the incentive compensation results for our NEOs for 2024, as discussed further below under “Our Pay for Performance Philosophy.”

More information on our business performance during 2024 is available in our 2024 Annual Report to Shareholders.

Lincoln National Corporation 2025 Proxy Statement     37

Compensation Discussion & Analysis

Our Pay for Performance Philosophy

We believe that those executives with significant responsibility and a greater ability to influence the Company’s results should have a significant portion of their total compensation tied directly to business results. Therefore, the vast majority of our NEO compensation is tied to Company performance. This also means that the vast majority of our NEO compensation is “at risk”— meaning that an executive will not reach his or her targeted pay amounts if the Company’s performance does not meet expectations.

In keeping with this philosophy, annual and long-term incentive awards are the largest components of total NEO compensation, and the fixed pay element — base salary — is the smallest. The variable components are:

∎

The Annual Incentive Program (“AIP”), which ties compensation to a balanced mix of key Company quantitative performance metrics and specific, measurable actions and strategic objectives that, while measured annually, also support our long-term strategic goals; and

∎

The Long-Term Incentive Program (“LTI”), which consists of a mix of long-term equity grants — including performance share awards (“PSAs”) tied to absolute and relative metrics that reward increased shareholder value over a three-year period and restricted stock units (“RSUs”). (Consistent with the practices of many of our peers, beginning in 2024, we ceased granting nonqualified stock options to purchase our common stock (“Options”) to our executive officers and removed Options from our LTI equity mix.)

As the following charts show, 91% of our CEO’s and 80% of other NEOs’ 2024 target direct compensation was variable (i.e., based on Company performance, including that of our stock price) and at risk.

Note, the relative weightings shown in these charts reflect AIP and LTI payouts at target and therefore will not align exactly with the amounts disclosed in the Summary Compensation Table in “Executive Compensation Tables.”

38     Lincoln National Corporation 2025 Proxy Statement

Compensation Discussion & Analysis

The following chart shows how Company performance specifically impacted the 2024 realized compensation of our CEO. Compared to the value of Ms. Cooper’s 2024 target compensation, Ms. Cooper’s actual realized compensation was only 61% of her target opportunity.

CEO 2024 Target[1] and Realized[2] Compensation
$10,909,704
$1,293,774
$3,824,246
$1,293,799
$3,300,000
$1,197,885
$6,656,715
$753,030
$4,705,800
$1,197,885
Target
Realized
Base Salary
AIP
RSUs
PSAs
Options

[1]

Target Compensation represents 2024 base salary paid, 2024 target AIP award, and grant date fair value of RSUs, target PSAs and Options awarded on February 16, 2022, and May 26, 2022, under the 2022-2024 LTI program. Ms. Cooper was serving as the Company’s Executive Vice President, Head of Enterprise Risk and Annuity Solutions when she received her initial 2022 LTI award in February 2022. The Compensation Committee approved an increase to Ms. Cooper’s 2022 target LTI award upon her transition to the CEO role, resulting in the May 2022 incremental LTI grants.

[2]

Realized Compensation represents 2024 base salary paid, 2024 actual AIP payout (as approved in the first quarter of 2025), the value realized upon vesting on February 16, 2025, of the RSUs granted in February 2022 and an assumed value to be realized upon vesting on May 26, 2025, of the RSUs granted in May 2022, using the closing sale price of the Company’s common stock on the NYSE on February 14, 2025 ($39.09) (in each case not including dividend equivalents accrued). There were no PSAs earned or paid out for the 2022-2024 LTI performance cycle. The Options granted in February 2022 were fully vested as of February 16, 2025, but had no value as of the vesting date because they were underwater, with an exercise price of $73.51. Two-thirds of the Options granted in May 2022 were vested as February 16, 2025, but neither those vested Options nor the remaining unvested portion had any value as of such date because they were underwater, with an exercise price of $57.16.

Lincoln National Corporation 2025 Proxy Statement     39

Compensation Discussion & Analysis

Executive Compensation Best Practices – What We Do and What We Don’t Do

When evaluating our compensation practices and policies, the Compensation Committee takes into account competitive market trends and best practices, as well as the views of our shareholders. Examples of our governance and compensation practices include:

What we DO	What we DON’T Do

We have robust stock ownership guidelines for our executives	No director or executive officer may pledge, hedge or speculate in Lincoln securities

Awards under our annual and long-term incentive programs are capped	No employment agreements with NEOs

The Compensation Committee uses an independent compensation consultant for compensation decisions	No tax gross-ups upon our change of control, or otherwise, for our executive officers

There is an annual assessment of compensation risks	No payment of dividends on RSUs or PSAs unless and until the award vests

All long-term incentive awards are granted in equity	No compensation programs that encourage unreasonable risk-taking will be implemented

60% of CEO LTI awards were granted as PSAs and 50% of LTI awards were granted as PSAs for our other NEOs	No repricing or exchange of underwater stock options without shareholder approval

We require 55th percentile (or above median) performance to earn a payout under the Relative TSR metric in our LTI program	No executive officer is eligible for a pension program

We must have positive absolute TSR to pay out above target under the Relative TSR metric in our LTI program	No counting of outstanding PSAs or in-the-money Options when determining whether share ownership guidelines have been met

Incentive-based compensation awards for our executive officers, including cash and equity awards, are subject to the Company’s Clawback Policy and equity award clawback provisions, as applicable	No accelerated vesting of equity awards upon a change of control without a “double trigger” loss of employment for an NEO as defined in the change of control plan

We have an annual vote on Say on Pay	No excessive perquisites for our executive officers

We conduct proactive annual shareholder engagement with a formal process to share feedback with the Board

2024 Shareholder Vote on Executive Compensation and Shareholder Engagement and Response to Feedback

We appreciate and value the views and insights of our shareholders. At our 2024 Annual Meeting of Shareholders, 84% of shareholder votes were cast in favor of the “say on pay” advisory resolution on executive compensation. We annually review the design of our executive compensation program and have continued to evolve our program in light of engagement feedback and the level of support for our say on pay advisory resolution since 2020.

Over the past several years, the Compensation Committee has made direct changes to our executive compensation program in response to shareholder feedback, an analysis of market practices and the Committee’s own assessment of the program’s alignment to strategy and effectiveness. Each year, these changes have furthered the alignment between Company performance and shareholder interests, most notably:

∎	2020—2022: increased the percentage of our CEO’s long-term incentive award granted in PSAs;

∎	2022: set the total target direct compensation for the incoming CEO at the median of our peers;

∎

2023: adjusted the Relative TSR metric in the LTI program to require above-median performance for target payout and capping the payout at target if absolute TSR is negative, adopted a new cash severance policy and made changes to the LNC Executives’ Severance Plan for Officers, as discussed further in “Executive Compensation Tables—Potential Payments upon Termination or Change of Control;”

40     Lincoln National Corporation 2025 Proxy Statement

Compensation Discussion & Analysis

∎

2024: beginning with LTI awards granted in 2024, eliminated Options from the LTI equity mix and replaced with RSUs, consistent with the practices of many of our peers and based on the Compensation Committee’s assessment of an appropriate risk/reward balance.

During 2024, we continued our ongoing, proactive shareholder engagement program. This program complements the ongoing dialogue throughout the year among our shareholders, CEO, CFO and Investor Relations team on financial and strategic performance. Our engagement program is designed to reach out to our shareholders and hear their perspectives about issues that are important to them, both generally and with regard to the Company, and gather feedback. We believe this engagement program promotes transparency among our Board, management and our shareholders and builds informed and productive relationships.

In the fall of 2024, we reached out to investors representing over 54% of our shares outstanding and engaged with investors representing approximately 38% of our outstanding shares. If requested, a Board member would join the conversation.

The engagement involved discussions on:

∎	executive compensation;

∎	board leadership, refreshment and composition;

∎	sustainability practices;
∎	human capital management efforts; and

∎	other areas of focus for our shareholders regarding our governance practices and disclosures.

During these fall 2024 engagements, shareholders were broadly supportive of the modifications the Company has made to its compensation program in recent years and the underlying rationale of those changes. The feedback from these meetings was shared with the Compensation Committee and the Corporate Governance Committee, as well as the full Board. Based on the feedback from our 2024 shareholder outreach efforts, the Compensation Committee concluded that its decisions made in 2024 with respect to the overall design and operation of the Company’s executive compensation program were in large part acceptable to a majority of the Company’s shareholders.

2024 Compensation Program Changes

The Compensation Committee approved changes to the design of the Company’s incentive compensation programs beginning in 2023 in order to align the incentive plan measures with the Company’s shift in enterprise focus to rebuild capital and our enterprise strategic objectives. As discussed in our 2024 proxy statement, the Company executed well against its strategic objectives during 2023, and, for 2024, the Company’s strategic objectives continued to focus on the same themes, including (i) protecting and rebuilding capital, (ii) improving free cash flow (including through maximizing distributable earnings) and (iii) growing profitably. The Compensation Committee believes that thoughtful alignment of incentive plan measures with our strategy is important to drive the right actions to effectively deliver results that we believe will be drivers of the creation of sustainable long-term shareholder value. Accordingly, in 2024, the Compensation Committee took additional incremental actions to further align our incentive compensation plans to the Company’s enterprise strategic objectives.

2024 AIP Changes

For the 2024 AIP, the Compensation Committee retained and updated the financial, business and strategic performance measures used for the 2023 AIP, while adjusting the weightings of the financial performance measures to place greater emphasis on the largest drivers of the Company’s underlying performance.

Lincoln National Corporation 2025 Proxy Statement     41

Compensation Discussion & Analysis

Specifically, the changes applicable to our CEO included:

∎	Increasing the weighting of the Income from Operations per Share measure from 40% to 45%, in line with our strategy to grow profitably;

∎	Increasing the weighting of the Controllable Costs measure from 10% to 15%, reflecting a continued focus on expense management; and

∎	Decreasing the weighting of the Business Unit Sales and Capital Usage measure from 25% to 15%, in line with our focus to deliver profitable growth to improve free cash flow over time.

Weightings for the financial performance measures for the other NEOs vary depending on their role. See “Annual Cash Compensation for 2024 – Annual Incentive Program” for more information.

The Compensation Committee maintained the weightings of the Actions to Improve Distributable Earnings and Strategic Priorities measures (at 15% and 10%, respectively) to reflect management’s continued emphasis on these actions and priorities to support future growth.

For more information about each AIP measure, the specific goals applicable to each NEO and the weightings of each, see “Annual Cash Compensation for 2024 – Annual Incentive Program.”

2024 LTI Program Changes

The Compensation Committee adjusted the LTI equity pay mix beginning with the Company’s 2024 LTI program by:

∎	Discontinuing the use of Options as part of the LTI program, as is consistent with the practice of many of our peers and based on the Committee’s assessment of an appropriate risk/reward balance; and

∎

Setting the CEO pay mix at 60% PSAs and 40% RSUs and the pay mix for the other NEOs at 50% PSAs and 50% RSUs (in each case replacing with RSUs the portion of the pay mix that had been allocated to Options in the 2023 LTI program in order to maintain the percentage of the award allocated to PSAs).

In addition, in February 2024, the Compensation Committee considered and approved the performance measures for the 2024-2026 performance cycle, selecting Relative TSR and Operating ROE as the two principal performance measures and including a diversity, equity and inclusion modifier goal similar to the modifier that that has been a part of the Company’s LTI program since the 2021-2023 performance cycle. In February 2025, as part of its review of the Company’s talent strategy and initiatives, management recommended, and the Compensation Committee determined, to discontinue the use of a diversity, equity and inclusion modifier as part of the LTI program, given the evolution of our talent management strategy. As a result, the Committee removed the modifier from the performance measures for the 2024-2026 performance cycle and the 2023-2025 performance cycle. The removal of the modifier impacts the potential threshold and maximum payout for the PSAs granted for these cycles, as the payouts will no longer be eligible for adjustment up or down by up to 16% based on the achievement of the modifier goal. As a result, the potential maximum payout of the PSAs under both of these cycles will decrease from 232% of target to 200% of target. The modifier had no impact on the PSA payouts under the 2021-2023 or 2022-2024 performance cycles that have already concluded.

The Compensation Committee takes into consideration the enterprise strategy and other factors, such as the macroeconomic environment in which we are currently operating, as well as shareholder feedback when making decisions with respect to executive compensation and incentive compensation plans.

Looking Forward

In line with the decision made by the Compensation Committee with respect to the 2024 and 2023 LTI programs, when establishing the metrics for the 2025-2027 LTI program in February 2025, the Committee approved Relative TSR and Operating ROE as the only metrics to measure performance over the three-year performance cycle. The Compensation Committee also set the equity pay mix for the 2025 LTI program at 40% RSUs and 60% PSAs for the CEO and at 50% RSUs and 50% PSAs for the other NEOs, consistent with the 2024 LTI program equity pay mix.

42     Lincoln National Corporation 2025 Proxy Statement

Compensation Discussion & Analysis

Components of Our Compensation Program

The following table outlines the components of target total direct compensation for 2024 and how each component aligns with our objectives and guiding principles.

Compensation component	What it rewards	How it aligns with our objectives	Performance measured	Fixed or at risk	Cash or equity

Base Salary	∎ Sustained high level of performance ∎ Highly developed skills and abilities critical to success of the business ∎ Experience and time in position	∎ Competitive base salaries enable us to attract and retain top talent ∎ Merit-based salary increases align with our pay-for-performance philosophy	Individual	Fixed	Cash

Annual Incentive Program (“AIP”) Awards	∎ Company performance during the year against key financial, business and strategic goals ∎ Specific business-unit performance during the year, measured against business-unit financial goals

∎  Competitive targets enable us to attract and retain top talent

∎  Payouts depend on the achievement of established performance measures and goals that align pay with performance and support shareholder value creation

			Corporate and business unit	At Risk	Cash

Long-term incentive awards

Performance Shares	∎ Meeting or exceeding our return on equity goal ∎ Total shareholder return performance relative to that of other companies in our sector ∎ Continued service

∎  Payout is based on metrics important to our shareholders and critical to value creation

∎  Relative performance metric creates incentive to outperform peers, with absolute metric rewarding performance versus financial plan

∎  Three-year performance period supports retention and aligns pay with performance over an extended period of time

			Corporate	At Risk	Equity

Restricted Stock Units	∎ Increase in stock price and dividends ∎ Continued service	∎ Value rises or falls as our stock price and dividend increase or decrease ∎ Three-year cliff vesting supports retention	Corporate	At Risk	Equity

Lincoln National Corporation 2025 Proxy Statement     43

Compensation Discussion & Analysis

Our Executive Compensation Program Pay for Performance Philosophy

Our executive compensation program has three key objectives:

∎

Pay for performance. To link executive pay directly to the attainment of short- and long-term financial, business and strategic goals, using short-term metrics that correlate with our business strategy and financial success and long-term metrics that correlate to long-term shareholder value and company strategy.

∎	Alignment with shareholders. To provide compensation arrangements that link the interests of our executive officers to those of our shareholders.

∎

Competitive compensation. To attract and retain high-caliber executive talent, taking into consideration market data as well as a number of other factors, including succession planning and the overall level of competition in the market for executive talent.

These objectives, discussed below, guide us in setting and paying compensation to our NEOs.

Pay for Performance

Our executive compensation program is based on a “pay for performance” philosophy: the majority of our executives’ target compensation is made up of variable (“at risk”) compensation, in the form of annual cash incentive awards and long-term equity awards, that is linked to short- and long-term business and/or strategic performance and each individual’s contribution to that performance. In measuring an executive’s contribution, we put a strong emphasis on the individual’s role in implementing strategies, achieving key strategic priorities and driving performance specific to their function or the operating units they direct.

The key objectives of our pay for performance philosophy are to:

∎	Emphasize compensation that is at risk based on performance rather than compensation that is fixed — for instance, only 9% of our CEO’s target annual pay is fixed;

∎	Allow the compensation of our executives to vary meaningfully with performance; and

∎	Reward the achievement of growth, profitability and shareholder returns — in both the short-term and long-term — through balanced incentive programs.

Balanced Performance Measures and Goals

It is important to us and to our executives that performance goals be objectively measurable, and that compensation be paid based on easily understood criteria that drive shareholder value.

To implement our pay for performance philosophy, the Compensation Committee, in consultation with external compensation experts, chooses performance measures for our NEO incentive programs that focus on our overall corporate business strategies and that, if achieved, create sustained growth for our shareholders:

∎	Our AIP is based on the key financial, business and strategic measures indicative of Lincoln’s current and future growth and profitability; and

∎	Our LTI uses measures that correlate directly to the creation of long-term value for Lincoln’s shareholders.

In setting the goals, management and the Compensation Committee intend for the target performance levels to be challenging yet attainable and the maximum performance levels to present a substantial challenge for our NEOs, thereby creating a strong incentive to produce above-target results. Annually, the Compensation Committee reviews and engages in robust discussions regarding the performance measures for each program to ensure that the metrics selected are appropriate, aligned with our current corporate strategy and sufficiently rigorous. For 2024, the Compensation Committee chose the following financial, business and strategic performance measures, with the weightings of the financial performance measures adjusted for 2024 to place greater emphasis on the largest drivers of the Company’s underlying performance.

44     Lincoln National Corporation 2025 Proxy Statement

Compensation Discussion & Analysis

2024 Annual Incentive Program

Financial Performance Measures	Weighting*	Why chosen

Income from Operations per Share	45%	This is a key measure of profitability that management uses to evaluate our business and that investors commonly use to value companies in the financial services industry.

Business Unit Sales and Capital Usage	15%

In our business, sales create value because, over time and at a compounded growth rate, they are an indicator of future profitability. In addition, we believe that distribution strength (depth and breadth) is an important driver of our valuation and that sales are an effective way to measure the value of the distribution franchise and overall product competitiveness. Given our enterprise focus on building capital, capital usage is a component of this performance goal to reinforce and incentivize achievement of the Company’s enterprise strategic objective to build a strong capital foundation.

Controllable Costs	15%

Management establishes annual budgets for the Company and for each business unit and functional area that include targeted expense savings and are key to the success of our financial plan. The Compensation Committee sets a budget-related performance goal to reinforce the importance of cost efficiencies and expense management across the entire organization.

Business and Strategic Performance Measures**

Actions to Improve Distributable Earnings	15%

This measure incentivizes and rewards the execution of specific, measurable business actions to improve the Company’s distributable earnings, in alignment with the Company’s 2024 enterprise strategic objective to protect and rebuild our capital position.

Strategic Priorities	10%

This measure incentivizes and rewards the execution of specific measurable actions that are tied to objective goals that are aligned to the Company’s long-term strategy and that overall support the achievement of the Company’s financial goals.

*	Represents weighting for CEO only. Weightings and specific goals for other NEOs vary depending on their role. See “Annual Cash Compensation for 2024 – Annual Incentive Program” for more information.

**

For more information on the business and strategic performance measures for the 2024 AIP, see “Annual Cash Compensation for 2024 – Annual Incentive Program – 2024 Performance Results and Actual Payouts.”

2024 Long-Term Incentive Program

Performance measure	Weighting	Why chosen

Operating Return on Equity (Operating ROE)	50%

This is an important measure used to value companies — especially those in the financial services industry — because it is a critical indicator of capital efficiency and correlates closely with long-term shareholder value.

Relative Total Shareholder Return (Relative TSR)	50%	This measure reflects the Company’s delivery of shareholder value over time relative to that of our peers.

Lincoln National Corporation 2025 Proxy Statement     45

Compensation Discussion & Analysis

Alignment with Shareholders
Through our annual and long-term incentive compensation programs, our share ownership guidelines and the design and governance features of our long-term equity programs, we tie the financial interests of our NEOs to those of our shareholders.
For both the annual and long-term programs, the Compensation Committee chooses performance goals that align with our enterprise strategic objectives.
Long-Term Incentives
The equity-based awards that comprise our long-term incentive compensation are the largest percentage of our NEOs’ targeted direct compensation (66% in the case of our CEO and 49% on average in the case of our other NEOs). To provide a balanced incentive program, executives receive a mix of equity-based compensation awards, which include PSAs and RSUs as discussed above.
Share Ownership Guidelines
Our share ownership guidelines formalize the Compensation Committee’s belief that our officers should maintain a material personal financial stake in the Company. The guidelines also promote a long-term perspective in managing our business by linking the long-term interests of our executives with those of our shareholders and reducing the incentive for short-term risk-taking.
Our robust share ownership guidelines provide a significant alignment of our executives with shareholders through the risks and rewards of stock ownership. The share ownership guidelines are based on multiples of base salary. If at any point an NEO does not meet the share ownership guidelines, the executive must hold 50% of the net profit shares resulting from equity-based LTI awards that are exercised or vest, as applicable, until the required ownership level is met. Net profit shares reflect the value of the number of shares remaining in respect of exercised or settled equity-based awards after payment of the Option exercise price and taxes owed at the time of exercise plus the after-tax
value of any vested RSUs or earned PSAs.
The table below shows our share ownership guidelines by officer tier:

Share Ownership Guidelines

Officer position	Value of shares that officer must hold

CEO	7 times base salary

Executive Officers (other than our CEO)	4 times base salary
Equity interests counted in determining whether share ownership guidelines have been met include:

∎	shares owned outright;

∎	amounts invested in Company stock funds offered under our employee benefit plans; and
∎	RSUs and restricted stock (if any) that remain subject to service-based restrictions.

Outstanding PSAs and Options are not counted in determining whether share ownership guidelines have been met.
As of December 31, 2024, Ms. Cooper and Messrs. Solon and Woodroffe held equity interests in excess of their respective share ownership requirements, while Mr. Neczypor, whose ownership requirements increased upon his promotion to an executive officer role in 2022, and Mr. Reid, who joined the Company in 2022, are making progress toward meeting their ownership requirements. As such, pursuant to the guidelines, each of these two executives must hold 50% of the net profit shares resulting from equity-based LTI awards that are exercised or vest until their respective required ownership levels are met. For additional information regarding ownership of our common stock by our NEOs and directors, see “Security Ownership of Directors, Nominees and Executive Officers.”
Insider Trading Policies and Procedures
We have adopted an Insider Trading and Confidentiality Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by our directors, officers, employees and each person who represents or is registered

46     Lincoln National Corporation 2025 Proxy Statement

Compensation Discussion & Analysis

with Lincoln, as well as by the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading and Confidentiality Policy was filed as Exhibit 19.1 to our 2024 Form
10-K
and is also available on the Corporate Governance page of our website at www.LincolnFinancial.com.
Prohibition on Pledging and Hedging
Our Insider Trading and Confidentiality Policy includes provisions that prohibit: (i) the pledging of our securities by our executive officers and directors; and (ii) the use of derivative instruments by any director, executive officer or other employee to hedge the value of any of our securities.
Multiyear Performance and Vesting Periods
The multiyear performance criteria and vesting elements of our long-term incentive program promote the retention of our executives by putting their focus on our long-term performance, thereby aligning our executives’ interests with those of shareholders.
Prohibition on Repricing
Our equity incentive compensation plans prohibit us from reducing the exercise price of outstanding Options without shareholder approval.
Clawback Policy
In November 2023, the Compensation Committee adopted a policy intended to comply with Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual, setting forth the terms pursuant to which the Company may recover from its executive officers erroneously awarded compensation (the “Clawback Policy”). The Clawback Policy requires the Company to recover from its executive officers, including its NEOs, the amount of “erroneously awarded compensation” (as defined in the policy) during the applicable covered period in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Clawback Policy applies to all incentive-based compensation, including both cash and equity awards, that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure during the applicable covered period.
The Company’s right of compensation recovery under the Clawback Policy is in addition to, and not in lieu of, the other clawback and forfeiture remedies that may be available under the terms of our equity awards (including those described below), provided that there is no duplication of recovery of the same compensation.
All of the equity awards granted to our NEOs are subject to “clawback” and forfeiture provisions that allow us to rescind or, as applicable, require repayment of an executive’s award(s) under certain conditions, such as:

∎	the executive’s employment is terminated for cause; or

∎	the executive violates any applicable non-compete, non-disclosure, non-solicitation, non-disparagement or other restrictive covenants.
For example, if an executive violates any such restriction or is terminated for cause prior to or within six months after the vesting of any portion of an equity award, such as Options or a PSA, we may rescind the exercise or award or, if the shares acquired have already been sold or transferred, require the executive to return any gain realized or value received. “Cause” in this context includes, among other items, the conviction of a crime that is job-related
or that may otherwise cause harm to the reputation of LNC or any of its subsidiaries or any act or omission detrimental to the conduct of the business of LNC or any of its subsidiaries.
Competitive Compensation
In general, we target our executives’ total direct compensation — i.e., base salary, targeted annual incentive compensation and targeted long-term incentive compensation — within a competitive range of the compensation paid to executives in similar positions at the insurance-based financial services and investment management companies

Lincoln National Corporation 2025 Proxy Statement     47

Compensation Discussion & Analysis

with which we compete for talent. The Compensation Committee may adjust the compensation approved as they believe is appropriate given our executives’ experience and tenure, track record in their current and prior roles, and the scope of their roles and responsibilities. Because the roles and responsibilities of our executives are unlikely to be identical to those of executives with similar titles/roles in our peer companies, we often consider multiple sources of market data for this purpose. However, market data are only one of many factors considered when setting executive compensation targets. For more information on how we set target compensation and our benchmarking processes, please see “Setting 2024 Target Compensation” below.
Setting 2024 Target Compensation
The Compensation Committee made target compensation decisions for the 2024 calendar year for the NEOs based on a detailed analysis of Company-specific and external data.
External Benchmarking and Peer Group Selection
The Compensation Committee uses a comprehensive competitive compensation analysis as a reference point in setting target direct compensation levels for our NEOs. For 2024, this analysis included a review of our competitors’ base pay, annual incentive opportunities, long-term incentive values, and total direct compensation (the sum of the elements listed here) to establish market rates for each executive officer position, followed by a comparison of our current executive compensation levels to the market median of our peers.
For each of our NEOs, market data were drawn from the stock companies included in the Willis Towers Watson 2023 Diversified Insurance Study of Executive Compensation (the “DIS Study”). We have used the DIS Study for 17 years, and if the stock (as opposed to mutual) companies included in the study are changed, we reflect those changes in our benchmarking peer group. This list also reflects the continued changes to traditional life and annuity companies resulting from mergers, acquisitions, divestitures, spin-offs and privatization across the insurance industry.
The Compensation Committee believes that these companies are the most appropriate for compensation benchmarking because, even though none has our exact business mix, each is a competitor in one or more of our core business units and each competes directly with us for talent and distribution of our products. Most of these peer companies compete with us in two or more lines of business, and the table below highlights which peers are a top-15
competitor in our core businesses. None of the companies in our peer benchmarking group is solely a property and casualty company, which the Compensation Committee believes is appropriate given that such companies have significantly different business and risk profiles than traditional life and annuity companies and do not compete with us directly for business or talent. We have found that trying to manufacture a compensation peer group based on factors such as market capitalization, which is variable and can be volatile, or GICS code groupings would lead to the inclusion in the peer group of companies that are solely property and casualty insurers as well as other companies that do not compete with us in our space.
The Compensation Committee has generally determined not to exercise discretion to remove or add peers to the compensation benchmarking group derived from the DIS Study to keep a consistent peer group year over year. However, because some of these companies have either higher or lower market capitalization, assets or revenue than we do, the data are size-adjusted,
where possible, to develop comparable market rates for a hypothetical organization of similar size and type to our own. In addition, the Compensation Committee will remove a company from the benchmarking group if the company’s business mix changes such that it is no longer an appropriate peer.

48     Lincoln National Corporation 2025 Proxy Statement

Compensation Discussion & Analysis

Compensation Peer Group for Benchmarking
2023 DIS Study Participant	Competitor for our core business units	Lists LNC as a peer	Top-15 competitor in our core business units[1]				Competitor for distribution and talent
			Annuities	Life Insurance	Group Protection	Retirement Plan Services

Aflac	•	•					•

Allianz Life Insurance	•		•				•

Brighthouse Financial	•	•	•				•

CNO Financial	•	•					•

Corebridge Financial	•		•	•			•

Equitable Holdings	•	•	•	•			•

Genworth Financial	•	•					•

John Hancock	•					•	•

MetLife	•				•		•

Principal Financial	•	•			•	•	•

Protective Life Insurance	•			•			•

Prudential Financial	•	•	•	•	•		•

Sun Life Financial	•				•		•

Transamerica	•		•	•		•	•

Unum Group	•	•			•		•

Voya Financial	•	•				•	•

[1]

Source for top-15 competitor data: (a) Annuities: 2024 ACLI Fact Book, based on individual annuity reserves as of 2023; (b) Life Insurance: 2024 ACLI Fact Book, based on individual life insurance in-force as of 2023; (c) Group Protection: 2024 ACLI Fact Book, based on group life insurance in-force as of 2023; and (d) Retirement Plan Services: PLANSPONSOR magazine, based on 2024 plan sponsor total defined contribution assets under management. Note that several of the top 15 competitors are mutual companies, which are not included in our benchmarking group.

The market data described above were used as a primary reference for most roles. The Compensation Committee seeks to target total direct compensation within a competitive range of the market data being used. If the roles and responsibilities of our executives are unlikely to be substantially comparable to those of executives with similar titles/roles in our peer companies, we consider multiple sources of market data for this purpose. However, market data are only one of many factors considered when setting executive compensation targets. In some cases, the Compensation Committee may target compensation above or below the median of the range. Factors considered when setting executive compensation include:

∎	experience and tenure in the role;

∎	organizational considerations; for example, because an executive’s role is considered especially critical to our overall business strategy or to our succession planning;

∎	uniqueness of an individual’s role as compared to similar roles at peer companies;

∎	an increase in the scope of an executive’s responsibilities;
∎	internal pay equity considerations;

∎	the need to gain specific expertise to build a new business/function or improve an existing one; or

∎	the need to recruit or retain highly qualified executives who we believe have skills or experience that will further our corporate strategy.

Lincoln National Corporation 2025 Proxy Statement     49

Compensation Discussion & Analysis

Tally Sheets

When making compensation decisions, the Compensation Committee considers:

∎

the recommendations of our CEO, the recommendations of our Chief People, Culture and Communications Officer (“CPCCO”), and the opinion of the Compensation Committee’s independent compensation consultant (our CEO and CPCCO do not make recommendations with respect to their own compensation);

∎	the available market data; and

∎	reports called “tally sheets” illustrating the elements of targeted and realized total direct compensation, as well as other elements of an executive’s total overall compensation, including:

– base salary; – annual and long-term incentive awards	– contributions to 401(k) and deferred compensation plans; and – perquisites

The tally sheets enable the Compensation Committee to analyze the value of total target compensation, as well as the value of compensation actually realized compared with the value of compensation opportunities the Compensation Committee originally established.

The Compensation Committee also uses the tally sheets to assess whether our executive compensation program is consistent with our compensation philosophy and desired positioning relative to the market data. However, tally sheets are just one point of information the Compensation Committee uses to determine NEO compensation. The Compensation Committee performs a similar analysis to establish the total targeted direct compensation for our CEO.

Total Targeted 2024 Direct Compensation

The table below shows the total targeted direct compensation set by the Compensation Committee for our NEOs for 2024:

2024 Target Total Direct Compensation for Our NEOs
Executive Officer	Base salary	Annual incentive award at target	Long-term incentive award at target	Total targeted annual compensation

Ellen G. Cooper	$1,200,000	$3,300,000	$8,700,000	$13,200,000

Christopher Neczypor	$ 900,000	$1,500,000	$2,600,000	$ 5,000,000

James Reid	$ 900,000	$1,550,000	$2,400,000	$ 4,850,000

Kenneth S. Solon	$ 865,000	$1,081,250	$2,050,000	$ 3,996,250

Sean N. Woodroffe	$ 875,000	$1,418,000	$1,600,000	$ 3,893,000

Former Executive Officer

Matthew Grove	$1,040,000	$1,560,000	$2,600,000	$ 5,200,000

The Compensation Committee also set the total targeted direct compensation for each of the NEOs in February 2024, approving increases to the total targeted direct compensation for Ms. Cooper and Messrs. Neczypor and Reid for 2024 that were primarily reflected in their target incentive awards. Ms. Cooper’s increase was to ensure that she was positioned competitively relative to peers and to recognize Ms. Cooper’s significant contributions during her tenure to date as CEO. Mr. Neczypor’s increase reflected the expansion of his duties to include oversight of the Life Insurance and Annuities Finance teams (which had previously been managed by the respective business unit leaders) and the Company’s Procurement function and his high level of performance in executing against the Company’s strategic objective to protect and rebuild capital. Mr. Reid’s increase was to recognize his high level of performance in executing on the Company’s strategy to transform the Group Protection business.

In addition, during 2024, Mr. Woodroffe assumed additional responsibilities at the Company, including oversight of employee security, aviation and enterprise project implementation. As a result, effective as of July 2024, the Compensation Committee approved an increase to Mr. Woodroffe’s previously established 2024 base salary from $800,000 to $875,000 and an increase to his 2024 target AIP payout from $1,285,000 to $1,418,000.

50     Lincoln National Corporation 2025 Proxy Statement

Compensation Discussion & Analysis

Annual Cash Compensation for 2024

During 2024, annual cash compensation was made up of base salary and a short-term incentive award under the AIP.

Base Salary

Base salaries are reviewed annually for market competitiveness and upon promotion or following a change in job responsibilities and are based on market data, internal pay equity and performance. In February 2024, the Compensation Committee set the base salary levels for 2024, starting with the 2023 base salaries and then, using our enterprise-wide merit increase budget as a guide approving merit increases for each of our NEOs, other than Mr. Grove, based on the benchmarking data and compensation analysis discussed above as well as the individual performance of each NEO and the progress against the Corporation’s strategic and operational initiatives during 2023. The base salaries for our NEOs for 2024 are set forth in the Target Total Direct Compensation table above.

Annual Incentive Program

2024 Payout Opportunities

The table below shows the dollar amount of the threshold, target and maximum payout opportunities for the 2024 AIP established by the Compensation Committee for each of our NEOs; the threshold, target and maximum opportunities are calculated as a percentage of each NEO’s 2024 base salary. Payouts under the 2024 AIP are capped at the maximum amount. The threshold opportunity would be payable only in the case where the threshold goal is met for the performance measure with the lowest percentage payout amount.

Estimated Payout Opportunities under the 2024 AIP

Executive Officer	Threshold	Target	Maximum

Ellen G. Cooper	$16,500	$3,300,000	$6,600,000

Christopher Neczypor	$7,500	$1,500,000	$3,000,000

James Reid	$29,062	$1,550,000	$3,100,000

Kenneth S. Solon	$5,406	$1,081,250	$2,162,500

Sean N. Woodroffe	$7,090	$1,418,000	$2,836,000

Former Executive Officer

Matthew Grove	$23,400	$1,560,000	$3,120,000

2024 Performance Measures and Goals

In the first quarter of 2024, the Compensation Committee engaged in its annual review of the AIP, considering and selecting the performance measures and setting the goals and weightings for the 2024 AIP. In doing so, the Compensation Committee set goals that they believed supported the Company’s key objectives when determining financial, business and strategic performance targets: to align incentives with our annual financial plan and enterprise strategic objectives, establish challenging yet achievable incentive targets for our executives and set goals that are consistent with our assessment of opportunities and risks for the upcoming year.

Specifically, the Compensation Committee’s decision to increase the target AIP for Ms. Cooper was made to pay her competitively relative to peers and to recognize Ms. Cooper’s significant contributions during her tenure to date as CEO. For additional detail, see “Total Targeted 2024 Direct Compensation” above.

Performance Measures. The Committee engaged in a robust discussion regarding the appropriate performance measures for the 2024 AIP, selecting the five performance measures listed below because they focus on our overall corporate strategy of continuing to grow our business profitably while achieving the Company’s other enterprise strategic objectives relating to protecting and rebuilding capital and optimization of our operating model through expense management.

∎	Income from Operations per Share

∎	Business Unit Sales and Capital Usage

∎	Management of Controllable Costs

∎	Actions to Improve Distributable Earnings

∎	Strategic Priorities

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Compensation Discussion & Analysis

To learn more about why these measures were selected, see “Our Executive Compensation Program Pay for Performance Philosophy” above. The threshold, target and maximum goals associated with each measure are established annually so that they remain rigorous and in line with our financial plan and business and strategic objectives.

Income from Operations is defined as net income in accordance with GAAP but excluding the after-tax effects of the items detailed in Exhibit 1 on page E-1. This is one of the financial measures that management uses to assess our results. Management believes that excluding these items from net income better reflects the underlying trends in our businesses because the excluded items are unpredictable and not necessarily indicative of current operating fundamentals or future performance of the business segments. In addition, in most instances, decisions regarding these items do not necessarily relate to the operations of the individual segments. For purposes of the AIP Income from Operations measure, certain defined exclusions are also made (as listed in Items A through I on pages E-1 and E-2 in Exhibit 1). (To calculate Income from Operations per Share, the value of Income from Operations (as defined in Exhibit 1) was divided by the average diluted shares.)

For our CEO and other corporate functions, performance is measured at the corporate level, while our business unit heads are assessed on both corporate and business unit performance. To reflect the different roles and responsibilities of our NEOs, the Compensation Committee also weighs the performance measures differently for each NEO, as shown in the tables on the following pages.

Performance Goals. In setting the goals for each of the performance measures, management and the Compensation Committee intended the target levels to be challenging yet achievable and the maximum levels to present a significant challenge, therefore requiring exceptionally strong performance to achieve these goals. The target goal for corporate Income from Operations per Share was set after consideration of a number of factors, including a review of our internal financial plan. The target goals for Business Unit Sales and Capital Usage, at both the corporate and business-unit levels, and for the other business-unit-specific measures were based on our internal financial plan, emphasizing our corporate strategy to grow the business while also protecting and rebuilding capital. The target goals for Management of Controllable Costs were based upon controllable costs as budgeted in our annual financial plan. The actions identified for the Actions to Improve Distributable Earnings and Strategic Priorities goals were specific and measurable and aligned with the Company’s enterprise strategic objectives, as described above. We believe that our methodology for determining performance targets for the AIP supports the following key objectives:

∎	aligning incentives with our annual financial plan and enterprise strategic objectives;

∎	establishing challenging yet achievable incentives for our executives at target; and

∎	setting targets that are consistent with our assessment of opportunities and risks for the upcoming year.

In establishing the financial performance goals for the 2024 AIP, the Compensation Committee took into account the sales environment across the business units over the previous year and the expectations for growth, as well as the internal financial plan and Company objectives related to protecting and rebuilding capital. The 2024 goals at target for Income from Operations per Share and Business Unit Sales for Annuities, Group Protection and Retirement Plan Services were set above the 2023 actual results. The sales goal at target for Life Insurance was set below the 2023 actual results given the lower level of sales forecasted in the 2024 financial plan, which reflected the business’s continued strategy to shift business sales to a more capital-efficient mix with better returns, prioritizing profitability over top-line growth. Across all four businesses, the sales plan reflected the strategy to manage to the level of new business capital that was targeted in the financial plan.

2024 Performance Results and Actual Payouts

In the first quarter of 2025, the Compensation Committee certified the performance results for the 2024 AIP. As shown in the tables further below, these results triggered a payout that was above target for all our NEOs. The Compensation Committee considered the performance achieved and payouts earned by our NEOs to be reflective of strong execution during the year against the Company’s objectives related to building a strong capital foundation, optimizing our operating model and delivering profitable growth.

52     Lincoln National Corporation 2025 Proxy Statement

Compensation Discussion & Analysis

The following tables show the goals and performance results for the 2024 AIP performance measures, as certified by the Compensation Committee. The specific goals applicable for each NEO, the respective goal weights and calculation of actual AIP payouts are presented further below.

Financial Performance Measure Results

	Corporate Financial Measures (75%1)
	Income from operations per share	Business unit sales and capital usage[2]								Enterprise controllable costs
		Life Insurance		Annuities		Group Protection		Retirement Plan Services
		Sales	Capital	Sales	Capital	Sales	Capital	Sales	Capital

Goals

Threshold	$6.10	$394M	N/A	$10,400M	N/A	$576M	N/A	$10,626M	N/A	105%

Target	$6.70	$492M	100%	$13,000M	100%	$720M	100%	$13,283M	100%	100%

Maximum	$7.50	$590M	N/A	$15,600M	N/A	$864M	N/A	$15,940M	N/A	95%

Results

Certified Performance	$7.13	$492M	93.7%	$13,395M	95.3%	$861M	122.2%	$14,738M	105.5%	95.5%

		100.0%		115.2%		197.9%		154.8%

Payout as Percentage of Target	153.5%	100.0%		115.2%		197.9%		154.8%		109.7%

[1]	Represents total weighting of corporate financial measure goals for CEO. See table further below under “Calculation of NEO AIP Payouts” for individual goal weightings for each NEO.

[2]

With respect to the Business Unit Sales and Capital Usage metric, there is no threshold or maximum value set for capital usage. The capital usage certified performance may act as a modifier when applied to the business unit sales certified performance to determine the total payout as a percentage of target, with capital usage above target levels negatively impacting the total achievement of the goal, capital usage near target levels having a minimal positive or negative impact on the total achievement of the goal and capital usage below target having a positive impact on total achievement of the goal. Maximum total payout for the Business Unit Sales and Capital Usage metric is capped at 200% and threshold performance for payout under the metric is set at 80%. For the 2024 AIP, capital usage performance was not applied to modify the outcome of the achievement of any of the business unit sales goals.

In calculating Income from Operations in accordance with the terms of the 2024 AIP, certain defined exclusions were made (as listed in Items A through I on pages E-1 and E-2 in Exhibit 1). As a result, Income from Operations per Share as calculated under the 2024 AIP was $7.13, resulting in a 153.5% payout for this goal. The Compensation Committee can, at its discretion, reduce award payouts by including, rather than excluding, certain of the defined exclusions if it determines that one or more of those factors were relevant to individual performance. The Compensation Committee may also make other discretionary adjustments to the calculation of the financial performance measure results, if the Committee believes the adjustment is appropriate and reasonable in light of the specific circumstances in a given year. In certifying the results for the 2024 AIP awards, the Compensation Committee did not exercise upward discretion for any of our NEOs and maintained the formulaic results.

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Compensation Discussion & Analysis

	Additional Business Unit Financial Measures for Non-CEO NEOs
	Finance	Retail Solutions				Workplace Solutions			CIO & Enterprise Services		People, Culture & Comms (“PCC”)
	Controllable costs	Life Insurance Income from ops	Annuities Income from ops	Controllable costs	*	GP Income from ops	RPS Income from ops	Controllable costs	Controllable costs	*	Controllable costs

Goals

Threshold	105%	$(9)M	$968M	105%		$282M	$138M	105%	105%		105%

Target	100%	$29M	$1,099M	100%		$321M	$157M	100%	100%		100%

Maximum	95%	$79M	$1,275M	95%		$372M	$182M	95%	95%		95%

Results

Certified Performance	99.4%	$(63)M	$1,178M	98.3%		$426M	$163M	101.8%	99.1%		98.3%

Payout as Percentage of Target	111.3%	0.0%	144.9%	133.1%		200.0%	124.0%	73.6%	118.7%		133.3%

Business and Strategic Performance Measure Results

Actions to Improve Distributable Earnings (15%)
Certified Performance	175.0%

Payout as Percentage of Target	175.0%

The Actions to Improve Distributable Earnings (“DE Actions”) goal approved by the Compensation Committee for the 2024 AIP was intended to incentivize management to take specific actions that would increase distributable earnings, or statutory free cash flow, in alignment with the enterprise strategic objective to rebuild capital in 2024. As part of the process established by the Compensation Committee for this measure in the first quarter of 2024, each management action to increase distributable earnings was approved by the CFO as meeting the criteria established by the Committee for inclusion in the DE Actions goal based on its impact to increase the Company’s distributable earnings and RBC ratio. The actions within the measure included those previously identified in the Company’s 2024 financial plan as potential levers to increase distributable earnings as well as additional actions that were executed upon and had a quantifiable impact on distributable earnings. A number of these actions were identified at the outset as being challenging goals to achieve.

In certifying the performance of the DE Actions goal, the Compensation Committee considered the achievement during 2024 of the foregoing actions that resulted in improving the Company’s distributable earnings, or statutory free cash flow, and the Company’s RBC ratio, including:

∎	the sale of the Company’s wealth management business, which was completed in the second quarter of 2024 and generated approximately $650 million in net statutory capital benefit;

∎

the execution during 2024 of the Company’s first affiliate reinsurance transactions with Lincoln Pinehurst Reinsurance Company (Bermuda) Limited, a recently established subsidiary of LNC that operates as a Bermuda-based life and annuity reinsurance company, a significant milestone in our strategy to grow profitably; and

∎

other key management actions (which included expense reductions, including a 5% reduction in the overall workforce, and actions to reduce our leverage ratio, which decreased by 240 basis points during 2024) that resulted in a significant increase in the Company’s RBC ratio, a key measure of capital strength.

The DE Actions identified above resulted in an improvement to distributable earnings and enabled the Company to rebuild its RBC ratio from 407% at the end of 2023 to more than 430% as of December 31, 2024, in excess of our target RBC buffer of 420%. Based on its review of the actions and the resulting significant increase in distributable earnings and the considerable expansion of the RBC ratio, the Compensation Committee determined that this goal had been achieved at 175% of target.

54     Lincoln National Corporation 2025 Proxy Statement

Compensation Discussion & Analysis

Strategic Priorities (10%)
Certified Performance	100.0%

Payout as Percentage of Target	100.0%

The Strategic Priorities goal approved by the Compensation Committee for the 2024 AIP was intended to incentivize and reward the execution of specific measurable actions that are tied to objective goals that are aligned to the Company’s long-term strategy and that overall support the achievement of the Company’s financial goals. The goals were designed to incentivize management to achieve various strategic business objectives, including the development and launch of a new brand and marketing strategy, initiatives aimed at transforming the retail life insurance business, operations sourcing initiatives in the Workplace Solutions businesses, initiatives to enhance and modernize finance data, analysis and reporting and to enhance product governance processes, as well as human capital management initiatives including the implementation of our new performance management process aligned with our core values.

In certifying the performance of the Strategic Priorities goal, the Compensation Committee considered the strategic priorities against the achievement of specific measurable deliverables identified for each goal, which were established at the time the AIP measures were approved in the first quarter of 2024.

Among other items, the Committee took note of the following milestones/achievements for the strategic priorities noted above:

∎	the successful development and launch of the new Lincoln Financial brand and marketing strategy, which maximized national exposure to the new brand during the launch;

∎

continued progress in transforming the Life Insurance business, including the introduction of new products and features during 2024, the realignment of the Life Distribution organization to optimize our wholesaler footprint and the implementation of significant expense reductions;

∎

execution on the strategy to increase the operational efficiency of the Workplace Solutions businesses, including implementation of automation of certain functions to improve the customer experience and increase operational expense efficiency (for example, a reduction of cost per plan participant in the RPS business); and

∎	continued progress on multi-year strategic organizational transformation efforts across the risk-management, Finance and PCC functions.

Based on a review of the actions completed with respect to each strategic priority during 2024, the Compensation Committee determined that the progress toward achieving each strategic priority was on plan and, therefore, that the Strategic Priorities goal had been achieved at target, or 100%.

Lincoln National Corporation 2025 Proxy Statement     55

Compensation Discussion & Analysis

Calculation of NEO AIP Payouts

As set forth in the tables above, based on the performance measure results certified by the Compensation Committee, a payout percentage is determined for each goal. These payout percentages are then multiplied by the respective goal weightings for each NEO, as applicable, to determine the weighted payout for each goal. The sum of the weighted payouts equals the NEO’s payout percentage. The tables below show the goal weightings and weighted payouts for each NEO, as well as the resulting performance-based payouts approved by the Compensation Committee under the 2024 AIP for each of our NEOs and how these payouts compared with each NEO’s target payout opportunity under the program.

		Cooper		Neczypor		Solon		Woodroffe

Performance Measure	Payout on measure	Weighting	Weighted payout	Weighting	Weighted payout	Weighting	Weighted payout	Weighting	Weighted payout

Income from Operations per Share	153.5%	45%	69.1%	45%	69.1%	45%	69.1%	45%	69.1%

Business Unit Sales and Capital Usage

Life Insurance	100.0%	3.5%	3.5%	3.5%	3.5%	3.5%	3.5%	3.5%	3.5%

Annuities	115.2%	5.5%	6.3%	5.5%	6.3%	5.5%	6.3%	5.5%	6.3%

Group Protection	197.9%	4.0%	7.9%	4.0%	7.9%	4.0%	7.9%	4.0%	7.9%

Retirement Plan Services	154.8%	2.0%	3.1%	2.0%	3.1%	2.0%	3.1%	2.0%	3.1%

DE Actions	175.0%	15%	26.3%	15%	26.3%	15%	26.3%	15%	26.3%

Strategic Priorities	100.0%	10%	10.0%	10%	10.0%	10%	10.0%	10%	10.0%

Enterprise controllable costs	109.7%	15%	16.5%	7.5%	8.2%

Finance controllable costs	111.3%			7.5%	8.3%

CIO and Enterprise Services controllable costs	118.7%					15%	17.8%

PCC controllable costs	133.3%							15%	20.0%

Payout percentage (sum of weighted payouts)*			142.6%		142.7%		144.0%		146.2%

Target AIP opportunity			$3,300,000		$1,500,000		$1,081,250		$1,418,000

Actual AIP payout amount			$4,705,800		$2,140,500		$1,557,000		$2,073,116

*	Sums may not total exactly due to rounding.

56     Lincoln National Corporation 2025 Proxy Statement

Compensation Discussion & Analysis

		Reid		Grove

Performance measure	Payout on measure	Weighting	Weighted payout	Weighting	Weighted payout

Income from Operations per Share	153.5%	30%	46.0%	30%	46.0%

Business Unit Sales and Capital Usage

Life Insurance	100.0%			6.0%	6.0%

Annuities	115.2%			9.0%	10.4%

Group Protection	197.9%	7.5%	14.8%

Retirement Plan Services	154.8%	7.5%	11.6%

GP Income from operations	200.0%	7.5%	15.0%

RPS Income from operations	124.0%	7.5%	9.3%

Life Insurance Income from operations	—%			7.5%	—%

Annuities Income from operations	144.9%			7.5%	10.9%

DE Actions	175.0%	15%	26.3%	15%	26.3%

Strategic Priorities	100.0%	10%	10.0%	10%	10.0%

Workplace Solutions controllable costs	73.6%	15%	11.0%

Retail Solutions controllable costs	133.1%			15%	20.0%

Payout percentage (sum of weighted payouts)*			144.1%		129.5%

Target AIP opportunity			$1,550,000		$1,560,000

Actual AIP payout amount			$2,233,550		$2,020,200

*	Sums may not total exactly due to rounding.

Long-Term Compensation Awarded or Vested in 2024

Long-term compensation under the 2024 LTI program for our NEOs includes two equity elements:

∎

PSAs, which vest, if at all, depending on the outcome of pre-established relative TSR and absolute financial performance measures over a three-year performance period. Consistent with our fundamental pay for performance philosophy, these awards are linked to metrics that measure the creation of long-term shareholder value, and important progress toward our diversity goals, with above-target compensation paid out only when performance has exceeded the target level. Payout of the PSAs is capped at two times target; and

∎	RSUs, which cliff-vest in three years.

Our LTI programs for 2022 and 2023 also included Options as a third equity element, which vest ratably over three years and have a maximum 10-year term. In line with the practices of many of our peers and based on the Compensation Committee’s assessment of an appropriate risk/reward balance, we ceased granting Options to our executive officers beginning in 2024.

Lincoln National Corporation 2025 Proxy Statement     57

Compensation Discussion & Analysis

2024 LTI Award Mix

Our targeted long-term incentive mix for 2024 — i.e., the percentage of the total 2024 LTI award delivered through each equity element — for our CEO and our other NEOs for 2024 is shown below.

The PSA and RSUs will be paid in shares of our common stock if the applicable vesting requirements and, in the case of PSAs, performance targets are met. Long-term equity-based awards such as these encourage our NEOs to act as owners, thus aligning their interests with those of shareholders. The RSUs are not tied to formulas that could focus our executives on specific short-term outcomes. Instead, the value of these awards to our NEOs depends on the positive financial performance of our Company over time, as expressed through the multi-year increase in share value. The PSA and RSU awards also earn dividends that are only paid out upon the award vesting. These equity awards are subject to the clawback provisions in our equity award agreements and, as applicable, in our Clawback Policy. In addition, the shares of common stock paid out upon the vesting of PSA and RSU awards are subject to share ownership guidelines. See “Our Executive Compensation Program Pay for Performance Philosophy” above for a discussion of the clawback provisions and share ownership guidelines.

Performance Metrics Applicable to 2024-2026 Performance Share Awards

In the first quarter of 2024, the Compensation Committee determined the goals and metrics for awards for the 2024-2026 performance cycle, which performance cycle began on January 1, 2024, and ends on December 31, 2026. Those determinations included the following:

∎	the threshold, target, and maximum PSA amounts payable to the NEOs;

∎	the relevant performance measures (Operating ROE and Relative TSR);

∎	the peer group used to assess Relative TSR performance;
∎	the relative weighting of each performance measure; and

∎	the goals for threshold, target and maximum payouts for each performance measure.

The performance measures selected by the Compensation Committee for the 2024-2026 performance cycle were Operating ROE and Relative TSR. Operating ROE and Relative TSR are weighted equally in all NEO PSAs. For any portion of the PSAs to ultimately vest, the minimum achievement level for at least one of these two performance measures must be attained. In other words, if performance on both measures falls below the threshold, there is no payout.

The Compensation Committee selected Relative TSR and Operating ROE as the two principal performance measures for the PSAs after taking into consideration our financial peer group performance, market data and our financial plan. The Compensation Committee chose to apply a 50/50 weighting to the two PSA performance measures based on the Committee’s and management’s belief that, over the long-term, Operating ROE is a key input to shareholder value and Relative TSR represents the actual value delivered to shareholders. The specific goals for threshold, target and maximum payouts for the Operating ROE performance measure were set for compensation purposes only and do not constitute, and should not be viewed as, management’s projection of future results. The maximum goals for each measure were intended to present a challenge for management and create appropriate incentives for our executives to create financial growth and long-term shareholder value.

58     Lincoln National Corporation 2025 Proxy Statement

Compensation Discussion & Analysis

Operating ROE for the 2024-2026 performance period is an absolute measure that represents the average of the three one-year Operating ROE results for each year in the performance period. Operating ROE is defined as Income from Operations (as defined above with respect to the 2024 AIP, including the defined exclusions) divided by average shareholders’ equity for the year. Shareholders’ equity excludes accumulated other comprehensive income (“AOCI”) or other similar items and any increase in equity due to goodwill associated with an acquisition during the performance period, any increase in equity due to changes in our effective tax rate and the related taxes due to legislative changes and changes in tax laws, any increase or decrease in equity due to a change in accounting principle, and any increase or decrease in equity due to incremental volatility driven by the Long-Duration Targeted Improvements (“LDTI”) accounting standard.

Relative TSR for the 2024-2026 performance period is a relative measure based on Lincoln’s point-to-point TSR for the performance period ranked against the TSR results for the peer group shown below. As shown in the table further below, above-median performance is required to achieve target payout under this measure. In addition, if the Company’s TSR for the performance period is negative, the payout under this measure is capped at 100%. The Compensation Committee believes that, unlike the compensation peer group, the TSR performance peer group should be limited to companies that publish financial results against which our results are compared by the investment community and that offer competing insurance and financial products. Accordingly, the TSR performance peer group is reviewed on an annual basis and updated, as necessary. There were no changes made to the TSR performance peer group for 2024.

2024 - 2026 Relative TSR Performance Peer Group
∎	Brighthouse Financial	∎	MetLife
∎	Corebridge Financial	∎	Principal Financial
∎	Equitable Holdings	∎	Prudential Financial
∎	Globe Life	∎	Unum Group
∎	Jackson Financial	∎	Voya Financial

Performance award measures, weightings, and goals for the 2024-2026 performance award cycle

Operating Return on Equity (ROE)

Relative weight: 50%

Why Chosen: A key measure of our financial health that management uses to evaluate our business and that is also used by investors to value companies in the financial services industry. It provides a meaningful measure of performance that is closely tied to long-term shareholder value.

			Relative TSR Relative weight: 50% Why Chosen: Assesses the Company’s delivery of shareholder value over time relative to that of our peers.
Goal for Threshold payout	Goal for Target payout	Goal for Maximum payout	Goal for Threshold Payout	Goal for Target payout	Goal for Maximum payout

9.86%	11.60%	13.34%	Ranking: 25th Percentile	Ranking: 55th Percentile	Ranking: 80th Percentile
Payout Range: 25%—200%			Payout Range: 50%—200% (capped at 100% if TSR is negative)

Lincoln National Corporation 2025 Proxy Statement     59

Compensation Discussion & Analysis

The maximum payout under each metric is capped at 200% of target (or 100% for the Relative TSR metric in the event Company TSR is negative for the period) and occurs when performance is superior, and the minimum payout, 25% of target for the Operating ROE measure and 50% of target for the Relative TSR measure, results when the performance threshold is met. For example, the minimum payout for each of the performance measures is calculated as follows: threshold performance level (25% or 50%, as applicable) multiplied by the relative weighting of the performance measure (50%) multiplied by the target payout opportunity.

In February 2024, at the time it set the goals and metrics for awards for the 2024-2026 performance cycle, the Compensation Committee also approved a diversity, equity and inclusion modifier goal for the 2024 LTI program similar to the modifier that was a component of the 2022-2024 performance cycle that just concluded. As discussed above in the “Executive Summary,” in February 2025, the Compensation Committee approved the removal of that modifier from the 2024 LTI program. As the 2024 plan was originally approved, the diversity, equity and inclusion modifier would have been applied to the payout results determined by the Operating ROE and Relative TSR calculations. The application of the modifier could have resulted in a maximum payout under the 2024 LTI program of 232% of the target PSA award, and a minimum payout of 10.5% of the target award, assuming the threshold achievement level had been met for only the Operating ROE metric. With the removal of the modifier, the maximum PSA payout under the 2024 LTI program was reduced to 200% and the minimum payout increased to 12.5% of the target award, assuming the threshold achievement level has been met for only the Operating ROE metric.

If earned, the 2024-2026 PSAs will be paid out in shares of our common stock. The following table shows the number of shares that our NEOs have (or had, in the case of Mr. Grove) the potential to earn at different performance levels (including at both the original and revised threshold and maximum levels).

Estimated Share Payout Opportunities under the 2024-2026 Performance Award Cycle[1]

Executive Officer	Threshold (#)[2] (Original)	Threshold[2] (#) (Revised)	Target (#)	Maximum (#) (Original)	Maximum (#) (Revised)

Ellen G. Cooper	20,315	24,185	193,477	448,867	386,954

Christopher Neczypor	5,059	6,023	48,184	111,787	96,368

James Reid	4,670	5,559	44,474	103,180	88,948

Kenneth S. Solon	3,989	4,749	37,992	88,141	75,984

Sean N. Woodroffe	3,113	3,707	29,652	68,793	59,304

Former Executive Officer

Matthew Grove[3]	5,059	6,023	48,184	111,787	96,368

[1]	Amounts do not include dividend equivalents accrued.

[2]	Threshold payout assumes minimum threshold achievement of only the Operating ROE measure.

[3]	Mr. Grove’s 2024 PSA award was forfeited as of his December 31, 2024, termination date pursuant to the terms of his award agreement.

2022-2024 LTI Program

The Compensation Committee established the performance-based 2022 LTI program at its February 2022 meeting, with performance metrics that measure the creation of long-term shareholder value. The Compensation Committee approved all the equity awards granted under the 2022 LTI program, including grants of PSAs, RSUs and Options. The last day of the performance cycle for the PSAs awarded under the 2022-2024 LTI program was December 31, 2024.

60     Lincoln National Corporation 2025 Proxy Statement

Compensation Discussion & Analysis

As a result of the decline in the Company’s stock price between the grant date of the 2022-2024 LTI awards and their respective vesting dates, as well as the performance of the key LTI metrics over the three-year performance period (resulting in 0% payout of the PSAs, as discussed further below), the actual value realized upon vesting of the 2022-2024 LTI awards granted to our NEOs was significantly below the fair value of these awards as of their grant date. The following table shows the comparison of the grant date fair value of the 2022-2024 LTI awards to the value realized upon vesting for each of our NEOs (other than Mr. Grove) who were employed by the Company in 2022.

2022-2024 LTI Program Awards
Grant Date Value[1] vs. Realized Value[2]
$6,411,818
$753,030
$886,069
$162,380
$1,687,196
$485,107
$1,855,358
$303,377
Cooper
Neczypor
Reid
Solon
Grant Date Value
Realized Value

[1]

Represents the aggregate grant date fair value of the RSUs, PSAs and Options awarded under the 2022-2024 LTI program to each NEO. For Messrs. Neczypor, Reid and Solon, does not include the grant date fair values of the supplemental and new hire equity grants awarded to them outside of the LTI program in 2022.

[2]

Represents the value realized upon vesting on February 16, 2025, of the 2022-2024 LTI program RSU awards granted in February 2022, and the realizable value as of such date (using the closing stock price on February 14, 2025 of $39.09) of the portions of Ms. Cooper’s and Mr. Neczypor’s 2022-2024 LTI program RSU awards that do not vest until May 2025 and of Mr. Reid’s 2022-2024 LTI program RSU award, which does not vest until August 2025 (in each case, not including dividend equivalents accrued). There were no PSAs earned or paid out for the 2022-2024 LTI performance cycle, and none of the Options granted to the NEOs under the 2022-2024 LTI program had any value as of February 16, 2025, as they were all under water (with exercise prices ranging between $48.41 and $73.51).

RSUs and Options

The LTI program RSUs awarded in 2022 cliff vest three years from the date of grant. The LTI program Options awarded in 2022 vest ratably over a three-year period, with one-third vesting on each of the first three anniversaries of the grant date. See “Executive Compensation Tables – Outstanding Equity Awards at Fiscal Year-End” for details regarding the vest dates of the LTI program RSUs and Options granted to Ms. Cooper and Messrs. Neczypor, Reid and Solon in 2022.

Details about the treatment of Mr. Grove’s equity awards effective as of his termination date can be found in “Executive Compensation Tables—Potential Payments upon Termination or Change of Control.”

Lincoln National Corporation 2025 Proxy Statement     61

Compensation Discussion & Analysis

2022-2024 Performance Share Awards

In February 2022, the Compensation Committee determined the goals and metrics for awards for the 2022-2024 performance cycle, which performance cycle began on January 1, 2022, and ended on December 31, 2024. Those determinations included the following:

∎	the threshold, target and maximum PSA amounts payable to the NEOs;

∎	the relevant performance measures (Operating ROE, Relative TSR and diversity, equity and inclusion modifier);

∎	the peer group used to assess Relative TSR performance;
∎	the relative weighting of each performance measure; and

∎	the goals for threshold, target and maximum payouts for each performance measure.

The payouts for the Operating ROE and Relative TSR measures could have each ranged from 0% to 200% of target, with a threshold payout for each performance measure equal to 25% of target. For the PSAs to be payable, and for the diversity, equity and inclusion modifier to be applied, the threshold or minimum achievement level for at least one of the performance measures must have been attained. The modifier had the potential to increase or decrease the total PSA payout by up to 16%, resulting in a maximum payout under the 2024 LTI of 232% of the target PSA (if both key measures paid out at 200% and the maximum 16% positive modifier was applied), and a minimum payout of 10.5% of the target award (if only one measure met the threshold achievement level of 25% and the maximum negative 16% modifier was applied). Therefore, a minimum award would be calculated as follows: 25% multiplied by the relative weighting of the performance measure (50%) multiplied by 84% multiplied by the target award amount.

The following table shows the number of shares that each NEO (other than Mr. Woodroffe, who was not employed by the Company in 2022) had the potential to earn under the 2022-2024 LTI performance cycle at the threshold, target and maximum levels:

Estimated Share Payout Opportunities under the 2022-2024 Performance Award Cycle as of Grant Date[1]

Executive Officer	Threshold (#)	Target (#)	Maximum (#)

Ellen G. Cooper	6,068	57,791	134,075

Christopher Neczypor	727	6,922	16,059

James Reid	2,172	20,683	47,985

Kenneth S. Solon[2]	3,858	36,742	85,241

Former Executive Officer

Matthew Grove[3]	2,711	25,822	59,907

[1]	Amounts do not include dividend equivalents.
[2]

Mr. Solon’s amounts are comprised of two separate PSA awards granted on February 16, 2022: his 2022 LTI PSA award in the target amount of 12,935 shares and a supplemental award of PSAs in the target amount of 23,807 shares that had the same performance period and criteria as the 2022 LTI PSAs.

[3]	Mr. Grove’s 2022 PSA award was forfeited as of his December 31, 2024, termination date pursuant to the terms of his award agreement.

In February 2025, the Compensation Committee reviewed the reports and analysis that management provided regarding our performance during the 2022-2024 performance cycle and determined the results for each performance measure, as shown in the graphic that follows. Based on the performance by the Company in each of the key metrics over the performance period (which was below the threshold performance level for both the Operating ROE measure and the Relative TSR measure), the total performance certified by the Committee for the performance cycle was 0%.

62     Lincoln National Corporation 2025 Proxy Statement

Compensation Discussion & Analysis

As a result, the Compensation Committee did not approve any payout of the 2022-2024 performance share awards, and the diversity, equity and inclusion modifier was not applicable.

Performance goals, actual results and payout percentages for 2022-2024 performance award cycle

Operating Return on Equity (ROE)			Relative TSR
Relative weight: 50%			Relative weight: 50%
Goal for Threshold payout	Goal for Target payout	Goal for Maximum payout	Goal for Threshold Payout	Goal for Target payout	Goal for Maximum payout

13.79%	14.44%	15.09%	Ranking: 8th out of 11	Median of peer group	Ranking: 1st to 3rd out of 11

Actual results	Payout as percentage of target		Actual results	Payout as percentage of target

10.80%	0%		Last in peer group (TSR of -42.53%)	0%

Operating ROE for the 2022-2024 LTI performance period was an absolute measure that was calculated as of the end of the three-year performance period using the definition set forth in Exhibit 1 on pages E-7 to E-8. In calculating Operating ROE for the 2022-2024 LTI performance period, certain defined exclusions were made (as listed in Items A through L on pages E-7 to E-8 in Exhibit 1) in accordance with the terms of the plan. As a result, as of December 31, 2024, Operating ROE as calculated in accordance with plan formula was 10.8%.

Relative TSR for the 2022-2024 LTI was based on our TSR results for the performance period ranked against the TSR results for the peer group shown below. The Company’s TSR for the performance period was -42.53%, as calculated in accordance with the LTI program, which ranked last among the peers listed in the following table. Long-term shareholder returns are a key area of focus for management and the Board, with the enterprise strategic objectives keenly focused on performance metrics that are important to increasing shareholder returns.

2022-2024 Relative TSR Peer Group
∎	Aegon	∎	Jackson Financial
∎	Ameriprise Financial	∎	Manulife
∎	Brighthouse Financial	∎	Principal Financial
∎	Equitable Holdings	∎	Prudential Financial

∎	Globe Life	∎	Unum Group

For a discussion of our TSR peer group selection process, see “Performance Metrics Applicable to 2024-2026 Performance Share Awards” above.

TSR for the 2022-2024 LTI is defined as the change in the price of a share of common stock plus dividends paid, over the relevant performance period, divided by the price of a share of common stock at the beginning of the performance period for us and for each of our peers. We used an average of the prices of the common stock as reported on the NYSE consolidated transactions tape for the 30 trading days preceding the beginning and end dates of the 2022-2024 performance period to determine the beginning and ending share prices for the performance period to eliminate the effects of any short-term volatility on the stock price.

Lincoln National Corporation 2025 Proxy Statement     63

Compensation Discussion & Analysis

The table below shows that that there were no resulting PSA payouts for the NEOs eligible for such payout (i.e., all NEOs other than Messrs. Woodroffe and Grove):

Actual Payouts under 2022-2024 Performance Share Awards
Executive Officer	Target (# of shares)	Payout percentage of target	Payout (# of shares)

Ellen G. Cooper	57,791	—%	0

Christopher Neczypor	6,922	—%	0

James Reid	20,683	—%	0

Kenneth S. Solon	36,742	—%	0

Participation in Executive Compensation Decisions

Role of the Compensation Committee

The Compensation Committee has primary authority for determining the compensation of our executive officers, including our NEOs. Specifically, it:

∎	establishes the compensation peer group;

∎	approves the individual pay components and aggregate compensation amounts for our executives;

∎	determines the form(s) in which compensation will be paid — i.e., cash or equity — and the equity vehicles to be used, including, for example, PSAs or RSUs;
∎	establishes the target award levels and performance measures for the various short- and long-term compensation programs; and

∎	certifies the performance in accordance with the terms of the short- and long-term compensation programs.

For a description of the Compensation Committee’s principal functions, see “Board Committees—Compensation Committee.”

The Compensation Committee normally determines the portion of performance-based incentive awards earned for completed performance cycles at its first regularly scheduled meeting of the calendar year (usually in February) following the end of the applicable performance cycle. During this meeting, the Compensation Committee reviews results for the various performance measures for the just-completed annual and long-term performance cycles, certifies the achievement (or non-achievement) of the performance goals, and approves the earned portion of the awards, as appropriate.

Role of Management

In determining executive compensation, the Compensation Committee considers input from a number of sources, including executive management. However, our CEO and CPCCO do not play any role in, and are not present for, any discussions regarding their own compensation. Specifically, our CEO and CPCCO provide the Compensation Committee with their views and insight on NEO compensation, including:

∎	their assessment of individual executive performance, the business environment, succession planning and retention; and
∎	recommendations for base salary, target annual incentive awards and target long-term incentive awards for each NEO

The Compensation Committee views this input as an essential component of the executive compensation determination process.

Role of the Compensation Consultant

The Compensation Committee regularly consults with Pay Governance LLC, an independent compensation consultant, for advice regarding compensation practices for our executives. The Compensation Committee has the sole authority to hire or fire any compensation consultant, as well as to establish the scope of the consultant’s work.

64     Lincoln National Corporation 2025 Proxy Statement

Compensation Discussion & Analysis

During 2024, Pay Governance provided the Compensation Committee with:

∎	an evaluation of our executive officers’ base salaries and short- and long-term target incentive compensation relative to that of identified peers and the broader market;

∎	insight and advice in connection with the design of, and changes to, our equity grants and short- and long-term incentive plans;

∎	an advance review of management-prepared materials for each Compensation Committee meeting;

∎	assistance in the review and discussion of material agenda items;

∎	a comprehensive risk analysis of the Company’s short- and long-term incentive plans;

∎	assistance with compensation peer group analysis;
∎	information on trends in executive compensation, such as the use of various forms of equity compensation and the prevalence of different types of compensation vehicles, as well as regulatory developments;

∎	feedback regarding our CEO’s total targeted direct compensation package;

∎	an evaluation of the alignment of the Company’s executive compensation with Company performance;

∎	an independent review of our analytical work related to executive compensation; and

∎	timely industry-specific details related to compensation levels, incentive design changes, and other trends.

Pay Governance does not provide us with any services other than advising the Compensation Committee on executive compensation and the Corporate Governance Committee on director compensation. The Compensation Committee has assessed the independence of Pay Governance pursuant to SEC rules and concluded that no conflict of interest exists.

Risk Considerations Relating to Compensation

The structure and administration of our compensation programs are designed to, among other objectives, appropriately balance risk and reward. As part of the annual risk assessment of our compensation plans, we identify, analyze and evaluate all of our employee compensation programs to assess any risks these programs might pose. The process includes, but is not limited to:

∎	identifying all of the compensation programs that cover our employees;

∎	reviewing these programs from a design and governance perspective, including evaluating the behavior each program is designed to encourage and detailing the flow of compensation for each program;

∎	identifying any risks inherent in the programs, including analyzing whether any of the programs encourage our executives or any other employees to take risks that could harm the Company; and

∎	identifying and discussing any additional risk mitigation factors in the program design and any additional risk controls outside of the compensation process specific to each business model.

Lincoln National Corporation 2025 Proxy Statement     65

Compensation Discussion & Analysis

Once the annual assessment is completed and reviewed by our Chief Risk Officer, our Head of Total Rewards and Pay Governance formally review the analysis of our programs and discuss the findings with the Compensation Committee. Some of the features of our compensation programs that limit risk include the following:

∎	our incentive plan awards are based on a balanced set of performance indicators, thus minimizing the potential for any single indicator of performance to have an undue influence on payout;

∎	the Compensation Committee approves the final incentive plan awards and has discretion to decrease the awards even if the performance goals are met;

∎	the balanced pay mix, which minimizes the significance of any single element of pay;

∎	the multi-year performance criteria for our PSAs and the multiyear vesting elements of our other LTI program equity awards, which link the interests of our executives with the long-term health of the Company;
∎	both the annual incentives and the PSAs have payouts that are capped;

∎	our Clawback Policy and additional “clawback” features of our equity awards, which allow us to rescind an executive’s incentive compensation under certain conditions;

∎	fixed compensation is set at a level that allows executives to meet their essential financial needs; and

∎	our share ownership guidelines encourage our executives to focus on sustaining long-term performance rather than maximizing performance in any single year.

For 2024, the Compensation Committee discussed the evaluation and risk assessment review of our compensation programs and confirmed that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The risk assessment also highlights other aspects of the administration and oversight of our plans that build considerable risk mitigation into the plans’ organizational structure.
Other Compensation Considerations
Equity Award Grant Procedures.
The Compensation Committee operates under previously approved equity award grant procedures. These procedures are reviewed by the Compensation Committee on a periodic basis. Although the Compensation Committee Chair may approve changes to executive compensation, subject to the Compensation Committee’s review and ratification, only the full Compensation Committee or the Board has the authority to grant equity awards to executive officers.
Although the Compensation Committee typically makes equity award grants during its first regularly scheduled meeting of the calendar year, the Compensation Committee or the Board may also grant equity awards to executives at other regularly scheduled or special meetings, or by taking action through unanimous written consent in order to accommodate special circumstances, such as new hires or promotions. Our policy provides that equity grants shall not be timed to immediately precede the release of material non-public
information, and we do not time the disclosure of material
non-public
information for the purpose of affecting the value of our executive compensation. Beginning in 2024, the Compensation Committee ceased granting Options to our executive officers, and our executive officers do not receive any other similar awards that have an exercise price related to the market price of our common stock on the date of grant.
Our specific equity award grant procedures are as follows:

∎	For equity awards granted to executives at a regularly scheduled meeting of the Board or Compensation Committee, the grant date is the date of the meeting.

∎
For equity awards granted at a “special” meeting of the Board or Compensation Committee that does not occur during a period in which trading of our securities is permitted under our Insider Trading and Confidentiality Policy (an “open window period”), the grant becomes effective on the first business day of the next open window period. (Open window periods generally commence after one full NYSE trading day has elapsed since the issuance of the Company’s quarterly earnings release).

∎
For equity awards granted by unanimous written consent, the grant is effective on the effective date included in the written consent. If no effective date is included in the written consent, the grant is effective on the first business day of the week following the date of the written consent; however, if that business day is not during an open window period, the grant becomes effective on the first business day of the next open window period.

66     Lincoln National Corporation 2025 Proxy Statement

Compensation Discussion & Analysis

Tax Considerations. The Internal Revenue Code of 1986, as amended (“IRC”), generally limits a public company’s corporate income tax deduction for compensation to $1 million per year for all individuals who are considered NEOs. The Compensation Committee implements compensation programs that it believes are competitive, will attract and retain executive talent and are in the best interests of the Company and its shareholders. Accordingly, the compensatory arrangements (including amendments to existing compensatory arrangements) approved by the Compensation Committee may provide for non-deductible payments or benefits.

Employee Benefit Plans

We offer our executives some additional benefits not offered to our non-executive employees, in some cases to replace benefits the executives lose as a result of tax law limits in the broad-based tax-qualified plans. We use these benefits to attract and retain key employees, since our competitors typically offer the same types of benefits.

Our Deferred Compensation Plan. We provide certain benefits to our executive officers through our nonqualified defined contribution plan — the Lincoln National Corporation Deferred Compensation & Supplemental/Excess Retirement Plan (the “DC SERP”). As discussed further in “Executive Compensation Tables – Nonqualified Deferred Compensation,” the Company makes matching and excess core contributions to the DC SERP on behalf of the plan participants. Excess core contributions are credited in the first quarter after the end of the plan year. In addition, as discussed further under “Executive Compensation Tables – Nonqualified Deferred Compensation,” the Company makes an additional contribution to the DC SERP for its executive officers, a “special executive credit,” which is also credited in the first quarter after the end of the plan year.

Change-of-Control Severance Arrangements. We offer our executives a severance plan that provides potential benefits in connection with a change of control of the Company. Payment of benefits under this plan, the Lincoln National Corporation Executives’ Severance Benefit Plan (the “LNC COC Plan”), is triggered when an executive’s employment is terminated (under specific circumstances) in anticipation of or within two years after our change of control (a “double-trigger” arrangement). The objectives of the change-of-control benefits are to:

∎	retain qualified executives in the face of an actual or threatened change of control of the Company;

∎

enable executives to help our Board assess any proposed change of control of the Company and advise whether such a proposal is in the best interests of the Company, our shareholders, our policyholders and customers without being unduly influenced by the possibility of employment termination; and

∎	demonstrate to those executives our desire to treat them fairly and competitively in such circumstances.

Each year the Compensation Committee reviews an analysis prepared by its independent compensation consultant that estimates for each NEO the benefits associated with a potential change of control of the Company and the cost of those benefits to us. For 2024, the Compensation Committee found that the estimated costs for these benefits would be reasonable. For more information on the LNC COC Plan, see “Executive Compensation Tables – Potential Payments upon Termination or Change of Control.”

Severance Plans. We also offer our NEOs and our other executive officers a severance plan in the event they are involuntarily terminated other than for cause, other than in connection with our change of control. The plan pays 104 weeks of severance benefits for our CEO and 78 weeks of severance benefits for our other NEOs. To qualify for benefits under this plan (The Severance Plan for Officers of Lincoln National Corporation (the “Officers’ Severance Plan”)), the officer must sign our standard form of agreement, waiver and release of claims, which includes a forfeiture provision for solicitation. Any payments made under the Officers’ Severance Plan reduce, on a dollar-for-dollar basis, any payments the officer receives under the LNC COC Plan if a circumstance arose that would entitle a participant to benefits under both plans. For more information on the Officers’ Severance Plan, see “Executive Compensation Tables – Potential Payments upon Termination or Change of Control.”

Lincoln National Corporation 2025 Proxy Statement     67

Compensation Discussion & Analysis

Compensation Committee Report

The Compensation Committee has reviewed and discussed this Compensation Discussion & Analysis with management and has recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement and incorporated by reference into the Company’s 2024 Form 10-K.

The Compensation Committee*

Deirdre Connelly, Chair

William H. Cunningham

Eric G. Johnson

Owen Ryan

*	As of the date of this recommendation, Mr. Morris had not yet joined the Board or the Compensation Committee.

68     Lincoln National Corporation 2025 Proxy Statement

Executive Compensation Tables

Executive Compensation Tables

Summary Compensation Table

The table below shows the compensation of our NEOs for 2024. See “Narrative to Summary Compensation Table” below for more information.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)[1]	Option awards ($)[2]	Non-equity incentive plan compensation ($)[3]	Change in pension value and non-qualified deferred compensation earnings ($)[4]	All other compensation ($)[5]	Total ($)[6]

Ellen G. Cooper[7]	2024	1,197,885	—	9,422,735	—	4,705,800	—	576,882	15,903,302
President and CEO	2023	1,144,231	—	6,510,721	1,534,404	3,845,009	—	403,555	13,437,920
	2022	1,056,783	—	5,118,044	1,293,774	1,276,172	—	353,536	9,098,310

Christopher Neczypor[8]	2024	899,616	—	2,779,994	—	2,140,500	—	280,145	6,100,255
EVP and CFO	2023	839,231	—	1,882,132	448,827	1,613,615	—	227,481	5,011,286

James Reid[9]	2024	899,385	—	2,566,221	—	2,233,550	—	247,180	5,946,336
EVP & President, Workplace Solutions	2023	882,692	—	1,750,077	416,427	1,602,736	—	59,352	4,711,284
	2022	310,577	250,000	2,286,689	400,512	1,147,500	—	15,358	4,410,636

Kenneth S. Solon[10]	2024	864,423	—	2,191,963	—	1,557,000	—	210,820	4,824,206
EVP & Head of IT Transition	2023	846,425	—	1,720,262	409,327	1,076,313	—	290,910	4,343,236
	2022	756,202		5,364,694	775,948	559,271	—	270,144	7,726,259

Sean N. Woodroffe[11]	2024	834,616	—	1,710,783	—	2,073,116	—	137,798	4,756,313
EVP, Chief People, Culture & Communications Officer	2023	507,692	1,000,000	5,971,153	320,005	1,733,465	—	29,800	9,562,115

Former Executive Officer

Matthew Grove[12] Former EVP and President, Retail Solutions	2024	1,040,000		2,779,994	—	2,020,200	—	4,534,674	10,374,868
	2023	1,038,462		2,185,417	520,001	1,914,120	—	205,899	5,863,899
	2022	438,462	—	4,206,362	500,006	1,500,000	—	23,271	6,668,101

[1]

Represents the grant date fair value of stock awards granted under one of the Company’s incentive compensation plans (collectively referred to as the “ICP”). Values were determined in accordance with Topic 718, and the assumptions made in calculating such values can be found in Note 16 of the Notes to the Consolidated Financial Statements in Item 8 of our 2024 Form 10-K. Stock awards granted in 2024 include grants of RSUs and PSAs, the latter of which are subject to performance conditions.

The table below shows the grant date fair value of the RSUs and PSAs granted in 2024, as well as the value of the PSAs assuming the maximum level of performance is achieved under the performance measures, as described in the CD&A. The stock awards granted in 2024 are described in more detail in “Grants of Plan-Based Awards.” The grant date fair value for the PSAs was calculated in accordance with Topic 718 using a performance factor of 1.13845. The grant date fair value of the PSAs (which is presented based on the target award level) was not impacted by the removal of the diversity, equity and inclusion modifier from the 2024 LTI performance measures in February 2025 (as discussed in the “Executive Summary” of the CD&A). However, the value of such awards assuming the maximum level of performance achieved decreased from 232% to 200%. The table below shows the value of the 2024 PSAs at both the original and revised maximum performance levels as of the date of grant.

Named Executive Officer	Grant Date Fair Value of 2024 RSUs ($)	Grant Date Fair Value of 2024 PSAs ($)	Value of 2024 PSAs at Maximum Performance Level ($) (Original)	Value of 2024 PSAs at Maximum Performance Level ($) (Revised)

Ellen G. Cooper	3,480,015	5,942,720	12,110,422	10,440,019

Christopher Neczypor	1,300,004	1,479,990	3,016,010	2,600,009

James Reid	1,200,038	1,366,183	2,784,088	2,400,076

Kenneth S. Solon	1,025,024	1,166,939	2,378,056	2,050,048

Sean N. Woodroffe	800,011	910,772	1,856,025	1,600,022

Matthew Grove	1,300,004	1,479,990	3,016,010	2,600,009

[2]	No Options were awarded to our NEOs in 2024.

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Executive Compensation Tables

[3]	Represents the AIP awards earned for the 2024 performance period under the ICP. More information on the AIP awards is provided in “Grants of Plan-Based Awards” and in the CD&A.

[4]

None of the NEOs are participants in or have accumulated benefits under our frozen qualified and nonqualified defined pension plans, as further described in “Pension Benefits,” and none of the NEOs had any preferential nonqualified deferred compensation earnings in 2024.

[5]	The table below gives details on All Other Compensation:

Name	Perquisites[a] ($)	401(k) Match and Core Contributions[b] ($)	Additional Company Contributions into Deferred Compensation Plan (Special Executive Credit and Excess Match and Core Contributions)[c] ($)	Other Benefits[d] ($)	Total ($)

Ellen G. Cooper	56,472	33,900	486,510	—	576,882

Christopher Neczypor	—	33,900	246,245	—	280,145

James Reid	—	33,900	213,280	—	247,180

Kenneth S. Solon	21,550	33,900	155,370	—	210,820

Sean N. Woodroffe	30,550	33,900	73,348	—	137,798

Matthew Grove	10,000	33,900	371,809	4,118,965	4,534,674

(a)

For Ms. Cooper, $23,050 relates to additional personal security costs, $18,471 reflects the aggregate incremental cost of personal use of the corporate aircraft, $10,000 reflects matching charitable gifts made by the Lincoln Financial Foundation on her behalf and the remaining amount reflects the cost of executive physicals. For Mr. Solon, $10,000 reflects matching charitable gifts made by the Lincoln Financial Foundation on his behalf, $6,600 relates to reimbursement for financial planning services fees and the remaining amount reflects the cost of executive physicals. For Mr. Woodroffe, $10,000 reflects matching charitable gifts made by the Lincoln Financial Foundation on his behalf, $9,000 relates to housing expenses, $6,600 relates to reimbursement for financial planning services fees and the remaining amount reflects the cost of executive physicals. More information regarding perquisites and personal benefits can be found under “Narrative to Summary Compensation Table.”

(b)

Represents Company matching contributions under the LNC Employees’ 401(k) Savings Plan (the “Employees’ 401(k) Plan”) for the 2024 plan year and Company core contributions under the Employee’s 401(k) Plan for the 2023 plan year made in the first quarter of 2024.

(c)

Represents (1) excess Company matching contributions to the DC SERP for the 2024 plan year, (2) excess Company core contributions to the DC SERP for the 2023 plan year made in the first quarter of 2024, which are amounts not provided for under the Employees’ 401(k) Plan due to IRC limits, and (3) an additional contribution – the “special executive credit” – to the DC SERP for the 2023 plan year made in 2024, which is described in more detail in “Nonqualified Deferred Compensation.”

(d)

Mr. Grove’s termination was determined to be an “involuntary termination” not for “cause” as such terms are defined in the Officers’ Severance Plan. Accordingly, pursuant to the terms of the Officers’ Severance Plan, Mr. Grove was entitled to 78 weeks of severance pay calculated based on his annual base salary in effect at the time of his termination plus his target AIP award, as well as a one-time cash stipend payable to eligible officers enrolled in a Company-sponsored medical plan. The amount in this column includes: (i) $3,900,000 representing the 78 weeks of severance pay accrued for Mr. Grove pursuant to the terms of the Officers’ Severance Plan, biweekly payments of which will begin six months after his December 31, 2024, termination date; (ii) $32,760 representing the one-time lump-sum cash stipend to be paid to Mr. Grove pursuant to the terms of the Officers’ Severance Plan six months after his termination date; (iii) $104,365 representing the excess core contribution that was accrued for Mr. Grove and credited to the DC SERP in 2025 for the 2024 plan year, which was still payable under the terms of the DC SERP in the event of involuntary termination other than for cause; (iv) $30,000 representing payment for outplacement services and career transition assistance, pursuant to the terms of Mr. Grove’s separation agreement; and (v) $51,840 representing unused vacation time paid to Mr. Grove upon his termination, which is a benefit all employees are eligible to receive. For more information on the Officers’ Severance Plan, see “Executive Compensation Tables – Potential Payments upon Termination or Change of Control.”

[6]	Some totals might not reconcile due to rounding.

[7]	Ms. Cooper became our President and CEO effective May 27, 2022. Prior to that date, she served as Executive Vice President, Head of Enterprise Risk and Annuity Solutions in 2022.

[8]

Mr. Neczypor assumed the role of CFO effective February 17, 2023. Prior to that date, he served as Executive Vice President and Chief Strategy Officer. Only compensation for 2024 and 2023 is provided for Mr. Neczypor because he was not an NEO in 2022.

[9]	Mr. Reid joined the Company in August 2022.

[10]

Mr. Solon was not an NEO in 2023, but he was in 2022. Accordingly, Mr. Solon’s compensation has been provided for each of the three years presented in the Summary Compensation table. Mr. Solon served as an executive officer of the Company through and including December 31, 2024. He was a non-executive officer employee of the Company from January 1, 2025, through his retirement date effective March 31, 2025.

[11]	Mr. Woodroffe joined the Company in May 2023. Accordingly, only compensation for 2024 and 2023 is provided for Mr. Woodroffe because he was not an NEO in 2022.

[12]

Mr. Grove served as Executive Vice President and President, Retail Solutions, until May 15, 2024, on which date he ceased to be an executive officer of the Company. His employment with the Company ended December 31, 2024. Pursuant to the terms of his separation agreement with the Company, Mr. Grove continued to receive his then current base salary from May 15, 2024, until his termination date and he remained a participant in the 2024 AIP based on his salary earned from January 1, 2024, through December 31, 2024, which was paid out based on actual performance. Mr. Grove’s 2024 stock awards were forfeited effective as of his December 31, 2024, termination date.

70     Lincoln National Corporation 2025 Proxy Statement

Executive Compensation Tables

Narrative to Summary Compensation Table

2024 Annual Incentive Program

For the 2024 AIP, the dollar amounts included in the Summary Compensation Table for each of our NEOs reflect the performance results for this program as certified by the Compensation Committee in the first quarter of 2025. These results triggered a payout above target for each NEO. For more details on the 2024 AIP, including the performance measures, targets and final results, see the CD&A.

Perquisites and Personal Benefits

Below are the primary perquisites and personal benefits we offered our NEOs in 2024, not all of which were actually received by each NEO:

Executive Physicals. Our NEOs, as well as our other executive officers, are eligible to receive an annual, company-sponsored, company-paid, comprehensive medical examination at a pre-approved facility.

Financial Planning and Tax Preparation Services. We offer to reimburse our NEOs, along with other executive officers, up to a maximum of $6,600 annually for costs for any combination of tax/financial-planning services and tax-preparation services provided by a certified public accountant other than EY, our accounting firm.

Matching Charitable Gift Program. Under this program, the Lincoln Financial Foundation matches gifts from an NEO to one or more eligible recipient organizations, up to an annual total maximum of $10,000, except for Ms. Cooper who is also a director and has a matching gift limit of up to $15,000.

Personal Use of the Corporate Aircraft. Since 2005, the Board has advised our CEO to use the corporate aircraft for both business and personal travel, when practical, because of security concerns and to maximize the CEO’s time devoted to our business. If an executive (and any guests of the executive) uses the corporate aircraft for personal purposes, we treat this usage as a perquisite for proxy-statement-reporting purposes and calculate the value of such services based on the total incremental cost to us. For personal flights, that cost is based on a cost-per-flight-hour charge that reflects the aggregate incremental operating costs of the aircraft, including regularly required maintenance, landing fees and aircraft fuel expenses. We also include as an incremental cost any flights required to reposition the corporate aircraft (i.e., dead-head flights) because of a personal flight. When executives, their families and invited guests fly on the corporate aircraft as additional passengers on business flights, there is no incremental cost. Finally, if more than one executive is on a personal flight, we allocate the incremental cost on a proportional basis depending on the number of guests of each executive.

Additional Personal Security for CEO. Since the fourth quarter of 2024, we have paid for additional security measures for our CEO, Ms. Cooper, beyond the security provided to her while at work or on business travel, as needed to address security concerns arising out of the nature of our business, Ms. Cooper’s position as our CEO, and the insurance industry in which we operate. These security measures are in addition to those provided while at work or on business travel. The Board believes it is important to provide these additional security measures to protect the CEO from threats to her safety due to her association with the Company and for the benefit of the Company because of Ms. Cooper’s importance to our organization. We view these security costs as a necessary and appropriate business expense necessitated by and related to Ms. Cooper’s position with and service to the Company, and do not consider such security costs to be personal benefits. Nevertheless, we have reported the incremental costs of these additional security services to the Company in the “All Other Compensation” column in the Summary Compensation Table.

Retirement Benefits

Under the DC SERP, our participating NEOs are eligible for an additional contribution — a “special executive credit” — as a percentage of “Total Pay.” For the purpose of determining the special executive credit, “Total Pay” under the DC SERP means base salary and AIP paid during the fiscal year. For each NEO, the amount of the special executive credit we contributed to the DC SERP in 2024 (for the 2023 plan year) equaled 5% of Total Pay. For more details on the DC SERP, the contributions and the calculations of these amounts, see “Nonqualified Deferred Compensation.”

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Executive Compensation Tables

Grants of Plan-Based Awards

The table below shows the awards granted to our NEOs during 2024 under the ICP.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]

Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards: number of shares of stock or units[3] (#)	Grant date fair value of stock and option awards[4] ($)

		16,500	3,300,000	6,600,000

Ellen G. Cooper	2/21/2024				24,185	193,477	386,954		5,942,720

	2/21/2024							128,985	3,480,015

		7,500	1,500,000	3,000,000

Christopher Neczypor	2/21/2024				6,023	48,184	96,368		1,479,990

	2/21/2024							48,184	1,300,004

		29,062	1,550,000	3,100,000

	2/21/2024				5,328	42,625	85,250		1,309,243

James Reid	2/21/2024							42,625	1,150,023

	2/22/2024				231	1,849	3,698		56,940

	2/22/2024							1,849	50,015

		5,406	1,081,250	2,162,500

Kenneth S. Solon	2/21/2024				4,749	37,992	75,984		1,166,939

	2/21/2024							37,992	1,025,024

		7,090	1,418,000	2,836,000

Sean N. Woodroffe	2/21/2024				3,707	29,652	59,304		910,772

	2/21/2024							29,652	800,011

Former Executive Officer

		23,400	1,560,000	3,120,000

Matthew Grove	2/21/2024				6,023	48,184	96,368		1,479,990

	2/21/2024							48,184	1,300,004

[1]

Represents the potential threshold, target and maximum payout opportunities under the 2024 AIP. Actual amounts the NEOs earned are reflected in the Summary Compensation Table. More information on the 2024 AIP awards, including the applicable performance targets, is provided in the CD&A.

[2]

Represents the potential threshold, target and maximum payouts under PSAs granted in 2024. As discussed in the “Executive Summary” in the CD&A, in February 2025, the Compensation Committee made a change to the performance measures for the 2024 LTI program that resulted in adjustments to the threshold and maximum payout opportunities for the LTI program PSAs granted in 2024. The threshold and maximum payout opportunities presented in this table represent the revised amounts as of February 2025. See “Long-Term Compensation Awarded or Vested in 2024” in the CD&A for the original threshold and maximum PSA payout opportunities. The award granted to our CEO represents 60% of her 2024 LTI target and the award granted to each of our other NEOs (or, in the case of Mr. Reid, the aggregate of his two PSAs) represents 50% of such other NEOs’ 2024 LTI targets. These awards were each awarded as PSAs for the 2024-2026 performance period, and are payable in shares of our common stock. Earned awards under the 2024-2026 performance cycle will be determined in the first quarter of 2027 (for the performance period ending December 31, 2026), and the amount of the award that is earned may range from 0% to 200% of the target amount. For more information on the 2024-2026 performance awards and the performance goals that apply to these awards, see the CD&A. Dividend equivalents accrue on the PSAs, based on normal dividend rates, and are payable only in shares of our common stock and only if and to the extent the related LTI award is actually earned based on certification of performance.

[3]

Represents RSU awards granted in 2024. The award granted to our CEO represents 40% of her 2024 LTI target and the award granted to each of our other NEOs (or, in the case of Mr. Reid, the aggregate of his two RSU awards) represents 50% of such other NEOs’ 2024 LTI targets. These awards were each awarded as RSUs that cliff vest on the third anniversary of the grant date and are described in more detail in the CD&A. Dividend equivalents accrue on the RSUs, are credited in the form of additional RSUs on each date that dividends are paid on our common stock and are payable only in shares of our common stock and only upon vesting of the related RSU award.

[4]

Represents the grant date fair value of the award determined in accordance with Topic 718, using a performance factor of 1.13845 for the PSAs. The grant date fair value of the PSAs was not impacted by the removal of the diversity, equity and inclusion modifier from the 2024 LTI performance measures. All assumptions made in calculating the aggregate fair value can be found in Note 16 of the Notes to the Consolidated Financial Statements included in Item 8 of our 2024 Form 10-K.

72     Lincoln National Corporation 2025 Proxy Statement

Executive Compensation Tables

Narrative to Grants of Plan-Based Awards Table

The following terms also apply to the 2024 equity awards:

∎	For stock awards, we withhold a sufficient number of shares to satisfy at least the NEO’s mandatory minimum tax-withholding obligations upon vesting at the NEO’s election.

∎

The stock awards are not transferable except by will or under trust and estates law, unless the Compensation Committee permits such a transfer. The Compensation Committee has not been asked to permit a transfer of any of the awards shown in the Grants of Plan-Based Awards table above.

∎

RSU awards will vest fully: (1) if the executive dies or becomes permanently disabled; (2) in the event of an involuntary termination other than for cause within two years of a “change of control” of the Company, as defined in the LNC COC Plan or (3) in the event of the executive’s separation from service from the Company (including retirement), other than for cause, at age 55 or older with at least five years of service. RSU awards vest pro rata as of the date of a “change in control,” within the meaning of section 409A of the Internal Revenue Code of 1986 as amended, of an LNC subsidiary or affiliate employing the executive.

∎

Executives will receive a full non-pro-rated PSA (1) in the event the executive dies or becomes permanently disabled; or (2) in the event of the executive’s separation from service from the Company (including retirement), other than for cause, at age 55 or older with at least five years of service (to be paid out at the same time, and in the same manner, as the payout to other plan participants if and to the extent the applicable performance goals for the respective performance cycle are achieved).

∎

In addition to being subject to the Company’s Clawback Policy generally, the RSUs and PSAs are subject to forfeiture and “clawback” provisions set forth in the award agreements, including non-compete, non-solicitation, non-disparagement and confidentiality/non-disclosure covenants and a clawback provision in the case where an NEO is terminated for cause. Specifically, we may rescind unvested awards or require the NEO to return the vested shares to us upon breach of one of the covenants or termination for cause. The restrictive covenants and forfeiture provisions expire six months after an RSU award vests or the shares are delivered in respect of a vested PSA.

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Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End

Table below provides information on unexercised Options, unvested stock awards and unvested equity incentive plan awards for each NEO as of December 31, 2024.

Option Awards					Stock Awards

Executive Officer	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable[1]	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested[2] (#)	Market value of shares or units of stock that have not vested[3] ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested[3] ($)

Ellen G. Cooper	21,748		58.26	2/25/2025	13,744	435,822	4,329	[4]	137,273

	38,891		35.50	2/24/2026	8,660	274,609	2,728	[4]	86,505

	21,819		71.70	2/22/2027	49,271	1,562,383	147,814	[5]	4,687,182

	25,859		78.32	2/21/2028	134,596	4,268,039	403,788	[6]	12,804,117

	40,710		63.01	2/27/2029

	43,375		60.86	2/19/2030

	38,314		53.54	2/18/2031

	6,282		69.30	5/7/2031

	24,214	12,108	73.51	2/16/2032

	15,775	7,888	57.16	5/26/2032

	41,999	83,999	34.99	2/15/2033

Christopher Neczypor	6,263		63.01	2/27/2029	2,380	75,470	416	[4]	13,191

	7,100		60.86	2/19/2030	2,446	77,563	428	[4]	13,572

	6,730		54.52	2/17/2031	3,049	96,684	29,301	[5]	929,135

	2,795	1,399	73.51	2/16/2032	17,581	557,494	8,902	[5]	282,282

	2,970	1,486	57.16	5/26/2032	5,341	169,363	100,560	[6]	3,188,758

	—	14,264	37.74	12/5/2032	50,280	1,594,379

	9,991	19,982	34.99	2/15/2033

	3,148	6,296	26.64	8/9/2033

James Reid	18,638	9,319	48.41	8/10/2032	11,860	376,081	2,492	[4]	79,021

	11,398	22,797	34.99	2/15/2033	14,243	451,646	33,429	[5]	1,060,034

					20,057	636,007	88,958	[6]	2,820,858

					44,479	1,410,429	3,858	[6]	122,337

					1,929	61,169

Kenneth S. Solon	9,615		71.70	2/22/2027	36,820	1,167,562	4,500	[4]	142,695

	13,734		78.32	2/21/2028	6,425	203,737	32,859	[5]	1,041,959

	29,760		63.01	2/27/2029	19,716	625,194	79,288	[6]	2,514,222

	32,773		60.86	2/19/2030	39,644	1,257,111

	29,039		53.54	2/18/2031

	3,297		69.30	5/7/2031

	10,631	5,317	73.51	2/16/2032

	—	30,060	37.74	12/5/2032

	11,204	22,408	34.99	2/15/2033

Sean N. Woodroffe	—	32,329	21.13	5/24/2033	147,623	4,681,125	41,674	[5]	1,321,483

					25,005	792,909	61,884	[6]	1,962,342

					30,942	981,171

Former Executive Officer

Matthew Grove	23,268		48.41	3/31/2025

	14,233		34.99	3/31/2025

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Executive Compensation Tables

[1]	Options shown in this column were not exercisable as of December 31, 2024. The following table shows the dates when Options in this column vest and become exercisable.

Expiration Dates	Vesting Dates

2/16/2032	Balance vested on 2/16/2025

5/26/2032	Balance vests on 5/26/2025

8/10/2032	Balance vests on 8/10/2025

12/5/2032	Vests in full on 12/5/2025

2/15/2033	Balance vests equally on 2/15/2025 and 2/15/2026

5/24/2033	Balance vests equally on 5/24/2025 and 5/24/2026

8/9/2033	Balance vests equally on 8/9/2025 and 8/9/2026

Upon vesting, Options may be exercised by the executive or his or her beneficiary (as applicable) until the earliest of: (i) the expiration of the Option term; (ii) one year after the executive dies or becomes fully disabled; (iii) five years after the date the executive voluntarily leaves the Company after meeting the requirements for retirement; or (iv) three months after the date the executive’s involuntary termination for any reason other than cause.

[2]	These stock awards are RSUs that vest as follows:

	# Shares (2025 Vest Date)	# Shares (2026 Vest Date)	# Shares (2027 Vest Date)

Ellen G. Cooper	13,744 (2/16/2025) 8,660 (5/26/2025)	49,271 (2/15/2026)	134,596 (2/21/2027)

Christopher Neczypor	2,380 (2/16/2025) 2,446 (5/26/2025) 3,049 (12/5/2025)	17,581 (2/15/2026) 5,341 (8/9/2026)	50,280 (2/21/2027)

James Reid	11,860 (8/10/2025) 14,243 (8/10/2025)	20,057 (2/15/2026)	44,479 (2/21/2027) 1,929 (2/22/2027)

Kenneth S. Solon	36,820 (2/16/2025) 6,425 (12/5/2025)	19,716 (2/15/2026)	39,644 (2/21/2027)

Sean N. Woodroffe	73,812 (5/24/2025)	73,811 (5/24/2026) 25,005 (5/24/2026)	30,942 (2/21/2027)

The RSU awards include accrued but unpaid dividend equivalents credited in additional RSUs calculated at the normal dividend rate and settled in shares of our common stock only upon vesting and distribution of the underlying RSU award.

[3]

Represents the product of the number of unearned shares/units that have not yet vested and the closing price of our common stock as reported on the composite tape of the NYSE on December 31, 2024 (the last trading day of the year for the NYSE), which was $31.71.

[4]

Represents PSAs that were granted in connection with the 2022-2024 performance cycle. Because our performance as of the end of the last fiscal year for this performance cycle was below the threshold achievement level, these awards are shown at threshold (10.5%), plus accrued dividend equivalents. The total performance for this cycle, as certified by the Compensation Committee on February 19, 2025, was 0%. As a result, the Compensation Committee did not approve any payout of the 2022-2024 PSAs. See the CD&A for more information.

[5]

Represents PSAs granted in connection with the 2023-2025 performance cycle. Because our performance as of the end of the last fiscal year for this performance cycle was above the threshold achievement level but did not exceed target, these awards are shown at target (100%), plus accrued dividend equivalents. However, the amount, if any, of these awards that will be paid out will depend upon the performance over the full performance period and the Compensation Committee’s certification of the performance after completion of the performance cycle, which should occur in the first quarter of 2026 for the 2023-2025 performance cycle.

[6]

Represents PSAs granted in connection with the 2024-2026 performance cycle. Because our performance as of the end of the last fiscal year for this performance cycle was above the target achievement level based on the measurement of the two principal performance measures, Relative TSR and Operating ROE, these awards are shown at maximum (200%), plus accrued dividend equivalents. However, the amount, if any, of these awards that will be paid out will depend upon the performance over the full performance period and the Compensation Committee’s certification of the performance after completion of the performance cycle, which should occur in the first quarter of 2027 for the 2024-2026 performance cycle. These amounts do not include the potential impact of the diversity equity and inclusion modifier that was a component of the 2024 LTI as of December 31, 2024, and has subsequently been removed from the plan as of February 2025. If the modifier had been applied, the maximum performance level for the 2024 PSA awards would have been 232%.

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Executive Compensation Tables

Option Exercises and Stock Vested

The table below provides information on Options exercised and stock awards that vested during 2024.

	Option Awards		Stock Awards

Executive Officer	Number of shares acquired on exercise (#)	Aggregate value realized on exercise ($)	Number of shares acquired on vesting[1] (#)	Aggregate value realized on vesting[2] ($)

Ellen G. Cooper	—	—	15,904	439,027

Christopher Neczypor	—	—	2,461	67,308

James Reid	—	—	5,846	172,983

Kenneth S. Solon	—	—	11,525	317,335

Sean N. Woodroffe	16,164	235,010	95,841	3,130,167

Former Executive Officer

Matthew Grove	—	—	40,826	1,251,618

[1]	Includes dividend equivalents paid out in additional shares of common stock upon the vesting of the underlying RSU awards.

[2]

Amounts reported represent the total pre-tax value realized upon vesting, calculated as shares vested times the closing price of our common stock as reported on the composite tape of the NYSE on the applicable vesting date (or the last date before vesting that was a trading day for the NYSE).

Pension Benefits

Retirement Plans

The LNC Retirement Plan. As of December 31, 2007, we converted our retirement program from a defined-benefit to a defined-contribution design. As a result, benefit accruals ceased (i.e., were “frozen”) under the Lincoln National Corporation Retirement Plan for Employees Hired Prior to January 1, 2008 (the “LNC Retirement Plan”), a defined benefit plan.

Excess Retirement Plan. The Lincoln National Corporation Excess Retirement Plan (the “Excess Plan”) paid, or “restored,” benefits that would have been paid under the LNC Retirement Plan if certain limits were not imposed by Sections 401(a) and 415 of the IRC. The Excess Plan calculated benefits using the same formula as the qualified retirement plans that it “restored,” but without the IRC limits. The amount of the qualified retirement benefit payment is then deducted from, or offset against, the benefit calculated under the Excess Plan.

When the LNC Retirement Plan was “frozen,” the Excess Plan was also “frozen.” In addition, if the Company undergoes a change of control, no enhanced benefits are payable under the Excess Plan or the LNC Retirement Plan.

None of our NEOs for 2024 are participants in these frozen plans.

76     Lincoln National Corporation 2025 Proxy Statement

Executive Compensation Tables

Nonqualified Deferred Compensation

We have adopted the DC SERP, a nonqualified plan that permits our NEOs and other eligible employees to defer amounts of salary and annual incentive bonus that cannot be deferred under our tax-qualified Employees’ 401(k) Plan due to the IRC limits.

The amount of eligible compensation (base salary and annual incentive bonus) that employees may contribute to the Employees’ 401(k) Plan is subject to annual plan and IRC limits. For 2024, Lincoln made the following contributions to the Employees’ 401(k) Plan:

∎	a dollar-for-dollar basic matching contribution on the first 6% of eligible compensation contributed; and

∎	a “core contribution” of 4% of eligible compensation (which contributions are made in the first quarter after the end of the plan year).

Any “core” contributions that cannot be contributed to the Employees’ 401(k) Plan due to plan and/or IRC limits are contributed to the DC SERP.

Special Executive Credit

For all NEOs, an additional contribution — a “special executive credit” as a percentage of “Total Pay” — was made to the DC SERP in 2024 for the 2023 plan year. Typically, special executive credits are calculated and credited to the DC SERP by March of the following year. For the purpose of determining the credit, “Total Pay” under the DC SERP is defined as base salary plus annual incentive bonus paid during the fiscal year. For each NEO, the special executive credit equals 5% of Total Pay.

Special executive credits vest on the earlier of: five years after becoming eligible to receive special executive credits under the DC SERP; death; eligibility for long-term disability benefits under a Company-sponsored plan; reaching age 62; or upon a change of control of the Company. Ms. Cooper and Mr. Solon are the only NEOs who are fully vested in the special executive credits they received through 2024.

Additional Terms of the DC SERP

∎	We will pay out account balances based upon the total performance of the investment measures selected by the participant.

∎

Our NEOs may select from a menu of “phantom” investment options used as investment measures for calculating the investment return notionally credited to their deferrals. These are generally the same investment options that are available under the Employees’ 401(k) Plan.

∎

Amounts deferred and contributed under the DC SERP are credited to “notional” (or bookkeeping) accounts and are subsequently credited with earnings or losses mirroring the performance of the available investment options under the Employees’ 401(k) Plan.

∎	All matching contributions are initially invested in the same investment options that the participant has elected for salary and bonus deferrals and are credited with notional earnings or losses.

∎	Our NEOs may at any time change their investment elections or, subject to our Insider Trading and Confidentiality Policy, transfer amounts between investments.

∎

Our NEOs may change investment elections with respect to the LNC stock fund only during permitted trading “window” periods, which generally occur quarterly. We will issue cash in settlement of the stock units held through the fund when amounts credited to the LNC stock fund are actually paid to the participants.

∎	The DC SERP is an unfunded plan and represents an unfunded promise to pay the benefits credited to each participant.

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Executive Compensation Tables

The table below provides information on each NEO’s deferrals and on contributions we made to the DC SERP on each NEO’s behalf during 2024. It also shows each NEO’s aggregate balance under the DC SERP as of December 31, 2024.

Nonqualified Deferred Compensation

Executive Officer	Executive contributions in last FY1 ($)	Company contributions in last FY2 ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE[3] ($)

Ellen G. Cooper	302,574	486,510	81,061	—	4,501,852

Christopher Neczypor	150,794	246,245	75,357	—	816,870

James Reid	53,963	213,280	34,260	—	319,141

Kenneth S. Solon	51,865	155,370	414,051	—	7,836,475

Sean N. Woodroffe	50,077	73,348	2,035	—	125,460

Former Executive Officer

Matthew Grove	177,247	371,809	14,604	291,488	591,332

[1]

Amounts shown reflect deferral of a portion of salary for 2024 (included as Salary in the Summary Compensation Table for 2024) and deferral of a portion of the AIP amounts paid in 2024 relating to 2023 performance (included as Non-Equity Incentive Plan Compensation in the Summary Compensation Table for 2023). These amounts are:

Executive Officer	Salary ($)	Incentive Plan ($)

Ellen G. Cooper	71,873	230,701

Christopher Neczypor	53,977	96,817

James Reid	53,963	—

Kenneth S. Solon	51,865	—

Sean N. Woodroffe	50,077	—

Former Executive Officer

Matthew Grove	62,400	114,847

[2]	Amounts shown reflect our employer contributions into the DC SERP during 2024, which are included as All Other Compensation in the Summary Compensation Table for 2024.

[3]

In addition to the amounts shown in footnote 1 above, this column includes amounts that were reported in prior years’ Summary Compensation Tables to the extent the NEO was an NEO in one or more prior years. These amounts are as follows: $805,165 for Ms. Cooper; $50,354 for Mr. Neczypor; $1,335,241 for Mr. Solon; and $178,616 for Mr. Grove.

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Executive Compensation Tables

Potential Payments upon Termination or Change of Control

The narrative below describes the various termination and change-of-control arrangements applicable to our NEOs that are not broadly available to our employees on a non-discriminatory basis. The narrative is followed by a table showing potential payments each NEO would have received in the event of their termination of employment (voluntary, involuntary or in connection with our change of control) occurring on December 31, 2024, except for Mr. Grove, for whom the table shows the payments and benefits to which he became entitled upon his involuntary not-for-cause termination effective December 31, 2024.

Change-of-Control Arrangements

All of our executive officers, including our NEOs, are eligible to participate in the LNC COC Plan. NEOs become eligible for benefits under the LNC COC Plan if (either in anticipation of or within two years after our change of control):

∎

the NEO’s employment is terminated by the Company for any reason other than death, disability or “cause” (defined as (i) conviction of a felony, or other fraudulent or willful misconduct that is materially and demonstrably injurious to our business or reputation or (ii) the willful and continued failure of the executive to perform substantially his or her duties despite warning notices); or

∎

the NEO terminates his or her employment for “good reason” (defined as a “material and adverse” change in the NEO’s responsibilities, a reduction in salary or target annual incentive bonus opportunity, or our failure to provide compensation and benefits materially similar to those offered in the past—with the exception of broad-based changes to our benefit plans that affect a significant portion of our employees).

If the conditions for payment under the LNC COC Plan are met, the Company would make a cash payment to the NEO based on a multiple of “annual base salary” and “target bonus.” For purposes of the LNC COC Plan:

–	“annual base salary” means the highest annual rate of salary during the 12-month period immediately preceding the date of termination; and

–

“target bonus” means the target set for annual incentive bonus under the AIP for the calendar year in which the NEO’s employment was terminated or for the year in which the change of control occurred, whichever is higher.

The amounts payable under the LNC COC Plan would be determined as follows:

Chief Executive Officer	2.99 times annual base salary	+	2.99 times target bonus
All Other Participating Executives (including our other NEOs)	2 times annual base salary	+	2 times target bonus

Benefits offered under the LNC COC Plan do not include any tax “gross-ups” to cover any excise tax amounts deemed to be “excess parachute payments” under IRC Section 280G. The LNC COC Plan provides for the reduction, or cutback, of payments under the plan if it is determined that the net after-tax amount to be received by a participant after the reduction would be greater than the net after-tax amount that a participant would receive without the reduction.

In addition to the cash payment, our NEOs would receive the following additional benefits and benefit enhancements under the LNC COC Plan:

∎

Reimbursement, for a maximum of 18 months, of premiums the NEO paid for the continuation of coverage under our welfare benefit plans in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”);

∎

For purposes of determining eligibility for retiree medical and dental coverage, additional credited service equal to the period that severance pay would be payable to the NEO under our broad-based employees’ severance plan;

∎

Vesting of AIP and LTI awards for each completed performance period, with awards for open performance periods paid at target and prorated to reflect the date on which the termination occurred and paid out at the end of the performance period (although the Compensation Committee has discretion under the ICP to fully vest awards); and

∎

Reimbursement of the cost of outplacement services, up to a maximum of 15% of the NEO’s highest rate of annual base salary during the 12-month period immediately preceding the date of employment termination.

NEOs in the LNC COC Plan may be eligible to receive payments under the Officers’ Severance Plan or other severance arrangements (as described below). However, any payments they receive under those plans would reduce, on a dollar-for-dollar basis, the amount of any cash payment they receive under the LNC COC Plan.

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Executive Compensation Tables

As a condition to an NEO’s receiving payments or benefits, the LNC COC Plan imposes non-disparagement and confidentiality obligations, as well as a non-solicitation obligation for two years following termination of the executive’s employment.

Change-of-Control Features of Other Plans and Programs

Options and RSUs

Unvested grants of Options and RSUs will vest and become either immediately exercisable or non-forfeitable in connection with a “change of control” of the Company only if the executive’s employment is terminated by the Company for any reason other than “cause” within two years of the change of control. In addition, the Compensation Committee may determine whether outstanding PSAs will be paid in shares immediately upon our change of control, including the discretion as to whether to pay at target or maximum.

Severance Plans

We sponsor the Officers’ Severance Plan, which provides 104 weeks of severance benefits to our CEO and 78 weeks of severance benefits to our other executive officers, including our NEOs. Payments of these benefits begin no earlier than six months after the date an officer is involuntarily terminated other than for cause.

To qualify for benefits under the Officers’ Severance Plan, the officer must sign our standard form of agreement, waiver and release of claims, which includes a forfeiture provision for solicitation, among other conditions.

Deferred Compensation Plan

Upon our change of control, our NEOs will receive the following benefit enhancements under the DC SERP:

∎	Any unvested special executive credits will vest immediately.

∎

Executives eligible for benefits under the LNC COC Plan, as of the date of our change of control and who separate from service within two years after such change of control, will receive an additional two (or three, in the case of our CEO) years’ worth of core contributions, matching contributions, and special executive credits.

Cash Severance Policy

The LNC Executive Officer Cash Severance Policy (the “Cash Severance Policy”), adopted in February 2023, provides that the Company will not enter into any new employment agreement, severance agreement or separation agreement with any executive officer, or establish any new severance plan or policy covering any executive officer, that provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target annual bonus opportunity (“cash severance”) without seeking shareholder ratification of such agreement, plan or policy. The policy also provides that the Company will not amend the LNC COC Plan to increase the cash severance benefits under that plan or the Officers’ Severance Plan to increase the cash severance benefits under that plan to an amount in excess of 2.99 times the sum of an executive officer’s base salary plus target bonus opportunity, in each case without seeking shareholder ratification.

Potential Payments Table

The following table shows potential payments to each NEO if the NEO’s employment were terminated effective December 31, 2024, as a result of:

∎	early retirement or voluntary termination;

∎	involuntary not-for-cause termination;

∎	for-cause termination;
∎	involuntary termination following our change of control;

∎	disability; or

∎	death.

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Executive Compensation Tables

Please note the following regarding the amounts in the table:

∎

Except in the case of Mr. Grove, the amounts assume that termination was effective December 31, 2024, and are therefore estimates. The amounts actually paid at termination would differ from these estimates. Additional assumptions are described in footnotes to the table.

∎

The amounts set forth in the table for Mr. Grove, a former executive officer, represent the benefits and payments to which he became entitled upon his involuntary not-for-cause termination that was effective December 31, 2024.

∎

Under the DC SERP, the amounts shown under “Aggregate Balance at Last FYE” in the “Nonqualified Deferred Compensation” table above for Ms. Cooper and Mr. Solon were fully vested as of December 31, 2024, and therefore are fully payable for such NEOs and unaffected by the various termination scenarios presented in the table. The DC SERP amounts are shown as lump sums, but are payable as either lump sums or as 5-, 10-, 15- or 20-year annual installments, based on the applicable NEO’s selection.

∎	The amounts do not take into account the cutback provision described above under “— Change-of-Control Arrangements.” As a result, the actual amounts paid could be lower than what is presented.

∎

Information about Options, RSUs and PSAs in the table reflects equity-based awards that had not yet vested on the date of a termination event for which vesting continues post-termination or is accelerated as a result of the termination event. All awards held by each NEO, other than Mr. Grove, at December 31, 2024, that would have become vested and/or exercisable upon a termination event are shown at a value using the closing price of our common stock on December 31, 2024 (the last trading day of the year for the NYSE), which was $31.71. The value of the awards that vested for Mr. Grove effective his December 31, 2024, termination date are also shown based on the closing price of our common stock on that date.

In general, vesting occurs as follows:

–

Options – Unvested Options vest in full and become exercisable upon the NEO’s death or disability. Unvested Options also vest and become immediately exercisable in connection with a change of control of the Company if the executive’s employment is terminated by the Company for any reason other than “cause” within two years of the change of control. The Options granted to Ms. Cooper in 2022 and 2023 provide for full vesting upon retirement provided that retirement occurs after the first anniversary of the grant date; otherwise, they vest pro rata upon retirement. The terms of the 2022 and 2023 Options granted to Messrs. Neczypor, Reid, Woodroffe and Grove provide for vesting on a pro rata basis if the executive officer retires, with “retirement” defined as a termination of service other than for cause at age 55 or older with at least five years of service, except if the executive retires at age 62 or older, in which case the Option fully vests. Mr. Solon’s February 2022 Option grant provides for pro rata vesting upon retirement, and his December 2022 supplemental Option grant vests in full if he retires after the second anniversary of the grant date. Per the terms of Mr. Grove’s award agreements, upon his involuntary not-for-cause termination, Mr. Grove’s outstanding unvested Option awards were forfeited effective as of his termination date.

–

RSUs – Unvested RSUs will vest in full upon the NEO’s death or disability. Unvested RSUs will also vest in full in connection with a change of control of the Company if the executive’s employment is terminated by the Company for any reason other than “cause” within two years of the change of control. The RSUs granted to our NEOs in 2024 vest in full in the event of the executive’s separation from service from the Company (including retirement), other than for cause, at age 55 or older with at least five years of service. Ms. Cooper’s 2022 and 2023 RSU award agreements provide for full vesting upon “retirement” if retirement occurs after the first anniversary of the grant date; otherwise, they vest pro rata upon retirement. The pre-2024 RSU award agreements for Messrs. Neczypor, Reid, Woodroffe and Grove provide for pro rata vesting upon retirement, with “retirement” defined as a termination of service other than for cause at age 55 or older with at least five years of service. Mr. Solon’s February 2022 supplemental RSU award is forfeitable in the event of a voluntary retirement and vests in full in the event of an involuntary termination not for cause, while his December 2022 supplemental RSU award and 2023 and 2024 RSU awards vest in full if he retires after the second anniversary of the grant date. Per the terms of Mr. Grove’s award agreements, upon his involuntary not-for-cause termination, his outstanding LTI RSU awards were forfeited, and the final tranche of his August 2022 new hire award vested effective as of his termination date pursuant to the terms of his award agreement.

–

PSAs – Upon the NEO’s death or disability, the executive receives a full, non-pro-rated award. With respect to the PSAs granted to our NEOs in 2024, the executive also receives a full, non-pro-rated award in the event of the

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Executive Compensation Tables

executive’s separation from service from the Company (including retirement), other than for cause, at age 55 or older with at least five years of service. The PSAs granted to Ms. Cooper in 2022 and 2023 provide for full vesting upon retirement if retirement occurs after the first anniversary of the grant date; otherwise, they vest pro rata upon retirement. The 2022 and 2023 PSA agreements for Messrs. Neczypor, Reid, Woodroffe and Grove provide for pro rata treatment of the awards upon retirement, with, “retirement” defined as the executive’s termination of service, other than for cause, at age 55 or older with at least five years of service. Mr. Solon’s February 2022 PSA grant under the 2022 LTI program provides for pro rata vesting upon retirement, and his February 2022 supplemental PSA provides for forfeiture in the event of a voluntary retirement and vesting in full in the event of an involuntary termination not for cause. Per the terms of Mr. Grove’s award agreements, upon his involuntary termination not for cause, his outstanding PSAs were forfeited. Unvested PSAs will also vest in connection with a change of control of the Company if within two years of the change of control (a) the executive’s employment is terminated by the Company for any reason other than “cause” or (b) the executive terminates his or her employment for “good reason.” For all NEOs except our CEO, the PSAs are shown in the table as vesting pro rata upon a termination after a change of control. For Ms. Cooper, such awards are shown as vesting in full, as given her age and years of service any termination not for cause would result in full vesting based on the terms of her agreements as described above. Under all termination events, except our change of control, the PSAs are paid out only at the end of the actual performance cycle in accordance with the results certified by the Compensation Committee. The effect of our change of control is discussed in detail above. PSA amounts in the following table are calculated based on actual results for the 2022-2024 performance cycle and based on payouts at target for the 2023-2025 and 2024-2026 performance cycles.

∎

The table excludes benefits — such as accrued vacation pay, distributions from the Employees’ 401(k) Plan, disability benefits, and life insurance benefits equal to one times salary — that all employees are eligible to receive on the same basis.

82     Lincoln National Corporation 2025 Proxy Statement

Executive Compensation Tables

Amounts in the table are estimates based on a hypothetical termination on December 31, 2024, with the exception of the amounts set forth for Mr. Grove, which represent the benefits and payments to which he became entitled upon his involuntary not-for-cause termination effective December 31, 2024.

Potential Payments

	Trigger events

Benefits and payments	Early retirement[1] / Voluntary termination ($)	Involuntary not-for-cause termination[2] ($)	For-cause termination ($)	Involuntary termination after change- of-control ($)	Disability ($)	Death ($)

Ellen G. Cooper

Compensation:

Annual Incentive Compensation	4,705,800	4,705,800	—	4,705,800	4,705,800	4,705,800

Options[3]	—	—	—	—	—	—

RSUs	6,540,853	6,540,853	—	6,540,853	6,540,853	6,540,853

PSAs	11,089,241	11,089,241	—	11,089,241	11,089,241	11,089,241

Benefits & perquisites:

DC SERP[4]	187,916	440,060	—	2,025,000	187,916	440,060

Miscellaneous payments[5]	—	31,200	—	224,640	—	—

Cash severance	—	9,000,000	—	13,455,000	—	—

Total	22,523,809	31,807,154	—	38,040,534	22,523,809	22,775,954

Christopher Neczypor

Compensation:

Annual Incentive Compensation	—	2,140,500	—	2,140,500	2,140,500	2,140,500

Options[3]	—	—	—	31,921	31,921	31,921

RSUs	—	—	—	2,570,952	2,570,952	2,570,952

PSAs	—	—	—	2,402,381	2,805,796	2,805,796

Benefits & perquisites:

DC SERP[4]	—	86,729	—	917,768	86,729	212,391

Miscellaneous payments[5]	—	32,760	—	196,942	—	—

Cash severance	—	3,600,000	—	4,800,000	—	—

Total	—	5,859,989	—	13,060,464	7,635,898	7,761,559

James Reid

Compensation:

Annual Incentive Compensation	—	2,233,550	—	2,233,550	2,233,550	2,233,550

Options[3]	—	—	—	—	—	—

RSUs	—	376,081	—	2,935,331	2,935,331	2,935,331

PSAs	—	—	—	1,198,511	2,531,631	2,531,631

Benefits & perquisites:

DC SERP[4]	—	86,285	—	870,564	86,285	211,391

Miscellaneous payments[5]	—	32,760	—	198,119	—	—

Cash severance	—	3,675,000	—	4,900,000	—	—

Total	—	6,403,676	—	12,336,075	7,786,797	7,911,903

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Executive Compensation Tables

Potential Payments (cont’d.)

	Trigger events

Benefits and payments	Early retirement[1] / Voluntary termination ($)	Involuntary not-for-cause termination[2] ($)	For-cause termination ($)	Involuntary termination after change- of-control ($)	Disability ($)	Death ($)

Kenneth S. Solon

Compensation:

Annual Incentive Compensation	1,557,000	1,557,000	—	1,557,000	1,557,000	1,557,000

Options[3]	—	—	—	—	—	—

RSUs	2,127,202	3,007,725	—	3,253,605	3,253,605	3,253,605

PSAs	1,952,068	1,952,068	—	1,952,068	2,299,070	2,299,070

Benefits & perquisites:

DC SERP[4]	77,854	192,423	—	583,875	77,854	192,423

Miscellaneous payments[5]	—	32,760	—	192,869	—	—

Cash severance	—	2,919,375	—	3,892,500	—	—

Total	5,714,124	9,661,351	—	11,431,916	7,187,529	7,302,098

Sean N. Woodroffe

Compensation:

Annual Incentive Compensation	—	2,073,116	—	2,073,116	2,073,116	2,073,116

Options[3]	—	—	—	342,041	342,041	342,041

RSUs	—	4,681,125	—	6,455,205	6,455,205	6,455,205

PSAs	—	—	—	1,866,564	2,302,653	2,302,653

Benefits & perquisites:

DC SERP[4]	—	88,923	—	713,941	88,923	217,327

Miscellaneous payments[5]	—	32,760	—	193,192	—	—

Cash severance	—	3,439,500	—	4,586,000	—	—

Total	—	10,315,425	—	16,230,059	11,261,938	11,390,342

Matthew Grove

Compensation:

Annual Incentive Compensation		2,020,200

Options[3]		—

RSUs[6]		651,799

PSAs[7]		—

Benefits & perquisites:

DC SERP[4]		104,365

Miscellaneous payments[5]		62,760

Cash severance		3,900,000

Total		6,739,124

[1]

For Ms. Cooper and Mr. Solon, based on their age and years of service, this column reflects benefits and payments based on retirement under our plans and relevant award agreements. For Messrs. Neczypor, Reid and Woodroffe, this column reflects benefits and payments based on voluntary termination.

[2]

Because of their age and years of service, if Ms. Cooper or Mr. Solon were to be involuntarily terminated other than for cause, they would be entitled to many of the same benefits as if they had retired, pursuant to the terms of our plans and relevant award agreements. As a result, this column shows benefits based on retirement for Ms. Cooper and Mr. Solon. For Mr. Grove, this column reflects the actual benefits and payments to which he became entitled upon his involuntary not-for-cause termination effective December 31, 2024, pursuant to the terms of the applicable plans, award agreements and his separation agreement.

84     Lincoln National Corporation 2025 Proxy Statement

Executive Compensation Tables

[3]

The value of accelerated Options is calculated as the aggregate spread between the exercise price of the Options and the closing price of our common stock on December 31, 2024, which was $31.71. With the exception of the Options granted to Mr. Woodroffe in May 2023 and to Mr. Neczypor in August 2023, the exercise price for the Options that would have become exercisable upon a termination event as of December 31, 2024, is greater than $31.71, and therefore the value reflected for such accelerated Options is zero for all applicable scenarios. Mr. Grove’s unvested Options were forfeited effective the date of his involuntary not-for-cause termination.

[4]

For Ms. Cooper and Mr. Solon, the values for the DC SERP do not reflect their year-end balances shown in the “Nonqualified Deferred Compensation” table, as they are each fully vested in this amount, which would be payable under each scenario. For Messrs. Neczypor, Reid and Woodroffe, the values for the DC SERP reflect only the unvested balances that would be payable under certain termination scenarios. For each NEO, the excess core contribution that would be credited to the DC SERP in 2025 for the 2024 plan year would still be payable under each scenario except for-cause termination. In addition, for each NEO, the special executive credit that would be credited to the DC SERP in 2025 for the 2024 plan year would still be payable in the event of death or involuntary termination other than for cause. Upon involuntary termination after change of control, Ms. Cooper would receive an additional three years, and each other NEO would receive an additional two years, of employer contributions under the DC SERP provisions based on their rate of pay and target bonus percentage in effect at the date of termination. Mr. Grove’s amount reflects the excess core contribution that was credited to the DC SERP in 2025 for the 2024 plan year, which is still payable under the terms of the DC SERP in the event of involuntary termination other than for cause.

[5]

Amounts shown under Involuntary Not-for-Cause Termination reflect a one-time lump-sum cash stipend payable pursuant to the terms of the Officers’ Severance Plan. Amounts shown under Involuntary Termination after Change-of-Control reflect amounts for outplacement, tax preparation and financial planning services, and COBRA reimbursement for health and dental benefits for 18 months, pursuant to the LNC COC Plan. For Mr. Grove, amounts shown reflect the $32,760 one-time lump-sum cash stipend to be paid to Mr. Grove six months after his termination date pursuant to the terms of the Officers’ Severance Plan and $30,000 representing payment for outplacement services and career transition assistance, pursuant to the terms of Mr. Grove’s separation agreement.

[6]

The amount presented reflects the value as of the December 31, 2024, vest date of the final tranche of Mr. Grove’s August 2022 new hire RSU grant, the terms of which provided for full vesting in the event of an involuntary termination not for cause. Mr. Grove’s other outstanding RSU awards were forfeited effective the date of his involuntary not-for-cause termination.

[7]	Mr. Grove’s unvested PSAs were forfeited effective the date of his involuntary not-for-cause termination.

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Executive Compensation Tables

CEO Pay Ratio

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, require companies to disclose certain information about the annual total compensation of our employees and the annual total compensation of our CEO, Ms. Ellen Cooper.

Median Employee Identification Process

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

∎

We determined that, as of December 31, 2024, our employee population consisted of approximately 9,800 individuals as reported in Item 1. Business, in our 2024 Annual Report on Form 10-K. This population consisted of our full-time, part-time, and temporary employees. We selected December 31, 2024, which is within the last three months of 2024, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

∎

To identify the “median employee” from our employee population, we compared the Medicare-eligible amount of salary, wages, and other compensation of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2024 (including certain compensation elements that are not Medicare-taxable, including Section 125 deductions).

∎

We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the “median employee.”

Calculation of the Pay Ratio

Once we identified our median employee, we combined all the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $97,812. With respect to the total annual compensation of our CEO, we used the amount reported in the “Total” column of the “Summary Compensation Table” presented in this proxy statement.

Pay Ratio

For 2024, our last completed fiscal year:

∎	The median of the annual total compensation of all employees of our company (other than our CEO) was $97,812; and

∎	The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this proxy statement, was $15,903,302.

Based on this information, for 2024 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 163 to 1.

The above pay ratio and annual total compensation amount are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. We note that the ratio and total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee and determine that employee’s total compensation, the composition and location of the workforce, and other factors may vary significantly among companies.

86     Lincoln National Corporation 2025 Proxy Statement

Pay Versus Performance

Pay Versus Performance
Set forth below is the information required by Item 402(v) of Regulation
S-K,
which requires the Company to disclose certain information about the relationship between executive “compensation actually paid” by the Company and its financial performance. The term “compensation actually paid,” or “CAP,” is as defined by Item 402(v) and calculated as explained further below. CAP does not necessarily reflect the compensation actually received by or transferred to any of our NEOs for any of the years presented.
Pay Versus Performance Table

Pay Versus Performance

							Value of Initial Fixed $100 Investment Based on:

Year	Summary Comp- ensation Table Total for PEO ($) (Cooper) 1	Summary Comp- ensation Table Total for PEO ($) (Glass) 1	Comp- ensation Actually Paid to PEO ($) (Cooper) 3,4	Comp- ensation Actually Paid to PEO ($) (Glass) 3,4	Average Summary Comp- ensation Table Total for Non-PEO Named Executive Officers ($) 2	Average Comp- ensation Actually Paid to Non- PEO Named Executive Officers ($) 3,4	Total Share- holder Return ($) 5	Peer Group Total Share- holder Return ($) 5	Net Income (loss) ($ in millions)	Income from Operations per Share ($) 6

2024	15,903,302	—	15,318,309	—	6,400,395	5,797,962	67.84	171.87	3,275	7.13

2023	13,437,920	—	10,633,177	—	5,883,097	5,434,156	54.37	142.87	(752)	6.61

2022	9,098,310	6,454,525	2,252,925	(14,976,227)	7,040,128	2,632,485	57.59	136.53	1,358	8.62

2021	—	16,760,924	—	25,991,415	4,988,003	6,949,015	123.93	123.73	3,778	12.10

2020	—	14,300,822	—	9,673,599	3,892,316	3,097,418	88.88	90.52	499	4.45

1
Dennis Glass served as our Chief Executive Officer, or Principal Executive Officer (“PEO”), in 2020, 2021 and until May 27, 2022. Ms. Cooper became our PEO on May 27, 2022. Ms. Cooper was a non-PEO
NEO in 2020 and 2021.

2
For 2024, our
non-PEO
NEOs included Messrs. Neczypor, Reid, Solon and Woodroffe and former executive officer Mr. Grove. For 2023, our non-PEO
NEOs included Messrs. Neczypor, Grove, Reid and Woodroffe and our former CFO Randal Freitag. For 2022, our non-PEO
NEOs included Messrs. Freitag, Grove, Reid and Solon. For 2021, our
non-PEO
NEOs included Messrs. Freitag and Solon, Ms. Cooper and former executive officer Jamie Ohl. For 2020, our non-PEO
NEOs included Mr. Freitag, Ms. Cooper and former executive officers Lisa Buckingham and Wilford Fuller.

3
Set forth below are adjustments to the total compensation amounts presented in the “Summary Compensation Table,” or “SCT,” for our fiscal years 2020 through 2024 as prescribed by Item 402(v) of Regulation
S-K
to arrive at CAP. Other than as reflected for 2024 for
non-PEO
NEOs, there were no equity awards for either PEO or any of the non-PEO
NEOs that were granted in prior fiscal years that failed to meet the applicable vesting conditions during any fiscal year presented, except for the PSA awards granted in 2020 and 2021 that failed to vest in 2023 and 2024, respectively, but such awards had no value as of December 31, 2022, and December 31, 2023, respectively, so there is no change in fair value to report for these awards for 2023 or 2024, respectively. In addition, there are no service costs or prior service costs attributable to services rendered with respect to the defined pension plan for which amounts are reported in the SCT, as the plan is frozen. Finally, no adjustments were made for dividends paid on equity awards, as dividends on RSUs and PSAs are reinvested and result in an increase in the number of shares underlying the award. Some totals may not reconcile due to rounding.

Lincoln National Corporation 2025 Proxy Statement     87

Pay Versus Performance

Year	Executive(s)	SCT Total ($)	Subtract Grant Date Fair Value Reported in SCT for Equity Awards Granted in Fiscal Year ($)	Add Fair Value at Fiscal Year End of Unvested Equity Awards Granted in Fiscal Year ($)	Add Change in Fair Value as of Fiscal Year End of Unvested Equity Awards Granted in Prior Fiscal Years ($)	Add Fair Value at Vesting of Equity Awards Granted in Fiscal Year that Vested During Fiscal Year ($)	Add Change in Fair Value of Equity Awards Granted in Prior Fiscal Years that Vested During Fiscal Year ($)	Add Change in Fair Value of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions During Fiscal Year ($)	Subtract Change in Pension Value and Non- Qualified Deferred Comp Earnings Reported in SCT ($)	CAP ($)

2024	PEO	15,903,302	(9,422,735)	11,611,280	(2,431,341)	—	(342,197)	—	—	15,318,309

	Non-PEO NEOs	6,400,395	(2,405,791)	2,277,662	61,023	—	177,623	(712,949)	—	5,797,962

2023	PEO	13,437,920	(8,045,125)	5,861,148	(690,038)	—	69,272	—	—	10,633,177

	Non-PEO NEOs	5,883,097	(2,698,808)	2,775,956	(353,450)	—	(209,920)	—	(4,702)	5,434,156

2022	PEO (Cooper)	9,098,310	(6,411,818)	1,473,981	(2,068,557)	—	161,010	—	—	2,252,925

	PEO (Glass)	6,454,525	(4,259,814)	704,085	(9,721,204)	1,323,456	(9,477,274)	—	—	(14,976,227)

	Non-PEO NEOs	7,040,128	(5,257,992)	2,383,336	(1,602,957)	—	69,971	—	—	2,632,485

2021	PEO (Glass)	16,760,924	(9,926,350)	13,630,189	6,320,299	—	(593,240)	—	(200,407)	25,991,415

	Non-PEO NEOs	4,988,003	(2,262,170)	3,038,528	1,339,007	—	(150,689)	—	(3,664)	6,949,015

2020	PEO (Glass)	14,300,822	(9,749,776)	8,875,987	(3,477,986)	—	(20,972)	—	(254,476)	9,673,599

	Non-PEO NEOs	3,892,316	(1,989,285)	1,810,946	(601,870)	—	(2,546)	—	(12,143)	3,097,418

4
Fair values were calculated in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. For awards that are subject to performance conditions, we calculated the change in fair value as of the end of the covered fiscal year based upon the probable outcome of such conditions as of the last day of the fiscal year.

5
Represents, as applicable, the Company’s or the peer group’s cumulative total shareholder return (“TSR”) based on a hypothetical investment of $100 on December 31, 2019, with dividends reinvested through the last trading day of 2020, 2021, 2022, 2023 and 2024, respectively. The peer group used is the S&P Life & Health Insurance Index, which is the same index we use for purposes of Item 201(e)(1)(ii) of Regulation
S-K.

6
Income from Operations per Share is a financial performance measure used in our AIP. The amounts set forth in this column represent the Income from Operations per Share for 2020, 2021, 2022, 2023 and 2024, in each instance as calculated for that year in accordance with the terms of the AIP and as certified by the Compensation Committee. Income from Operations is defined as net income in accordance with U.S. GAAP but excluding the after-tax
effects of certain items. The terms of the AIP also provide for certain defined exclusions in calculating Income from Operations for purposes of the plan. For the definitions of Income from Operations per Share for the 2020, 2021, 2022, 2023 and 2024 AIPs, see Exhibit 1 beginning on page
E-1.
For more information about Income from Operations per Share and its impact on payouts under the 2024 AIP, see the CD&A.

88     Lincoln National Corporation 2025 Proxy Statement

Pay Versus Performance

Relationships Between CAP and Measures Presented in Pay Versus Performance Table
Relationship between Company TSR and CAP and Comparison of Company TSR and Peer Group TSR
The graph below shows the relationship between our cumulative TSR and CAP for each PEO and the average CAP paid to non-PEO
NEOs, as well as the comparison of our cumulative TSR and the peer group (i.e., S&P Life & Health Insurance Index) cumulative TSR, over the last five years.

CAP ($000)
TSR Value
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
($10,000)
($15,000)
$200.00
$175.00
$150.00
$125.00
$100.00
$75.00
$50.00
$25.00
$0.00
($25.00)
($50.00)
($75.00)
2020
2021
2022
2023
2024
$9,674
$3,097
$90.52
$88.88
$25,991
$6,949
$123.93
$123.73
$(14,976)
$2,253
$2,632
$57.59
$136.53
$10,633
$5,434
$54.37
$142.87
$15,318
$5,798
$67.84
$171.87
CEO CAP (Glass)
CEO CAP (Cooper)
Avg Non-PEO NEO CAP
Company TSR
Peer TSR

Lincoln National Corporation 2025 Proxy Statement     89

Pay Versus Performance

Relationship between Net Income and CAP
The graph below shows the relationship between net income and CAP for each PEO and the average CAP paid to non-PEO
NEOs over the last five years.

$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
($10,000)
($15,000)
CAP ($000)
$5,000
$3,500
$2,000
$500
($1,000)
($2,500)
Net Income (in millions)
2020
2021
2022
2023
2024
$9,674
$499
$3,097
$25,991
$3,778
$6,949
$2,253
$2,632
$1,358
$(14,976)
$10,633
$5,434
($752)
$15,318
$3,275
$5,798
CEO CAP (Glass)
CEO CAP (Cooper)
Avg Non-PEO NEO CAP
Net Income

90     Lincoln National Corporation 2025 Proxy Statement

Pay Versus Performance

Relationship between Income from Operations Per Share and CAP
The graph below shows the relationship between Income from Operations per Share (calculated in accordance with the terms of our AIP) and CAP for each PEO and the average CAP paid to non-PEO
NEOs over the last five years.

$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
($10,000)
($15,000)
CAP ($000)
$15.00
$12.50
$10.00
$7.50
$5.00
$2.50
$0.00
($2.50)
($5.00)
($7.50)
Income from Operations per Share (AIP)
2020
2021
2022
2023
2024
$9,674
$4.45
$3,097
$25,991
$12.10
$6,949
$(14,976)
$2,253
$2,632
$8.62
$10,633
$5,434
$6.61
$15,318
$7.13
$5,798
CEO CAP (Glass)
CEO CAP (Cooper)
Avg Non-PEO NEO CAP
Income from Ops/Share (AIP)

2024 Company Performance Measures
As required by Item 402(v), set forth below is the list of performance measures that the Company believes were the most important performance measures during 2024 in linking CAP, for our PEO and
Non-PEO
NEOs, to the performance of the Company.

Most Important Company Performance Measures for 2024 1
∎ Operating Return on Equity
∎ Relative TSR
∎ Income from Operations per Share

1 For more information about each of these performance measures, see the CD&A.

Lincoln National Corporation 2025 Proxy Statement     91

Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

We are requesting that our shareholders vote in favor of an amendment to the Lincoln National Corporation 2020 Incentive Compensation Plan (the “Amendment”) to (i) increase the number of shares available for issuance under the plan by 1,750,000 shares and (ii) increase the maximum cash amount (the “Maximum Cash Amount”) that any participant (other than a non-employee director) may earn (a) as an annual incentive award in respect of any fiscal year and (b) as a performance award or other award payable in cash in respect of any individual performance period in any 12-month period. The Lincoln National Corporation 2020 Incentive Compensation Plan was approved by our shareholders on June 12, 2020, Amendment Nos. 1, 2 and 3 thereto were approved by our shareholders on May 27, 2022, May 25, 2023, and May 23, 2024, respectively. The Lincoln National Corporation 2020 Incentive Compensation Plan, as amended by Amendment Nos. 1, 2 and 3, is referred to herein as the “2020 ICP.”

Approval of the Amendment will (i) increase to 17,800,000 shares the total number of shares available for delivery by the Company under the 2020 ICP in connection with the grant of short- and long-term incentive compensation to our officers, employees, non-employee directors, agents, brokers and consultants (“eligible participants”) and (ii) increase the Maximum Cash Amount for annual incentive awards and cash performance awards, in each case, from $8,000,000 to $12,000,000. Other than the proposed increase in the shares available for delivery under the 2020 ICP and the proposed increase to the Maximum Cash Amount, there are no other proposed changes to the 2020 ICP.

As of February 28, 2025, only 4,713,067 shares remained available for grant under the 2020 ICP and there were only 1,166,780 shares available for grant under our 2009 ICP. Our 2014 ICP expired effective May 22, 2024, and, therefore, no new grants may be made under that plan.

We also have the LNC Deferred Compensation Plan for Non-Employee Directors (the “Directors’ DCP”), which as of February 28, 2025, had 13,163 shares available for grant as deferred stock units. None of our officers or employees are eligible to receive awards under the Directors’ DCP.

Shareholder approval of the Amendment is intended to, among other things, comply with the rules and regulations of the NYSE. The Board of Directors approved the Amendment subject to shareholder approval. The closing price of a share of our common stock on the New York Stock Exchange on March 17, 2025, was $37.04.

Why Shareholders Should Vote to Approve the Amendment

The additional shares and the increase to the Maximum Cash Amount are essential to our ability to continue to grant equity awards, or cash incentive or performance awards, as the case may be, to eligible participants, to attract and retain valuable employees and other service providers and to remain competitive and flexible with respect to the types and terms of incentive instruments we are able to offer.

Our Board of Directors believes that our executive and employee compensation programs, and particularly the granting of equity and cash incentive and performance awards, allows the Company to align the interests of its executives and other employees of the Company who are selected to receive awards with those of shareholders by rewarding long-term decision-making and actions for the benefit of the Company. The Company believes that both equity-based and cash incentive compensation assists in the attraction and retention of qualified executives and other employees and provides them with an additional incentive to devote their best efforts to pursue and sustain our long-term performance, enhancing the value of the Company for the benefit of its shareholders. Furthermore, the Company believes it is important to have the flexibility to grant various types of equity and cash awards, in varying amounts, to its executives and employees so that it can react appropriately to the changing competitive environment while being mindful of the impact on shareholders.

To keep us accountable to our shareholders, we are only asking for approval for approximately one to two years’ worth of shares under the 2020 ICP.

The Compensation Committee and the Board considered that the shares currently available for issuance will not be sufficient to cover future equity awards in the near term, especially if material fluctuations in our stock price continue

92     Lincoln National Corporation 2025 Proxy Statement

Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

to occur (which impacts the number of shares we grant, as we determine the size of equity awards to be granted based on the competitive dollar value to be delivered to plan participants) and given the Company’s recent grant history (as shown below under “Determination of Shares Available Under the Plan”). Consistent with the approach we articulated last year when we requested additional shares for the 2020 ICP, to keep us accountable to our shareholders, we are again only asking for the approval of the number of shares that would provide us with the opportunity to continue granting equity-based compensation at appropriate levels for up to one or two years before we would need to seek shareholder approval of more shares.

The additional shares requested represent a reasonable amount of equity dilution.

As discussed further below under “Determination of Shares Available Under the Plan,” the Compensation Committee and the Board believe that the increase in the number of shares of common stock available under the 2020 ICP represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity incentives, an essential component of our overall compensation program.

The Maximum Cash Amount has not been increased in over sixteen years and the increase requested is reasonable.

The Maximum Cash Amount has been at the current $8,000,000 level in the Company’s incentive compensation plans since before the adoption of the 2009 ICP. The Board believes that the increase in the Maximum Cash Amount to $12,000,000 in the 2020 ICP is reasonable given the amount of time since the initial Maximum Cash Amount was set, the lack of prior increases and the additional flexibility that the increase will provide the Company to attract, retain and motivate valuable employees and react appropriately to the competitive compensation environment.

The 2020 ICP includes compensation and governance best practices.

Highlights of the 2020 ICP include the following:

∎	The 2020 ICP is administered by an independent committee.

∎	No repricing of stock options or stock appreciation rights (“SARs”) is permitted without prior shareholder approval.

∎	Stock options and SARs cannot be granted with an exercise price that is less than 100% of fair market value on the date of grant.

∎	There is no evergreen provision under the 2020 ICP.

∎	No dividends or dividend equivalents on unvested awards are paid until those awards are earned and vested.

∎	Awards are subject to double trigger equity vesting upon a change of control.

∎	With limited exceptions, the designated vesting period for awards must be at least one year.

∎	Awards are subject to individual annual limits.

∎	Awards are subject to forfeiture, cancellation and recoupment upon violation of restrictive covenants, including a non-competition covenant.

∎	Awards are subject to clawback provisions and our Clawback Policy.

∎	The 2020 ICP does not permit liberal share recycling.

Required Shareholder Vote

A majority of the votes cast is required for approval of the Amendment. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes will not count as votes cast either for or against the proposal.

Lincoln National Corporation 2025 Proxy Statement     93

Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

Selected Equity Plan Data

The following table provides a breakdown of the outstanding equity awards and the shares remaining available for grant under our equity plans as of February 28, 2025.

Stock Options Outstanding	3,268,635

Weighted Average Exercise Price	$54.56

Weighted Average Remaining Term (in years)	4.99

Restricted Stock Units Outstanding	4,972,261

Performance Shares Outstanding[1]	1,960,956

Deferred Stock Units Outstanding	633,309

Shares remaining available for grant under the 2020 ICP[2]	4,713,067

Shares remaining available for grant under the 2009 ICP[3]	1,166,780

Shares remaining available for grant under the Directors’ DCP	13,163

[1]

Represents outstanding performance share awards at target (100%). Outstanding performance share awards assuming a payout at the applicable maximum payout level for each LTI program cycle as of February 28, 2025, would be 3,849,391.

[2]	Assumes outstanding performance share awards paid at maximum.

[3]

Under the 2009 ICP, stock-based awards are granted from a pool of available shares, with stock options counting as one share and full value awards (restricted stock units, performance shares, etc.) counting as 1.63 shares.

Determination of Shares Available Under the Plan

The Board and the Compensation Committee are mindful of their responsibility to shareholders in granting equity- based awards. Our shareholders are being asked to approve an amendment to the 2020 ICP to provide for the issuance of an additional 1,750,000 shares under the 2020 ICP. We believe that the proposed additional shares, together with the shares remaining available for issuance under the 2020 ICP and our two other pre-existing plans with shares available for grant, totaling 5,893,010 shares in the aggregate as of February 28, 2025, would provide us with the opportunity to continue granting equity-based compensation at appropriate levels for up to one or two years before we would need to seek shareholder approval of more shares. Our annual grants to executives and other employees participating in the Company’s incentive compensation programs were made in February 2025.

In setting the additional number of shares to reserve for issuance under the 2020 ICP, the Compensation Committee and the Board considered a number of factors, including:

∎	Historical equity granting practices, including the three-year average share usage rate (commonly referred to as burn rate).

∎	Shares remaining available for grant.

∎	Total potential dilution (commonly referred to as overhang).

Burn Rate

In setting and recommending to shareholders the additional number of shares to reserve for issuance under the 2020 ICP, the Compensation Committee and the Board considered historic share usage and resulting burn rate as reflected in the table below. We used an average of 2.15% of the weighted average shares outstanding for grants over the past three years under the 2020 ICP, the 2009 ICP, the 2014 ICP and the Directors’ DCP.

94     Lincoln National Corporation 2025 Proxy Statement

Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

	Year Ended December 31,

	2024	2023	2022

Options granted[1]	10,969	711,523	627,044

RSUs granted	2,146,356	1,828,881	938,181

Performance Shares granted[2]	1,936,346	1,607,303	867,977

Deferred Stock Units granted	114,457	133,533	67,458

Weighted Average shares of common stock outstanding	170,597,104	169,562,903	171,034,695	3-Year Average

Burn Rate[3]	2.47%	2.52%	1.46%	2.15%

[1]

For 2024, reflects performance-based Options granted to certain agents; no Options were granted to our executive officers or other employees in 2024. For 2023, reflects 687,027 non-performance-based Options and 24,496 performance-based options. For 2022, reflects 593,609 non-performance-based Options and 33,435 performance-based options.

[2]

Performance share amounts are presented at maximum payout, which in each case was 232% as of the end of the year presented. At target, 834,632, 692,803 and 374,128 performance shares were granted in 2024, 2023 and 2022, respectively. Zero, zero and 185,194 performance shares vested in 2024, 2023 and 2022, respectively, as disclosed in Note 16, Note 17 and Note 18, respectively, of the Notes to Consolidated Financial Statements included in Item 8 of our Annual Reports on Form 10-K for the years ended December 31, 2024, 2023 and 2022, respectively.

[3]

The burn rate has been calculated as the quotient of (i) the sum of all awards granted in such year, divided by (ii) the weighted average number of shares of common stock outstanding at the end of such year.

Shares Remaining Available for Grant

As of February 28, 2025, we had a total of 5,879,847 shares of common stock available for future awards under the 2020 ICP and the 2009 ICP, assuming performance share awards at maximum. As of February 28, 2025, 13,163 shares were available for future awards of deferred stock units under the Directors’ DCP. None of our officers or employees is eligible to receive awards under the Directors’ DCP. Effective May 22, 2024, the 2014 ICP expired and no new grants are permitted under this plan.

The Compensation Committee and the Board considered that the shares currently available for issuance will not be sufficient to cover future equity awards in the near term, especially if material fluctuations in our stock price continue to occur (which impacts the number of shares we grant, as we determine the size of equity awards to be granted based on the competitive dollar value to be delivered to plan participants) and given the Company’s recent grant history (shown above).

Total Potential Dilution

The Compensation Committee and the Board considered the potential shareholder dilution represented by outstanding equity awards and shares available for future grants, or overhang. Total potential dilution is calculated as shown below.

Total Potential Dilution (or Overhang)	=	(remaining shares available) + (shares underlying outstanding equity awards) + (additional shares authorized)
Total number of issued and outstanding shares of common stock (excluding treasury shares)

As of February 28, 2025, we had 170,692,628 shares of common stock outstanding. As of the same date, 10,835,161 shares were subject to outstanding equity awards under the 2020 ICP, the 2009 ICP, the 2014 ICP and the Directors’ DCP (counting outstanding performance share awards at target, or 100%), and an aggregate 5,893,010 shares remained available for new grants under these plans. Prior to any additional shares being authorized under the 2020 ICP, total potential dilution is 9.8% as of February 28, 2025. By adding the 1,750,000 shares proposed to be authorized under the Amendment, total potential dilution increases to 10.8%. The Compensation Committee and the Board believe that the increase in the number of shares of common stock available under the 2020 ICP represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity incentives, an essential component of our overall compensation program.

Lincoln National Corporation 2025 Proxy Statement     95

Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

Summary of the 2020 ICP

The following is a summary of certain material features of the 2020 ICP, which, except for the change to the Maximum Cash Amount, otherwise remain unchanged from those in effect prior to the Amendment. The description below of the 2020 ICP, as proposed to be amended by the Amendment, is qualified in its entirety by reference to the complete terms of the 2020 ICP, as amended by Amendment No. 4 to the 2020 ICP, which together are attached as Exhibit 2 to this proxy statement, beginning on page E-9.

Purpose

The Board of Directors approved the 2020 ICP and the Amendment, subject to shareholder approval, to provide incentives to the eligible participants in order to:

∎	encourage share ownership and align compensation with performance results and shareholder interests;

∎	provide performance incentives that promote the long-term goals of the Company and the creation of shareholder value; and

∎	provide competitive incentive compensation sufficient to attract, retain and motivate high-caliber officers, employees, and other persons who provide services to the Company.

Summary of Key Terms

The following is a summary of the key provisions of the 2020 ICP, with “Award Limits” as amended by the Amendment.

Award Types

The following types of awards (collectively “awards”) are available for issuance under the 2020 ICP:

∎  incentive stock options (“ISOs”);

∎  nonqualified stock options;

∎  SARs;

∎  restricted stock;

∎  restricted stock units (“RSUs”);

∎  deferred stock units and other stock-related awards; and

∎  performance or annual incentive awards that may be settled in cash, stock, or other property.

The terms and conditions of each award are determined by the Compensation Committee and are set forth in a written award agreement.

Term	The 2020 ICP will expire on June 11, 2030, and, as such, no award may be granted under the 2020 ICP after this date.
Award Limits

In each fiscal year, a participant who is not a non-employee director may be granted an award under the 2020 ICP (taking into account any similar awards granted under any preexisting plan during that fiscal year) with respect to not more than 2,000,000 shares of stock per award type. In addition, with respect to a participant who is not a non-employee director, the maximum cash amount that may be earned (i) as an annual incentive award or other annual award payable in cash in respect of any fiscal year of the Company shall be $12,000,000, and (ii) as a performance award or other award payable in cash in respect of any individual performance period shall not exceed $12,000,000 in any 12-month period (in each case, taking into account any similar awards granted under any preexisting plan during the applicable fiscal year or 12-month period).

A participant who is a non-employee director may not receive total compensation for any fiscal year that exceeds $650,000.
Eligible Participants

All employees, including officers, non-employee directors, agents, brokers and consultants of the

Company and our subsidiaries are eligible to be granted awards under the 2020 ICP. As of

December 31, 2024, approximately 9,800 employees, including eleven executive officers, and ten non-employee directors were eligible to participate in the 2020 ICP. In determining which eligible participants receive awards, the Compensation Committee considers such factors as it deems relevant to promote the purposes of the 2020 ICP.

96     Lincoln National Corporation 2025 Proxy Statement

Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

Plan Administration, Amendment and Termination

The 2020 ICP is administered by the Compensation Committee, which is comprised entirely of “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act, and “independent directors” for purposes of the NYSE rules. Subject to the terms and conditions of the 2020 ICP, the Compensation Committee has the full power and authority to:

∎	interpret the provisions of the 2020 ICP;

∎	select participants;

∎	determine the type and number of awards to be granted;

∎	determine the number of shares of common stock covered by an award;

∎	specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof);

∎	set other terms and conditions of such awards;

∎	prescribe the forms of award agreements;

∎	adopt, amend and rescind rules applicable to the 2020 ICP; and

∎	make all other determinations that may be necessary or advisable for the administration of the 2020 ICP.

The Compensation Committee may, in its discretion, convert any award or the value of any award (other than options or SARs) under the 2020 ICP, subject to applicable laws and regulations, into deferred stock units which will be administered under our plans relating to nonqualified deferred compensation.

The Board of Directors, or the Compensation Committee acting pursuant to authority delegated to it by the Board, may amend, alter, suspend, discontinue, or terminate the 2020 ICP or the Compensation Committee’s authority to grant awards without further shareholder approval. However, the Board of Directors may not amend the 2020 ICP without shareholder approval to the extent such approval is required under applicable law or the NYSE’s listing standards. Neither the Board of Directors nor the Compensation Committee may amend the 2020 ICP or the terms of any award previously granted without the consent of the affected participant, if such action would materially and adversely impair the rights of such participant under any outstanding award. Neither the Board of Directors nor the Compensation Committee may amend the terms of any stock option or SAR to reduce its exercise price, or cancel or replace any outstanding stock options or SARs in exchange for stock options or rights with lower exercise prices or for other awards or cash (other than as a result of adjustments made in the event of a merger, reorganization, stock dividend, stock split or other corporate structure change as provided in the 2020 ICP).

Unless earlier terminated by the Board, the 2020 ICP will terminate at such time as no shares remain available for issuance under the 2020 ICP or June 11, 2030, whichever is earlier. Awards outstanding as of the date of termination will not be affected by the 2020 ICP’s termination.

Available Shares

Subject to certain adjustments set forth in the 2020 ICP, a total of 17,800,000 shares of common stock, which includes the additional 1,750,000 shares our shareholders are being asked to approve under the Amendment, would be available for issuance under the 2020 ICP and shall consist of authorized but unissued shares of common stock held in treasury. The number of shares available for issuance under the 2020 ICP is subject to adjustment to reflect stock splits, reorganizations and similar events. During any fiscal year of the Company the number of shares of common stock issued as a bonus or in lieu of other obligations, and other stock-based awards granted to any one participant who is not a non-employee director shall not exceed 2,000,000 shares for each type of such award, subject to adjustment in certain circumstances. With respect to a participant other than a non-employee director, the maximum amount that may be earned as an annual incentive award or other cash award (payable currently or on a deferred basis) in any fiscal year is $12,000,000, and the maximum amount that may be earned as a performance award or other cash award (payable currently or on a deferred basis) in respect of a performance period is $12,000,000 (in each case reflecting the increase to the Maximum Cash Amount our shareholders are being asked to approve under this Amendment). A participant who is a non-employee director may not receive total compensation, including awards under the 2020 ICP and other plans, for any fiscal year that exceeds $650,000.

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Shares covered by the unvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any terminated, canceled, expired or forfeited award or portion thereof under the 2020 ICP will again be available for issuance under the 2020 ICP. Any shares attributable to a portion of any award granted under the 2020 ICP that is settled in cash in lieu of shares will become available again under the 2020 ICP. However, shares that are withheld or delivered for tax withholding or in connection with the exercise price or net share settlement of a stock option or SAR will not be made available again.

Awards

The 2020 ICP authorizes grants of a variety of awards described below. The Compensation Committee determines the terms and conditions of each award at the time of grant, including whether payment of awards may be subject to the achievement of performance goals, consistent with the provisions of the 2020 ICP.

Stock Options and SARs

The Compensation Committee is authorized to grant stock options (both ISOs and nonqualified stock options) and SARs under the 2020 ICP. Stock option awards entitle a participant to purchase shares of LNC common stock during the option term at a fixed price that is set by the Compensation Committee on the date of grant. SARs entitle a participant to receive on exercise the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR. The exercise price of a stock option and the grant price of a SAR are determined by the Compensation Committee but may not be less than the fair market value of a share of our common stock on the date of grant. Under the 2020 ICP, unless otherwise determined by the Compensation Committee, the fair market value of our common stock is the closing price of a share of common stock, as quoted on the composite transactions table on the NYSE, on the date of grant.

The maximum term of each stock option or SAR, the times at which each stock option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Compensation Committee. No stock option or SAR may have a term exceeding ten (10) years. Options may be exercised by payment of the exercise price in cash, common stock or outstanding awards having a fair market value equal to the exercise price, as the Compensation Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Compensation Committee. To date, we have only granted SARs settleable exclusively in cash.

Restricted Stock, Restricted Stock Units and Deferred Stock Units

The Compensation Committee is authorized to grant restricted stock, RSUs and deferred stock units under the 2020 ICP. Restricted stock is a grant of common stock issued with such contingencies or restrictions as the Compensation Committee may impose. Until the conditions or contingencies are satisfied or lapse, the stock is subject to forfeiture. A recipient of a restricted stock award has the right to vote the shares and receive dividends on them unless the Compensation Committee determines otherwise, with any such dividends to be subject to the same restrictions and vesting requirements as the underlying restricted stock. If the recipient terminates employment before the end of the contingency period, the award is forfeited, subject to such exceptions as authorized by the Compensation Committee.

An RSU represents a phantom share of our common stock that evidences the right to receive shares of common stock upon the satisfaction of such contingencies or restrictions as the Compensation Committee may impose. An award of deferred stock units is credited to a bookkeeping reserve account in accordance with the terms of the Company’s plans relating to nonqualified deferred compensation. Deferred stock units provide a participant the right to receive at the end of a specified deferral period shares, cash based on the value of a share, or a combination thereof, as governed by the terms of the applicable deferred compensation plan, subject to possible forfeiture of the award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of the deferral period. Prior to settlement, an award of RSUs or deferred stock units carries no voting or dividend rights or other rights associated with share ownership, although the Compensation Committee may provide for the receipt of dividend equivalents subject to the same restrictions and vesting requirements as the underlying award.

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Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

Bonus Stock and Awards in Lieu of Cash Obligations

The Compensation Committee is authorized to grant shares of our common stock as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations to pay cash under other plans or compensatory arrangements, subject to any terms specified by the Compensation Committee.

Other Stock-Based Awards

The 2020 ICP authorizes the Compensation Committee to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. Such awards might include (i) convertible or exchangeable debt securities; (ii) other rights convertible or exchangeable into shares; (iii) purchase rights for shares; (iv) awards with value and payment contingent upon our performance or any other factors designated by the Compensation Committee; and (v) awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries. The Compensation Committee determines the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding, and forfeiture conditions and restrictions on awards.

Performance Awards, Including Annual Incentive Awards

The Compensation Committee may grant awards that are subject to performance conditions specified by the Compensation Committee. A performance award may be in any form of award permitted under the 2020 ICP. The 2020 ICP also authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares or other awards upon achievement of pre-established performance goals during a specified one-year performance period.

The performance measures to be achieved as a condition of payment or settlement of a performance award or annual incentive award may: (i) include one or more business criteria for the Company on a consolidated basis, and/or for specified subsidiaries or business units of the Company and (ii) have established targeted level or levels of performance with respect to each such business criterion. The business criteria may be based on a number of criteria as specified in the 2020 ICP.

Dividends and Dividend Equivalents

No dividends may be paid on stock options or SARs. To the extent included in the terms of an award, dividends on restricted stock and dividend equivalents on any unvested RSUs, performance shares or deferred stock units will be subject to the same restrictions and vesting requirements as the underlying award, and will be accrued (including by the reinvestment in additional restricted stock or shares in respect of RSUs) and paid only upon settlement of the award.

Stock Option and SAR Repricing Prohibited

The 2020 ICP prohibits repricing of stock options or SARs without shareholder approval. Repricing means the cancellation of a stock option or SAR in exchange for cash, other awards or the grant of a new stock option or SAR with a lower exercise price than the original stock option or SAR, or the amendment of an outstanding award to reduce the exercise price.

Adjustment Provision

In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation for consideration or similar event affecting the Company or one of its subsidiaries, the Compensation Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to the aggregate number and kind of shares under the 2020 ICP, the maximum limitations set forth in the 2020 ICP for certain types of awards and grants to individuals of certain types of awards, the number and kind of shares subject to outstanding awards, and the exercise price of outstanding awards. In connection with such an event, the adjustments may include the cancellation of outstanding awards in exchange for payments of cash, property or a combination thereof having a value equal to the value of such awards, as determined by the Compensation Committee or the Board of Directors, the substitution of other property for the shares subject to outstanding awards, and, in connection with a disaffiliation, arranging for the assumption or replacement of the

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Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

awards with new awards based on other property or other securities, as well as any corresponding adjustments to awards that remain based upon the Company’s securities.

In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a separation or spinoff or similar event, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders, the Compensation Committee or the Board of Directors shall make such substitutions or adjustments as it deems appropriate and equitable to the aggregate number and kind of shares under the 2020 ICP, the maximum limitations set forth in the 2020 ICP for certain types of awards and grants to individuals of certain types of awards, the number and kind of shares subject to outstanding awards, and the exercise price of outstanding awards.

The Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards (including performance awards and performance goals) in recognition of unusual, infrequent or nonrecurring events (including, the transactions and events described above, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Compensation Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant.

Transferability of Awards

Awards granted under the 2020 ICP generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may, in its discretion, permit transfers for estate planning or other purposes; provided, however, that awards may not be transferred to a third party for value.

Other Terms of Awards

In general, awards may be settled in the form of cash, common stock, other awards, or other property in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Compensation Committee is authorized to place cash, shares, or other property in trusts or make other arrangements to provide for payment of our obligations under the 2020 ICP. The Compensation Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired property surrendered by the participant) to satisfy withholding and other tax obligations.

Awards under the 2020 ICP are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.

Cancellation, Rescission and Recoupment of Awards

The Compensation Committee may cancel or rescind awards if the participant fails to comply with certain noncompetition, nonsolicitation, confidentiality or intellectual property covenants. For instance, awards may be canceled or rescinded if the participant engages in competitive activity while employed by us or, for certain participants, within a specified period following termination of employment. In addition, awards granted under the 2020 ICP will be subject to any clawback policy adopted by us as in effect from time to time.

Acceleration of Vesting

Under the 2020 ICP, except to the extent otherwise determined by the Compensation Committee at the date of grant, upon a participant’s involuntary termination of employment other than for cause (as that term is defined in the applicable award agreement) within two years after the occurrence of our change of control, stock options will become fully vested and exercisable and restrictions on restricted stock and deferred stock units will lapse. “Change

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Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

of control” is defined to include a variety of events, including the acquisition by certain individuals or entities of twenty percent or more of our outstanding common stock, significant changes in the Board of Directors, certain reorganizations, mergers and consolidations involving us, and the sale or disposition of all or substantially all of our consolidated assets. The definition of a “change of control” applicable to the 2020 ICP is shown in Appendix A to Exhibit 2 on page E-27.

New Plan Benefits

Any awards under the 2020 ICP will be subject to the discretion of the Compensation Committee, and it is not currently possible to determine the amounts of future awards. Accordingly, it is not possible to determine the amounts that will be received by employees, non-employee directors or other eligible participants in the 2020 ICP.

Federal Income Tax Implications of the Plan

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to awards under the 2020 ICP. This summary of the federal income tax consequences in respect of the 2020 ICP is for general information only. Interested parties should consult their own advisers as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

The grant of a stock option or SAR will create no tax consequences for the participant or us. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising a stock option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of a stock option (including an ISO for which the ISO holding periods are met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the stock option or SAR).

We will generally be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with a stock option or SAR, subject to Code Section 162(m). We are generally not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods prior to disposition of the shares.

With respect to awards granted under the 2020 ICP that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, subject to Code Section 162(m).

With respect to awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the IRS within 30 days after the receipt of the shares

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Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

or other property. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, subject to Code Section 162(m).

Code Section 162(m)

In general, Code Section 162(m) limits the Company’s compensation deduction to $1,000,000 paid in any tax year to any “covered employee” as defined under Section 162(m). Code Section 162(m) may result in all or a portion of the awards granted under the 2020 ICP to “covered employees” failing to be deductible to the Company for federal income tax purposes.

Code Section 280G

Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Code Section 280G and, to such extent, will be non-deductible by us and subject to a 20% excise tax payable by the participant.

Code Section 409A

Code Section 409A applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. If deferred compensation covered by Code Section 409A meets the requirements of Code Section 409A, then Code Section 409A has no effect on the individual’s taxes. If a deferred compensation arrangement does not meet the requirements of Code Section 409A, the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties, including a 20% additional income tax. The 2020 ICP permits the grant of various types of incentive awards, which may or may not be subject to Code Section 409A. If an award that is subject to Code Section 409A does not satisfy the requirements of Code Section 409A, the taxable event for such award could apply earlier than intended and could result in the imposition of additional taxes and penalties on the participant.

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Equity Compensation Plan Information

The table below provides information as of December 31, 2024, regarding securities authorized for issuance under the Company’s equity compensation plans. For information as of February 28, 2025, see page 94.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by shareholders	11,644,420	[1]	$54.54	[2]	7,636,911[3]

Equity compensation plans not approved by shareholders	—		N/A		—

Total	11,644,420		$54.54		7,636,911

[1]	This amount includes the following:

∎

3,698,154 representing the number of performance shares based on the maximum number of shares potentially payable under the awards as of December 31, 2024 (i.e. 232% of target). 1,594,032 represents the target number of performance shares, including dividend equivalents, that were outstanding as of December 31, 2024, as set forth in Note 16 of the Notes to the Consolidated Financial Statements, included in Part II, Item 8 of the 2024 Form 10-K. The performance share awards have not been earned as of December 31, 2024. The number of shares, if any, to be issued pursuant to such awards will be determined based upon performance over the applicable three-year performance period. The outstanding performance shares were all granted under the 2020 ICP;

∎	3,776,233 outstanding restricted stock units, which were granted under the 2014 ICP or the 2020 ICP;

∎	3,414,454 outstanding stock options with service conditions granted under the 2014 ICP or the 2020 ICP;

∎	92,455 outstanding stock options with performance conditions granted under the 2009 ICP; and

∎

663,124 outstanding deferred stock units, which have been granted under the Directors’ DCP or the 2020 ICP. These outstanding deferred stock units are vested and are not included in Note 16 of the Notes to the Consolidated Financial Statements, included in Part II, Item 8 of the 2024 Form 10-K.

[2]

The price in column (b) reflects the weighted average price of all outstanding options under any plan that, as of December 31, 2024, had been granted but not forfeited, expired or exercised. Performance shares, restricted stock units, and deferred stock units are not included in determining the weighted average in column (b) because they have no exercise price.

[3]	Includes up to:

∎	6,472,735 securities available for issuance in connection with awards under the 2020 ICP;

∎	1,163,776 securities available for issuance in connection with awards under the 2009 ICP; and

∎	400 securities available for issuance in connection with deferred stock units under the Directors’ DCP, which are vested upon grant.

Effective May 22, 2024, the 2014 ICP expired and no new grants are permitted under this plan. Shares that may be issued in payment of awards, other than stock options and SARs, reduce the number of securities remaining available for future issuance under the 2009 ICP at a ratio of 1.63 to 1. Shares that may be issued in payment of awards granted under the 2014 ICP and the 2020 ICP reduce the number of securities remaining available for future issuance at a ratio of 1 to 1.

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Item 5 | Shareholder Proposal Regarding Independent Board Chairman

Shareholder Proposal

The Company received one shareholder proposal that will be voted upon at the Annual Meeting if properly presented by or on behalf of the proponent. The proposal and statement made in support thereof, as well as the Board’s statement in opposition to the proposal, are presented on the following pages.

The Board of Directors recommends that you vote AGAINST

the shareholder proposal.

Item 5 | Shareholder Proposal Regarding Independent Board Chairman

We expect the following proposal (Proposal 5 on the proxy card and voting instruction card) to be presented by a shareholder at the Annual Meeting. In accordance with SEC rules, the shareholder proposal is presented below as submitted by the shareholder. The Company disclaims all responsibility for the content of the proposal, the graphic and the supporting statement, including other sources referenced in the supporting statement. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, beneficial owner of at least 75 shares of the Company’s common stock, is the proponent of the following shareholder proposal. We engaged with the proponent regarding his proposal and were not able to reach an agreement regarding its withdrawal.

Resolution Proposed by Shareholder:

Proposal 5 – Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.

Selection of the Chairman of the Board. The Board requires the separation of the offices of the Chairman of the Board and the Chief Executive Officer.

Whenever possible, the Chairman of the Board shall be an Independent Director.

This proposal topic won outstanding 46%-support at the 2023 Lincoln National annual meeting. This is all the more impressive because the Lincoln National Board of Directors was against the 2023 proposal and it takes a lot more Lincoln National shareholder conviction to vote against a Board of Directors recommendation than to simply go along with it. This 46%-support likely represented more than 50%-support from professional investors who have access to independent proxy voting advice.

This 46%-support may have also indicated in part Lincoln National shareholder concern regarding Mr. William Cunningham as Lead Director at age 80. Mr. Cunningham has 18-years long tenure as Director. As director tenure goes up director independence goes down. Independence is the most important attribute for a Lead Director.

A lead director is no substitute for an independent board chairman. In the future the so-called lead director could have excessive board tenure that would impair director independence. The lead director could also be a person who staunchly believes the 2 most important jobs at Lincoln National should be held by one person and that the person holding the 2 positions at once should be given the upmost deference.

A lead director can be given a list of duties but there is no rule that prevents a Chairman/CEO from overriding the lead director in any of the so-called lead director duties.

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Item 5 | Shareholder Proposal Regarding Independent Board Chairman

The large Lincoln National board needs the attention. The following aging directors were again standing for election in 2024:

William Cunningham, age 80 with 18-years excessive tenure

Leanne Lachman, age 81 with 39-years excessive tenure, former Chair of Audit Committee

Michael Mee, age 81 with 23-years excessive tenure

Plus management pay was rejected by an average of 16% of shares in 2022, 2023 and 2024 – when a 5% rejection is often the norm at well performing companies.

Meanwhile Lincoln National stock is in free-fall from its $69 price in 2022 to $31 in 2024.

Please vote yes:

Independent Board Chairman – Proposal 5

Our Response – Statement in Opposition to Proposal:

The Board has carefully reviewed the foregoing proposal and unanimously recommends a vote AGAINST this proposal because we believe it is not in the best long-term interests of the Company and its shareholders. The Board agrees with the importance of a strong independent Board to represent the interests of shareholders, and 9 out of 10 director nominees are independent. Moreover, the Board agrees with the importance of strong independent leadership on the Board. However, the Board also believes that it is in the best interests of the Company and its shareholders to retain flexibility to determine the optimal leadership structure at any given time, rather than adopt the proposal’s rigid “one-size-fits all” approach to Board leadership.

The requirement in our Corporate Governance Guidelines (the “Guidelines”) that the Board designate an independent lead director (“Lead Independent Director”) if the positions of Chairman and CEO are combined, or if the Chairman is not otherwise independent, ensures continued independent Board leadership. The Board believes that formally separating the roles of CEO and Chairman is not necessary to ensure a strong independent board of directors. The presence of a Lead Independent Director with clearly defined responsibilities provides an appropriate independent counterbalance when the Chairman is not an independent director.

Our current Board leadership structure ensures strong independent Board oversight that is in the best interests of the Company and its shareholders as we evolve our strategy.

The Board values the flexibility of selecting the structure of leadership best suited to meet the needs of the Company and its shareholders. Given the constantly evolving and dynamic business and economic environment in which we operate, the Board believes that the right leadership structure may vary as circumstances warrant. The Board’s determination as to the appropriate Board leadership structure is part of the regular Board succession planning process, and the Board’s determination as to who should serve as the Board Chairman is based on the unique circumstances and opportunities confronting the Company at the given time, as well as the individual skills, qualifications and experiences that may be required in an effective Chairman at that time.

The Board carefully considers the merits of separating or combining the Chairman and CEO positions whenever a CEO change occurs or the Chairman is elected. The Board elects its Chairman annually, and, from 2007 to 2022, our Board opted to elect an independent director to serve as Board Chairman. In May 2023, following the successful execution of our CEO transition and the shift in our strategy and opportunities ahead, the Board determined that having Ellen Cooper serve as Chairman and CEO was fundamental to successfully executing against our strategic objectives and would be in the best interests of shareholders. The Board made the same determination in May 2024 when electing Ms. Cooper to continue in this role.

In considering the role combination, the Board took into account:

∎	The role and responsibilities of our Lead Independent Director in providing independent oversight of the Board;

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Item 5 | Shareholder Proposal Regarding Independent Board Chairman

∎	The integral role Ms. Cooper has played in the development and execution of our strategic objectives;

∎	Ms. Cooper’s role in assembling an experienced and talented executive leadership team and realigning our organizational and reporting structure to position us for success; and

∎	Our existing strong governance practices.

While the Board believes that this leadership structure is the right one for the Company and our shareholders at this time, the Board will continue to make sure that it aligns with and supports the evolving needs of our business, and will not hesitate to refine our structure when needed. Eliminating the flexibility to select a structure of leadership, as the proponent requests, based on the facts and circumstances presented at a particular point in time is unnecessarily rigid and not in the Company’s or shareholders’ best interests.

We have routinely engaged with our shareholders who have expressed support for our current board leadership structure, and we have a strong history of responding to shareholder feedback.

In 2024, 2023 and 2022, we reached out to investors representing approximately 54%, 54% and 51% of our outstanding shares, respectively, and ultimately engaged with shareholders representing approximately 38%, 30% and 40% of our outstanding shares, respectively. In these conversations, many investors expressed support for the Board’s position to retain flexibility to select the most appropriate board leadership structure based on the Company’s circumstances at the time. Furthermore, a majority of our investors voted against this proposal at the 2019, 2020, 2022, 2023 and 2024 Annual Meetings.

The Company has a strong history of listening to and responding to shareholder feedback, as more fully detailed in “Governance of the Company – Shareholder Engagement and Response to Feedback.”

Our Lead Independent Director’s robust duties ensure strong independent leadership.

If the roles of Chairman and CEO are combined, our Guidelines require that the independent members of Board will designate a Lead Independent Director from among the independent directors.

The Lead Independent Director is elected annually by the independent directors and holds comprehensive responsibilities similar to those associated with an independent Chairman. As set forth in the Guidelines, the duties of the Lead Independent Director include, but are not limited to, the following functions:

∎

Preside over meetings of the Board when the Chairman of the Board is not available, chair regularly scheduled executive sessions of the independent directors, and communicate feedback to the CEO following executive sessions;

∎	Call additional meetings of the independent directors;

∎	Attend meetings of Board committees on which the Lead Independent Director does not already sit;

∎	Be available to the CEO for consultation on issues of corporate importance and in general be a resource to the CEO;

∎	Review and approve Board meeting agendas, schedules and materials and add agenda items in his or her discretion;

∎	Refer, and defer to appropriate Board committee chairs on, matters as set forth in the respective committee charters;

∎	Be a key communicator between the directors and the CEO on matters deemed appropriate by the Board;

∎	Be available to independent directors for discussion of Board issues or other matters;

∎	Be available for consultation or direct communication with major shareholders, as appropriate;

∎	Assist with and communicate the results of the Board’s evaluation of the CEO;

∎	In the event of the incapacitation of the CEO, call a meeting of directors to consider what action is appropriate, including the possible election of an acting CEO or a new CEO; and

∎	Perform such other duties and responsibilities as the Board may determine from time to time.

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Item 5 | Shareholder Proposal Regarding Independent Board Chairman

The Board’s Audit, Compensation, Corporate Governance and Finance Committees are comprised entirely of independent directors.

Furthermore, the primary oversight of key financial, accounting, compensation and governance matters for the Company is entrusted to Board committees comprised entirely of independent directors. The Audit, Compensation, Corporate Governance, and Finance Committees are required by their charters to be comprised solely of independent directors and, as such, each committee is chaired by an independent director. These committees play a critical role in our governance and strategy, and each committee has access to management and the authority to retain independent advisors as it deems appropriate.

We employ several strong corporate governance practices that ensure effective and independent oversight.

A fixed policy requiring an independent Board Chairman is also unnecessary given the Company’s other strong corporate governance practices that encourage independent oversight and viewpoints, including:

∎	An overwhelmingly independent Board;

∎	Annual election of directors;

∎	A majority voting standard for the election of directors, and a director resignation policy for directors in an uncontested election;

∎	Shareholder right, at a 10% ownership threshold, to call a special meeting to transact company business;

∎	Proxy access;

∎	Procedures for shareholders to recommend director candidates to the Corporate Governance Committee (as described further under “Governance of the Company — Director Nomination Process”);

∎	Robust evaluation processes for each of the Board, its committees and individual directors; and

∎	Channels for shareholders to communicate directly with members of the Board (as described further under “Governance of the Company — Communications with Directors”).

We believe the Board is best positioned to determine its optimal leadership structure and should maintain the flexibility to do so. Additionally, in light of the: (1) requirement to have a Lead Independent Director if the CEO and Chairman roles are combined, (2) shareholder feedback supporting our current board leadership structure, (3) robust nature of the Lead Independent Director role, (4) independence of our key Board committees and (5) strong corporate governance practices at our Company, the Board believes that an independent Chairman requirement is unnecessary and that its adoption is not in the best long-term interests of our shareholders. The Board of Directors therefore recommends a vote AGAINST this proposal.

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Compensation Committee Interlocks and Insider Participation

Compensation Committee Interlocks and Insider Participation

Deirdre Connelly, William H. Cunningham, Eric G. Johnson and Owen Ryan, as well as former directors Janet Liang and Michael F. Mee, served on the Compensation Committee during 2024. No member of the Compensation Committee had any relationship requiring disclosure under the “Related-Party Transactions,” as discussed below, and no member was an employee, officer, or former officer of the Company or any of our subsidiaries. In addition, no member of the Board is an executive officer of another entity at which one of our executive officers serves on the Board of Directors.

Related-Party Transactions

Our Corporate Governance Committee has a written policy for reviewing and approving transactions with related parties. This policy applies to any transaction or proposed transaction that we must disclose publicly to comply with SEC rules, and it requires that the Corporate Governance Committee (or the full Board) preapprove such transactions. In approving any transaction or proposed transaction, the Corporate Governance Committee must determine that the transaction is fair and reasonable to Lincoln and otherwise complies with our policy on conflicts of interest. This policy does not require the Corporate Governance Committee to obtain a fairness opinion or other third-party support for its actions, although it has discretion to do so.

For purposes of the policy, the Corporate Governance Committee has preapproved transactions in which we, our subsidiaries or affiliated planners provide to a related person insurance, annuities, mutual funds or similar products, or financial services on terms and conditions substantially similar to those available to similarly situated third parties in arm’s-length transactions. This preapproval also applies to products and services provided to an entity with which a related person is affiliated, provided that the related person receives only the same benefits generally available to other comparably situated employees.

The Corporate Governance Committee has reviewed and approved the following transactions pursuant to the policy:

BlackRock, Inc. (“BlackRock”), acting in various fiduciary capacities, is a more than 5% beneficial owner of our common stock. In the ordinary course of business, our subsidiaries have agreements to include BlackRock funds in certain of our products and our former broker-dealer subsidiaries that were sold in the second quarter in 2024 had agreements with subsidiaries of BlackRock to distribute BlackRock funds. In 2024, these current and former subsidiaries recorded aggregate revenues of approximately $1.8 million from BlackRock subsidiaries under these agreements. In addition, BlackRock provides sub-advisory and investment management services to our subsidiaries. For these services in 2024, our subsidiaries paid BlackRock approximately $25.9 million in the aggregate.

The Vanguard Group (“Vanguard”), acting in various fiduciary capacities, is a more than 5% beneficial owner of our outstanding common stock. Our former broker-dealer subsidiaries that were sold in the second quarter in 2024 had agreements, in the ordinary course of business, with subsidiaries of Vanguard to distribute certain Vanguard products, including mutual funds. In 2024, these subsidiaries recorded revenues of approximately $155,000 from Vanguard subsidiaries.

Ms. Cooper’s son, Hanan Shandler, has been employed by the Company since 2018 and currently serves in the role of Senior Consultant, Data Science. For his services as an employee during 2024, Mr. Shandler received approximately $156,000, including his 2024 base salary and 2024 AIP payout. He is also eligible for benefits available to all employees. The terms of Mr. Shandler’s compensation are consistent with, and within the established range for, those provided to employees with comparable positions and tenure.

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Security Ownership

Security Ownership

Security Ownership of More than 5% Beneficial Owners

Our common stock trades on the NYSE under the symbol “LNC.” In addition, we have two series of preferred stock outstanding that have voting rights: (i) our 9.250% Fixed Rate Reset Non-Cumulative Preferred Stock, Series C (the “Series C Preferred Stock”), represented by depositary shares, each representing a 1/25th interest in a share of the Series C Preferred Stock (the “Series C Depositary Shares”), and (ii) our 9.000% Non-Cumulative Preferred Stock, Series D (the “Series D Preferred Stock”), represented by depositary shares, each representing a 1/1,000th interest in a share of the Series D Preferred Stock (the “Series D Depositary Shares”). The Series D Depositary Shares trade on the NYSE under the symbol “LNC PRD.”

The following table lists persons or entities that, to the best of our knowledge, are beneficial owners of more than 5% of our common stock. To the best of our knowledge, there are no beneficial owners of more than 5% of the Series C Preferred Stock or the Series D Preferred Stock. This information and the information shown below is based solely on our review of Schedules 13G filed with the SEC through March 14, 2025.

Security Ownership of Certain Beneficial Owners

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class

Common Stock	BlackRock, Inc.[1] 50 Hudson Yards New York, NY 10001	16,334,997	9.6%

Common Stock	The Vanguard Group[2] 100 Vanguard Blvd. Malvern, PA 19355	19,544,219	11.48%

[1]

Based on a Schedule 13G/A filed with the SEC on January 24, 2024, reporting beneficial ownership as of December 31, 2023, with sole voting power with respect to 15,770,024 of the shares, sole dispositive power with respect to all of the shares and shared voting power and shared dispositive power with respect to none of the shares.

[2]

Based on a Schedule 13G/A filed with the SEC on November 12, 2024, reporting beneficial ownership as of September 30, 2024, with shared voting power with respect to 89,609 of the shares, sole dispositive power with respect to 19,255,923 of the shares, shared dispositive power with respect to 288,296 of the shares and sole voting power with respect to none of the shares.

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Security Ownership

Security Ownership of Directors, Nominees and Executive Officers

The following table shows the number of shares of common stock and stock units beneficially owned on March 14, 2025, individually by each director, director nominee and NEO who was serving as an executive officer the Company as of such date, and by all directors, director nominees and executive officers as a group. As of the same date, none of our directors, director nominees or executive officers beneficially owned any of our outstanding Series C Preferred Stock or Series D Preferred Stock, except for Mr. Kelly, who owned 15,006.550 Series D Depositary Shares, representing 15.00655 shares of Series D Preferred Stock, which is less than 1% of the Series D Preferred Stock outstanding.

Security Ownership of Directors, Nominees and Executive Officers as of March 14, 2025

Name	Amount of LNC common stock and nature of beneficial ownership[1]	Percentage of class	LNC stock units[2]	Total of LNC common stock and stock units	Total percentage of class

Deirdre P. Connelly	4,000	*	39,221	43,221	*

Ellen G. Cooper	494,299	*	0	494,299	*

William H. Cunningham	8,738	*	195,293	204,031	*

Reginald E. Davis	0	*	22,477	22,477	*

Eric G. Johnson	0	*	106,065	106,065	*

Gary C. Kelly	3,000	*	65,983	68,983	*

M. Leanne Lachman	3,000	*	73,651	76,651	*

Dale LeFebvre	0	*	21,711	21,711	*

James Morris	10	*	0	10	*

Christopher Neczypor	57,504	*	0	57,504	*

James Reid	47,153	*	0	47,153	*

Owen Ryan	10,000	*	13,177	23,177	*

Lynn M. Utter	0	*	56,043	56,043	*

Sean N. Woodroffe	0	*	0	0	*

All Directors and Executive Officers as a group – 20 persons	869,695	0.51%	646,540	1,516,235	0.88%

*	Each of these amounts represents less than 1% of the outstanding shares of our common stock as of March 14, 2025.

[1]

These amounts include the following number of shares that the named person had a right to acquire within 60 days of March 14, 2025, through the exercise of options: Ms. Cooper, 351,345 shares; Mr. Neczypor, 50,387 shares; Mr. Reid, 41,434 shares; and all directors and executive officers as a group, 637,386 shares. These amounts also include 17,316 shares beneficially owned through the Employees’ 401(k) Plan by all directors and executive officers as a group. Mr. Kelly’s amount includes 3,000 shares held in a family trust. Mr. Morris’s amount reflects shares beneficially held in a trust of which he and his spouse are the beneficiaries and for which he and his spouse act as trustees.

[2]	LNC stock units are non-voting, non-transferable phantom stock units that track the economic performance of our common stock.

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Annual Meeting Information

Annual Meeting Information

Q:	Why did I receive this proxy statement or notice of internet availability of proxy materials?

You received a copy of this proxy statement (or a notice of internet availability of proxy materials) because you owned shares of our common stock, Series C Depositary Shares or Series D Depositary Shares on March 17, 2025, the record date, and that entitles you to vote at the Annual Meeting. This proxy statement describes the matters to be voted on at the meeting and provides information on those matters. It also provides certain information about the Company that we must disclose to you when the Board solicits your proxy.

Q:	Why did some shareholders receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of the printed proxy materials?

The SEC allows us to provide access to proxy materials via the internet rather than mailing a printed copy to each shareholder. Most shareholders received a notice of internet availability (the “Notice”), which explains how to access the proxy materials on the internet and how to vote using the internet.

Shareholders of record will have the Notice or proxy materials delivered directly to their mailing address or electronically if they have previously consented to that delivery method.

Holders of shares in street name will have the proxy materials or the Notice forwarded to them by the intermediary that holds the shares.

Q:	How can I get a paper copy of the proxy materials?

The Notice contains instructions on how to obtain a paper copy of all proxy materials — including our proxy statement, our 2024 annual report and a proxy card form. If you would like to receive paper copies of our proxy materials, please follow the instructions in the Notice and submit your request prior to May 8, 2025, to ensure that you receive the materials before the Annual Meeting.

Q:	How can I sign up for internet access to the proxy materials?

To select a method of proxy material delivery while voting is open, shareholders of record may follow the instructions when voting online at www.proxyvote.com. At any time, you may also choose your method of delivery of proxy materials by visiting https://enroll.icsdelivery.com/LNC.

If you own shares indirectly through a broker, bank, or other intermediary, please contact the intermediary for additional information regarding delivery options.

Q:	What will I be voting on at the Annual Meeting?

You are being asked to:

1.	elect ten directors for a one-year term expiring at the 2026 Annual Meeting of Shareholders;

2.	ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2025;

3.	approve an advisory (non-binding) resolution on the compensation of our named executive officers;

4.	approve an amendment to the Lincoln National Corporation 2020 Incentive Compensation Plan; and

5.	respond to an advisory shareholder proposal regarding the amendment of our governing documents to provide for an independent chairman of the board.

The Board recommends that you vote FOR agenda items 1, 2, 3 and 4, and AGAINST agenda item 5.

While it is possible that other matters could come up for voting at the meeting, the Board is not aware of any other matters at present.

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Annual Meeting Information

Q:	How do I attend the Annual Meeting?

If you are a shareholder as of the record date for the Annual Meeting and you wish to attend the Annual Meeting, please log on to our annual meeting website at www.virtualshareholdermeeting.com/LNC2025.

The virtual meeting platform is supported across various browsers and devices. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting.

We encourage you to access the Annual Meeting prior to the start time to allow ample time for online check-in. The website will be open for check-in beginning at 8:45 a.m., Eastern Time on the date of the Annual Meeting.

To attend and participate in the Annual Meeting online, you will need your “control number.” The control number is a 16-digit number that you can find in the Notice of Internet Availability (if you received proxy materials via electronic delivery), proxy card (if you are a shareholder of record who received proxy materials by mail), or voting instruction form (if you are a beneficial owner who received proxy materials by mail). Beneficial owners who do not have a control number should follow the instructions provided on the voting instruction card or otherwise provided by your bank, broker, or other nominee.

If you were not a shareholder as of the record date for the Annual Meeting and/or you do not have your control number, you will not be able to attend the Annual Meeting.

Q:	How do I participate in the Annual Meeting?

To encourage shareholder participation in the virtual meeting format of the Annual Meeting, we have adopted the following practices.

Questions: Shareholders are encouraged to ask questions. Shareholders who wish to submit a question to be addressed during the Annual Meeting may do so by submitting the question in advance at www.proxyvote.com, by entering your control number and clicking on “Submit Questions.” Questions may be submitted through May 21, 2025, at 5:00 p.m. Eastern Time.

We will post to www.proxyvote.com and the annual meeting website the meeting “Rules of Conduct,” which will address the rules for participating in the Annual Meeting, including the number and types of questions that will be allowed and how we will respond to the questions.

During the meeting, we will address as many of the appropriate shareholder questions submitted in advance as time permits. If a question is submitted that is not addressed during the Annual Meeting, or if a shareholder has a question or remark that is not related to an agenda item, such matters may be raised after the Annual Meeting by contacting our Investor Relations Department.

Availability of Recording: A recording of the Annual Meeting will be available to the public on our annual meeting website at www.virtualshareholdermeeting.com/LNC2025 until our 2026 Annual Meeting of Shareholders.

Technical Support: If you experience any technical difficulties accessing the Annual Meeting during login, please call the technical support number found on the login page at www.virtualshareholdermeeting.com/LNC2025.

Q:	Who is entitled to vote?

Holders of our common stock, our Series C Depositary Shares and our Series D Depositary Shares at the close of business on March 17, 2025, the record date for the meeting, are entitled to vote on every matter that is to be voted on at the Annual Meeting.

Q:	What constitutes a quorum at the Annual Meeting?

A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum, which is the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business. As of the record date, we had 170,695,166 shares of common stock, 20,000 shares of Series C Preferred Stock and 20,000 shares of Series D Preferred Stock issued, outstanding and entitled to vote at the Annual Meeting. The 20,000 outstanding shares of Series C Preferred Stock are represented by 500,000 outstanding Series C Depositary Shares, and the 20,000 outstanding shares of Series D Preferred Stock are represented by 20,000,000

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Annual Meeting Information

Series D Depositary Shares. Each Series C Depositary Share voted will count as 1/25th of a share of Series C Preferred Stock voted and present at the meeting, while Each Series D Depositary Share voted will count as 1/1,000th of a share of Series D Preferred Stock voted and present at the meeting. Once a share is counted as present at the Annual Meeting, it will be deemed present for quorum purposes for the entire meeting (and for any meeting resulting from a postponement of the Annual Meeting, unless a new record date is set).

Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. Generally, “broker non-votes” occur when brokerage firms return proxies for which no voting instructions have been received and the broker does not have discretionary authority to vote on the proposal.

Q:	How many votes do I have?

You are entitled to one vote for each share of common stock you own. Each outstanding Series C Depositary Share represents 1/25th of a share of Series C Preferred Stock, and therefore the vote of each Series C Depositary Share you hold is the equivalent of voting 1/25th of a share of Series C Preferred Stock. Each outstanding Series D Depositary Share represents 1/1,000th of a share of Series D Preferred Stock, and therefore the vote of each Series D Depositary Share you hold is the equivalent of voting 1/1,000th of a share of Series D Preferred Stock.

You will find the number of common shares or depositary shares you own (and may vote) on the proxy card or the Notice that you received.

Q:	How do I vote?

Shareholders of Record:

If you are a shareholder of record (i.e., you own your shares directly and not through a broker-dealer or other financial institution), you may cause your shares to be voted by submitting a proxy to vote your shares in advance of the Annual Meeting by any of the following means:

By Internet. Please log on to www.proxyvote.com and submit a proxy to vote your shares by 11:59 p.m., Eastern Time, on Wednesday, May 21, 2025.

By Telephone. Please call 1-800-690-6903 until 11:59 p.m., Eastern Time, on Wednesday, May 21, 2025.

By Mail. If you received a paper copy of the proxy materials and prefer to submit a proxy to vote your shares by mail, please mark, sign, date, and return your proxy card in the prepaid envelope the Company provided so that it is received prior to the Annual Meeting.

You may also attend and vote at the Annual Meeting

During the Annual Meeting. You may attend the Annual Meeting and cast your vote at www.virtualannualmeeting.com/LNC2025.

These instructions also appear on your Notice or proxy card. If you submit a proxy via the internet or by telephone, please have your Notice or proxy card available for reference when you do so, as you will need your 16-digit control number. If you submit a proxy via the internet or by telephone, please do not mail in your proxy card.

For shareholders of record, proxies submitted by mail, via the internet, or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you execute, date, and deliver a proxy card but do not specify how your shares are to be voted, the proxies will vote as recommended by the Board of Directors on all matters on the agenda for the Annual Meeting and will use their discretion with respect to any other matters properly presented for a vote at our Annual Meeting or any postponement or adjournment thereof.

Beneficial Owners or Holders in Street Name:

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are a holder of shares in “street name” or a “beneficial owner.” The organization holding your account will have provided you with proxy materials. As the beneficial owner, you have the right to direct the organization how to vote

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Annual Meeting Information

the shares held in your account. You may submit voting instructions by following the instructions provided to you by your broker, bank, or nominee. Your ability to vote over the internet or by telephone depends on the voting procedures of your bank, broker or other nominee.

Voting by Participants in LNC Retirement and Savings Plans and Voting of Dividend Reinvestment Plan Shares:

If you have invested in the LNC Stock Fund of the LNC Employees’ 401(k) Savings Plan, the LNL Agents’ 401(k) Savings Plan, or the LNL ADC Money Purchase Plan, the trustee of the plans will vote the shares in the plan in accordance with the voting instructions given by plan participants to the trustee. Instructions on voting appear on the voting instruction form distributed to plan participants. Please review these voting instructions to determine your ability to vote over the internet or by telephone. If our stock books contain identical account information regarding common stock that you own directly and common stock that you have an interest in through these plans, you will receive a single proxy/voting instruction card representing all shares you own. If you participate in one of these plans and do not provide the trustee with your voting instructions by 11:59 p.m. Eastern Time on May 19, 2025, the trustee of the plans will vote the shares allocated to your account in proportion to the shares held by each plan for which voting instructions have been received.

If you participate in our dividend reinvestment plan, your proxy/voting instruction card(s) will also include the number of shares of common stock allocated to your accounts in that plan. To vote your shares in that plan, you must return your proxy/voting instruction card(s) or submit your voting instructions by telephone or over the internet as instructed on your proxy/voting instruction card(s).

Note: You cannot vote during the Annual Meeting if you only own share equivalents through the LNC Stock Fund of the Employees’ 401(k) Savings Plan, the LNL Agents’ 401(k) Savings Plan, or the LNL ADC Money Purchase Plan, or through our dividend reinvestment plan.

Q:	How many votes are needed to approve each proposal?

Assuming a quorum is present, a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting is required to elect each director, to ratify the appointment of EY as our accounting firm, to approve the advisory resolution on the compensation of our NEOs, to approve the amendment to the Lincoln National Corporation 2020 Incentive Compensation Plan and to approve the shareholder proposal. Proposals 3 and 5, including the proposal regarding the approval of our NEOs’ compensation, are advisory only and not binding on the Board. Any other proposal that is properly presented at the Annual Meeting will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

Q:	How do abstentions, unmarked proxy cards and broker non-votes affect the voting results?

Abstentions: Abstentions will not count as votes cast either for or against a director nominee or the proposals set forth in Items 2 through 5.

Unmarked Proxy Cards: If you sign and return a proxy or voting instruction card but do not mark how your shares are to be voted, the individuals named as proxies will vote your shares, if permitted, as the Board recommends.

Broker Non-Votes: If you hold your shares in “street name,” you may instruct your broker how to vote your shares. If you do not provide voting instructions, your shares are referred to as “broker non-votes” and the bank, broker or other custodian may vote your shares, at its discretion, only on the ratification of the appointment of our accounting firm. These broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum but will not be considered in determining the number of votes necessary for approval. Broker non-votes will not count as votes cast either for or against a director nominee or the proposals set forth in Items 2 through 5.

Q:	Can I revoke my proxy or change my vote after I vote my proxy?

Yes, if you are a shareholder of record and wish to revoke or change your voting instructions, you must either:

1.	submit a later-dated proxy via the internet or by telephone, by 11:59 p.m., ET, on Wednesday, May 21, 2025;

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Annual Meeting Information

2.	sign, date and deliver a later-dated proxy card so that it is received before the Annual Meeting;

3.	notify our Corporate Secretary in writing that you are revoking your proxy; or

4.	vote online during the virtual Annual Meeting.

If you hold your shares in street name, you must follow the instructions of your broker, bank, or other intermediary to revoke your voting instructions.

Q:	Who may solicit proxies?

Our directors, officers and employees, as well as Morrow Sodali, LLC, our proxy solicitation firm, may solicit proxies on behalf of the Board in person, by mail, telephone, fax and other electronic means.

Q:	Who pays the costs of soliciting proxies?

We pay the cost of soliciting proxies. Our fee to Morrow Sodali to solicit proxies this year is $25,000, plus reasonable expenses. Our directors, officers and employees receive no additional compensation for soliciting proxies. We will also reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of stock that those organizations hold of record.

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General Information

General Information

Shareholder Proposals for the 2026 Annual Meeting

To be Included in our Proxy Materials

If you wish to include a shareholder proposal in the proxy materials for our 2026 Annual Meeting of Shareholders, you must submit the proposal, in accordance with SEC Rule 14a-8, to our Corporate Secretary, who must receive the proposal by December 11, 2025.

In addition, if you wish to include a director nominee in the proxy materials for our 2026 Annual Meeting of Shareholders pursuant to our “proxy access” bylaws, you must meet the requirements set forth in our bylaws and you must submit the materials required by our bylaws within the same time outlined below for director nominations submitted by a shareholder for presentation directly at an annual meeting. All such proxy access director nominations must satisfy the requirements set forth in our bylaws, a copy of which is available on our website (www.LincolnFinancial.com) on the Corporate Governance page under the “Other governance documents” heading. You may also obtain a hard copy of our bylaws at no cost by contacting our Corporate Secretary.

To be Presented in Person at Shareholder Meetings

Our bylaws set forth advance-notice procedures with respect to proposals and director nominations submitted by a shareholder for presentation directly at an annual meeting, rather than for inclusion in our proxy statement. If you wish to propose a director nominee – or any other matter of business – at an annual shareholder meeting, you must follow the procedures contained in our bylaws, which include notifying the Corporate Secretary at least 90 but not more than 120 days before the first anniversary of the prior year’s annual meeting. Based on this year’s annual meeting date of May 22, 2025, a notice will be considered timely received for the 2026 Annual Meeting of Shareholders if our Corporate Secretary receives it no earlier than January 22, 2026, and no later than February 21, 2026.

If our annual meeting is scheduled to be held more than thirty (30) days before or more than thirty (30) days after the first anniversary of the prior year’s annual meeting, you must give your notice by the close of business on the later of (i) the date 90 days prior to the scheduled annual meeting or (ii) the tenth day following the date that the scheduled annual meeting is first publicly announced or disclosed. All such proposals and director nominations must satisfy the requirements set forth in our bylaws, a copy of which is available on our website (www.LincolnFinancial.com) on the Corporate Governance page under the “Other governance documents” heading. You may also obtain a hard copy of our bylaws at no cost by contacting our Corporate Secretary.

If any such matter is brought before the meeting in accordance with our bylaws, the individuals identified on the proxy card may, if the matter will be voted on, vote the shares represented by proxies at their discretion in the manner they believe to be in our best interests. However, the person presiding at a meeting of shareholders (the Chairman) is authorized by the bylaws to determine whether the proposed business was properly brought before the meeting or was lawful or appropriate for consideration at the meeting or whether a nomination for director was properly made. If the Chairman determines that any of these requirements was not met, then the proposed business shall not be transacted or the defective nomination shall be disregarded.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any of our other filings under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Annual Report

You may request a printed copy of our Annual Report on Form 10-K, at no charge, by writing to: Corporate Secretary, Lincoln National Corporation, 150 N. Radnor-Chester Road, Radnor, PA 19087. In addition, you can access our Form 10-K and other reports on the SEC’s website at www.sec.gov and on our website at www.LincolnFinancial.com.

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General Information

Householding

SEC rules allow a single copy of the proxy materials or the Notice to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

If you are a shareholder of record and would like to have separate copies of the Notice or proxy materials mailed to you in the future, you must submit a request to opt out of householding in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095, and we will cease householding all such documents within 30 days of the request.

Certain brokerage firms, banks, or other similar entities holding our shares for their customers may household proxy materials or notices. Shareholders sharing an address whose shares are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or Notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or Notice and wish to receive separate copies of these materials in the future.

Additional Voting Matters

The Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those mentioned in this proxy statement. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect to such matter(s) in what they believe to be in the best interests of the Company and its shareholders.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination during the virtual Annual Meeting.

For the Board of Directors,

Nancy A. Smith

Senior Vice President & Secretary

April 10, 2025

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Exhibit 1

Definitions for Incentive Compensation Programs

2024 AIP

For the 2024 AIP, “Income from Operations” is defined as set forth below. Unless as otherwise defined, all terms shall have the meaning set forth in our Annual Report on Form 10-K for the year ended December 31, 2023.

Income from Operations means Net Income, exclusive of the after-tax effects of the following items, as applicable:

∎

Items related to annuity product features, which include changes in market-risk benefits (“MRBs”), including gains and losses and benefit payments, changes in the fair value of the derivative instruments we hold to hedge guaranteed living benefit (“GLB”) and guaranteed death benefit (“GDB”) riders, net of fee income allocated to support the cost of hedging them, and changes in the fair value of the embedded derivative liabilities of our indexed annuity contracts and the associated index options we hold to hedge them, including collateral expense associated with the hedge program (collectively, “net annuity product features”);

∎

Items related to life insurance product features, which include changes in the fair value of derivatives we hold as part of VUL hedging, changes in reserves resulting from benefit ratio unlocking associated with the impact of capital markets, and changes in the fair value of the embedded derivative liabilities of our IUL contracts and the associated index options we hold to hedge them (collectively, “net life insurance product features”);

∎	Credit loss-related adjustments on fixed maturity AFS securities, mortgage loans on real estate and reinsurance-related assets (“credit loss-related adjustments”);

∎

Changes in the fair value of equity securities, certain derivatives, certain other investments and realized gains (losses) on sales, disposals and impairments of financial assets (collectively, “investment gains (losses)”);

∎

Changes in the fair value of reinsurance-related embedded derivatives, trading securities and mortgage loans on real estate electing the fair value option (“changes in the fair value of reinsurance-related embedded derivatives, trading securities and certain mortgage loans”);

∎	Income (loss) from the initial adoption of new accounting standards, regulations and policy changes;

∎	Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;

∎	Transaction and integration costs related to mergers and acquisitions including the acquisition or divestiture, through reinsurance or other means, of businesses or blocks of business;

∎	Gains (losses) on modification or early extinguishment of debt;

∎	Losses from the impairment of intangible assets and gains (losses) on other non-financial assets; and

∎	Income (loss) from discontinued operations.

In addition, for calculating Income from Operations for the 2024 AIP, the following items will be excluded from Income from Operations, all net of tax, if any occur in the relevant performance period (“defined exclusions”):

A.	Expenses related to restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans;

B.	Reductions in earnings in the performance period from those in the base year as a result of the ongoing impact of a change in accounting principle;

C.	Pre-tax losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal or regulatory proceedings in excess of $10 million;

D.	Reductions in earnings resulting from the sale or reinsurance of a business or block of business, including reductions related to timing, consideration, or ongoing impacts associated with the sale;

E.

Reduction in earnings from increases in our effective tax rate and the related taxes due to legislative changes and changes in income tax laws, including but not limited to, changes in the computation of the separate account dividends received deduction under the federal income tax law and increases to the corporate tax rate;

F.	Reduction in earnings resulting from changes in regulatory requirements governing the Company;

Lincoln National Corporation 2025 Proxy Statement     E-1

Exhibit 1

G.

Reduction in earnings resulting from initial and ongoing impacts from changes in the assumptions used in our actuarial models and systems, the changes resulting from the review of such models and systems and the changes to or conversion of actuarial systems;

H.	Reduction in earnings from the mark-to-market adjustments resulting from the accounting for the LNC stock component of the Company’s Deferred Compensation plan; and

I.

Reduction in earnings from significant disruptions in the operations of the Company as could result from a natural disaster, Acts of God, act of terrorism, inability of the capital markets to function and other similar items in nature that impact the operations of the Company.

For the 2024 AIP, “Income from Operations per Share” is defined as the sum of Income from Operations and defined exclusions (defined above) divided by average diluted shares. Average diluted shares exclude share amounts related to elections in the Company’s Deferred Compensation plan that select Company stock as the measure for the investment return.

2023 AIP

For the 2023 AIP, “Income from Operations” is defined as set forth below. Unless as otherwise defined, all terms shall have the meaning set forth in our Annual Report on Form 10-K for the year ended December 31, 2022.

Income from Operations means Net Income, exclusive of the items listed below (all net-of-tax):

∎	Changes in MRB reserves, including remeasurement gains and losses and benefit payments (“MRB-related impacts”)

∎	Realized gains and losses associated with the following:

–	Changes in the carrying value of mortgage loans on real estate attributable to current period expected credit losses (“CECL”);

–	Changes in the carrying value of reinsurance-related assets attributable to CECL;

–	Changes in the carrying value of fixed maturity AFS securities attributable to the estimation of credit losses;

–

Changes in the carrying value of investments, including trading securities, equity securities, certain derivatives, and mortgage loans on real estate electing the fair value option, and of embedded derivatives within certain reinsurance arrangements, as well as sales or disposals of investments;

–	Changes in the fair value of the derivative instruments we hold to hedge GLB and GDB riders;

–	Fee income allocated to support the cost of hedging GLB and GDB riders;

–	Changes in the fair value of the embedded derivative liabilities of our indexed annuity and indexed universal life insurance contracts; and

–	Changes in the fair value of index options we hold to hedge the change in the fair value of the embedded derivative liabilities of our indexed annuity and indexed universal life insurance contracts;

∎	Change in reserves resulting from benefit ratio unlocking on variable universal life insurance products with secondary guarantees;

∎	Income (loss) from the initial adoption of new accounting standards, regulations and policy changes;

∎	Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;

∎	Transaction and integration costs related to mergers and acquisitions including the acquisition or divestiture, through reinsurance or other means, of businesses or blocks of business;

∎	Gains (losses) on modification or early extinguishment of debt;

∎	Losses from the impairment of intangible assets and gains (losses) on other non-financial assets; and

∎	Income (loss) from discontinued operations.

E-2     Lincoln National Corporation 2025 Proxy Statement

Exhibit 1

In addition, for calculating Income from Operations for the 2023 AIP, the following items will be excluded from Income from Operations, all net of tax, if any occur in the relevant performance period (“defined exclusions”):

A.	Expenses related to restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans;

B.	Reductions in earnings in the performance period from those in the base year as a result of the ongoing impact of a change in accounting principle;

C.	Pre-tax losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal or regulatory proceedings in excess of $10 million;

D.	Reductions in earnings resulting from the sale or reinsurance of a business or block of business;

E.

Reduction in earnings from increases in our effective tax rate and the related taxes due to legislative changes and changes in income tax laws, including but not limited to, changes in the computation of the separate account dividends received deduction under the federal income tax law and increases to the corporate tax rate;

F.	Reduction in earnings resulting from changes in regulatory requirements governing the Company;

G.

Reduction in earnings resulting from changes in the assumptions used in our actuarial models and systems, the changes resulting from the review of such models and systems and the changes to or conversion of actuarial systems;

H.	Reduction in earnings from the mark-to-market adjustments resulting from the accounting for the LNC stock component of the Company’s Deferred Compensation plan; and

I.

Reduction in earnings from significant disruptions in the operations of the Company as could result from a natural disaster, Acts of God, act of terrorism, inability of the capital markets to function and other similar items in nature that impact the operations of the Company.

For the 2023 AIP, “Income from Operations per Share” is defined as the sum of Income from Operations and defined exclusions (defined above) divided by average diluted shares. Average diluted shares exclude share amounts related to elections in the Company’s Deferred Compensation plan that select Company stock as the measure for the investment return.

2022 AIP

For the 2022 AIP, “Income from Operations” is defined as set forth below. Unless as otherwise defined, all terms shall have the meaning set forth in our Annual Report on Form 10-K for the year ended December 31, 2021.

Income from Operations means Net Income, exclusive of the items listed below (all net-of-tax):

∎	Realized gains and losses defined as the following:

–	Sale or disposals and impairments of financial assets;

–	Changes in the fair value of equity securities;

–	Changes in the fair value of derivatives, embedded derivatives within certain reinsurance arrangements and trading securities (gain (loss) on the mark-to-market on certain instruments);

–	Changes in the fair value of the derivatives we own to hedge our GDB riders within our variable annuities;

–	Changes in the fair value of the embedded derivatives of our GLB riders reflected within variable annuity net derivative results accounted for at fair value;

–	Changes in the fair value of the derivatives we own to hedge our GLB riders reflected within variable annuity net derivative results; and

–

Changes in the fair value of the embedded derivative liabilities related to index options we may purchase or sell in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for at fair value;

∎	Change in reserves resulting from benefit ratio unlocking on our GDB and GLB riders;

∎	Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;

Lincoln National Corporation 2025 Proxy Statement     E-3

Exhibit 1

∎	Gains (losses) on modification or early extinguishment of debt;

∎	Losses from the impairment of intangible assets;

∎	Income (loss) from discontinued operations;

∎	Transaction and integration costs related to mergers and acquisitions including the acquisition or divestiture, through reinsurance or other means, of businesses or blocks of business; and

∎	Income (loss) from the initial adoption of new accounting standards, regulations and policy changes including the net impact from the Tax Cuts and Jobs Act.

In addition, for calculating Income from Operations for the 2022 AIP, the following items will be excluded from Income from Operations, all net of tax, if any occur in the relevant performance period (“defined exclusions”):

A.	Expenses related to restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans;

B.	Changes in earnings in the performance period from those in the base year as a result of the ongoing impact of a change in accounting principle;

C.

Changes in earnings associated with the adoption and ongoing impacts associated with the adoption and implementation of new accounting guidance, including but not limited to ASU 2018-12, Targeted Improvements to the Accounting for Long-Duration Contracts and related amendments;

D.	Changes in earnings associated with changes in hedge strategy;

E.	Pre-tax losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal or regulatory proceedings in excess of $10 million;

F.	Reductions in earnings resulting from the sale or reinsurance of a business or block of business;

G.

Changes in earnings from increases in our effective tax rate and the related taxes due to legislative changes and changes in income tax laws, including but not limited to, changes in the computation of the separate account dividends received deduction under the federal income tax law and increases to the corporate tax rate;

H.	Changes in earnings resulting from changes in regulatory requirements governing the Company;

I.

Changes in earnings resulting from changes in the assumptions used in our actuarial models and systems, the changes resulting from the review of such models and systems and the changes to or conversion of actuarial systems;

J.	Changes in earnings from the mark-to-market adjustments resulting from the accounting for the LNC stock component of the Company’s Deferred Compensation plan;

K.	Changes in earnings resulting from a global pandemic and associated impacts to mortality and morbidity results; and

L.

Changes in earnings from significant disruptions in the operations of the Company as could result from a natural disaster, Acts of God, act of terrorism, inability of the capital markets to function and other similar items in nature that impact the operations of the Company.

For the 2022 AIP, “Income from Operations per Share” is defined as the sum of Income from Operations and defined exclusions (defined above) divided by the average diluted shares. Average diluted shares exclude share amounts related to elections in the Company’s Deferred Compensation plan that select Company stock as the measure for the investment return.

2021 AIP

For the 2021 AIP, “Income from Operations” is defined as set forth below. Unless as otherwise defined, all terms shall have the meaning set forth in our Annual Report on Form 10-K for the year ended December 31, 2020.

Income from Operations means Net Income, exclusive of the items listed below (all net-of-tax):

∎	Realized gains and losses defined as the following:

–	Sale or disposals and impairments of securities;

E-4     Lincoln National Corporation 2025 Proxy Statement

Exhibit 1

–	Change in the fair value of derivatives, embedded derivatives within certain reinsurance arrangements and trading securities (gains (losses) on the mark-to-market on certain instruments);

–	Change in the fair value of the derivatives we own to hedge our GDB riders within our variable annuities;

–	Change in the fair value of the embedded derivatives of our GLB riders reflected within variable annuity net derivative results accounted for at fair value;

–	Changes in the fair value of the derivatives we own to hedge our GLB riders reflected within variable annuity net derivative results; and

–

Changes in the fair value of the embedded derivative liabilities related to index options we may purchase or sell in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for at fair value;

∎	Change in reserves resulting from benefit ratio unlocking on our GDB and GLB riders;

∎	Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;

∎	Gains (losses) on early extinguishment of debt;

∎	Losses from the impairment of intangible assets;

∎	Income (loss) from discontinued operations — both the income in the period and the gain or loss on disposition;

∎	Acquisition and integration costs related to mergers and acquisitions; and

∎	Income (loss) from the initial adoption of new accounting standards, regulations and policy changes including the net impact from the Tax Cuts and Jobs Act.

In addition, for calculating Income from Operations for the 2020 AIP, the following items will be excluded from Income from Operations, all net of tax, if any occur in the relevant performance period (“defined exclusions”):

A.	Expenses related to restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans;

B.	Reductions in earnings in the performance period from those in the base year as a result of the ongoing impact of a change in accounting principle;

C.	Pre-tax losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal or regulatory proceedings in excess of $10 million;

D.	Reductions in earnings resulting from the sale or reinsurance of a business or block of business;

E.

Reduction in earnings from increases in our effective tax rate and the related taxes due to legislative changes and changes in income tax laws, including but not limited to, changes in the computation of the separate account dividends received deduction under the federal income tax law and increases to the corporate tax rate;

F.	Reduction in earnings resulting from changes in regulatory requirements governing the Company;

G.

Reduction in earnings resulting from changes in the assumptions used in our actuarial models and systems, the changes resulting from the review of such models and systems and the changes to or conversion of actuarial systems;

H.	Reduction in earnings from the mark-to-market adjustments resulting from the accounting for the LNC stock component of the Company’s Deferred Compensation plan;

I.	Reductions in earnings resulting from a global pandemic and related significant increases in unemployment; and

J.

Reduction in earnings from significant disruptions in the operations of the Company as could result from a natural disaster, Acts of God, act of terrorism, inability of the capital markets to function and other similar items in nature that impact the operations of the Company.

For the 2021 AIP, “Income from Operations per Share” is defined as the sum of Income from Operations and defined exclusions (defined above) divided by the average diluted shares. Average diluted shares exclude share amounts related to elections in the Company’s Deferred Compensation plan that select Company stock as the measure for the investment return.

Lincoln National Corporation 2025 Proxy Statement     E-5

Exhibit 1

2020 AIP

For the 2020 AIP, “Income from Operations” is defined as set forth below. Unless as otherwise defined, all terms shall have the meaning set forth in our Annual Report on Form 10-K for the year ended December 31, 2019.

Income from Operations means Net Income, exclusive of the items listed below (all net-of-tax):

∎	Realized gains and losses defined as the following:

–	Sale or disposals and impairments of securities;

–	Change in the fair value of derivatives, embedded derivatives within certain reinsurance arrangements and trading securities (gains (losses) on the mark-to-market on certain instruments);

–	Change in the fair value of the derivatives we own to hedge our GDB riders within our variable annuities;

–	Change in the fair value of the embedded derivatives of our GLB riders reflected within variable annuity net derivative results accounted for at fair value;

–	Changes in the fair value of the derivatives we own to hedge our GLB riders reflected within variable annuity net derivative results; and

–

Changes in the fair value of the embedded derivative liabilities related to index options we may purchase or sell in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for at fair value;

∎	Change in reserves resulting from benefit ratio unlocking on our GDB and GLB riders;

∎	Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;

∎	Gains (losses) on early extinguishment of debt;

∎	Losses from the impairment of intangible assets;

∎	Income (loss) from discontinued operations – both the income in the period and the gain or loss on disposition;

∎	Acquisition and integration costs related to mergers and acquisitions; and

∎	Income (loss) from the initial adoption of new accounting standards, regulations and policy changes including the net impact from the Tax Cuts and Jobs Act.

In addition, for calculating Income from Operations for the 2020 AIP, the following items will be excluded from Income from Operations, all net of tax, if any occur in the relevant performance period (“defined exclusions”):

A.	Expenses related to restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans;

B.	Reductions in earnings in the performance period from those in the base year as a result of the ongoing impact of a change in accounting principle;

C.	Pre-tax losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal or regulatory proceedings in excess of $10 million;

D.	Reductions in earnings resulting from the sale or reinsurance of a business or block of business;

E.

Reduction in earnings from increases in our effective tax rate and the related taxes due to legislative changes and changes in income tax laws, including but not limited to, changes in the computation of the separate account dividends received deduction under the federal income tax law and increases to the corporate tax rate;

F.	Reduction in earnings resulting from changes in regulatory requirements governing the Company;

G.

Reduction in earnings resulting from changes in the assumptions used in our actuarial models and systems, the changes resulting from the review of such models and systems and the changes to or conversion of actuarial systems;

H.	Reduction in earnings from the mark-to-market adjustments resulting from the accounting for the LNC stock component of the Company’s Deferred Compensation plan; and

E-6     Lincoln National Corporation 2025 Proxy Statement

Exhibit 1

I.

Reduction in earnings from significant disruptions in the operations of the Company as could result from a natural disaster, Acts of God, act of terrorism, inability of the capital markets to function and other similar items in nature that impact the operations of the Company.

For the 2020 AIP, “Income from Operations per Share” is defined as the sum of Income from Operations and defined exclusions (defined above) divided by the average diluted shares. Average diluted shares exclude share amounts related to elections in the Company’s Deferred Compensation plan that select Company stock as the measure for the investment return.

2022 LTI

For the 2022 LTI Program, Return on Equity (“ROE”) was defined as follows:

Income from Operations and defined exclusions (as defined below), divided by average Shareholders’ Equity for the year. Shareholders’ Equity excludes all of the defined exclusions listed below, Accumulated Other Comprehensive Income or other similar items and excludes items including, but not limited to, the increase in equity due to goodwill associated with an acquisition during the performance period; the increase in equity due to changes in our effective tax rate and the related taxes due to legislative changes and changes in income tax laws; and the increase or decrease in equity due to a change in accounting principle. ROE was calculated as of December 31, 2024, using the average of the beginning and ending common shares outstanding for 2024.

Income from Operations means Net Income, exclusive of the items listed below (all net-of-tax):

∎	Realized gains and losses defined as the following:

–	Sale or disposals and impairments of financial assets;

–	Changes in the fair value of equity securities;

–	Changes in the fair value of derivatives, embedded derivatives within certain reinsurance arrangements and trading securities (gain (loss) on the mark-to-market on certain instruments);

–	Changes in the fair value of the derivatives we own to hedge our GDB riders within our variable annuities;

–	Changes in the fair value of the embedded derivatives of our GLB riders reflected within variable annuity net derivative results accounted for at fair value;

–	Changes in the fair value of the derivatives we own to hedge our GLB riders reflected within variable annuity net derivative results; and

–

Changes in the fair value of the embedded derivative liabilities related to index options we may purchase or sell in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for at fair value;

∎	Change in reserves resulting from benefit ratio unlocking on our GDB and GLB riders;

∎	Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;

∎	Gains (losses) on modification or early extinguishment of debt;

∎	Losses from the impairment of intangible assets;

∎	Income (loss) from discontinued operations;

∎	Transaction and integration costs related to mergers and acquisitions including the acquisition or divestiture, through reinsurance or other means, of businesses or blocks of business; and

∎	Income (loss) from the initial adoption of new accounting standards, regulations and policy changes including the net impact from the Tax Cuts and Jobs Act.

In addition, for calculating Income from Operations for the 2022 LTI Program, the following items were excluded from Income from Operations, all net of tax, if any occurred in the relevant performance period (“defined exclusions”):

A.	Expenses related to restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans;

Lincoln National Corporation 2025 Proxy Statement     E-7

Exhibit 1

B.	Changes in earnings in the performance period from those in the base year as a result of the ongoing impact of a change in accounting principle;

C.

Changes in earnings associated with the adoption and ongoing impacts associated with the adoption and implementation of new accounting guidance, including but not limited to ASU 2018-12, Targeted Improvements to the Accounting for Long-Duration Contracts and related amendments;

D.	Changes in earnings associated with changes in hedge strategy;

E.	Pre-tax losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal or regulatory proceedings in excess of $10 million;

F.	Reductions in earnings resulting from the sale or reinsurance of a business or block of business;

G.

Changes in earnings from increases in our effective tax rate and the related taxes due to legislative changes and changes in income tax laws, including but not limited to, changes in the computation of the separate account dividends received deduction under the federal income tax law and increases to the corporate tax rate;

H.	Changes in earnings resulting from changes in regulatory requirements governing the Company;

I.

Changes in earnings resulting from changes in the assumptions used in our actuarial models and systems, the changes resulting from the review of such models and systems and the changes to or conversion of actuarial systems;

J.	Changes in earnings from the mark-to-market adjustments resulting from the accounting for the LNC stock component of the Company’s Deferred Compensation plan;

K.	Changes in earnings resulting from a global pandemic and associated impacts to mortality and morbidity results; and

L.

Changes in earnings from significant disruptions in the operations of the Company as could result from a natural disaster, Acts of God, act of terrorism, inability of the capital markets to function and other similar items in nature that impact the operations of the Company.

E-8     Lincoln National Corporation 2025 Proxy Statement

Exhibit 2

Amendment No. 4 to the

Lincoln National Corporation

2020 Incentive Compensation Plan

Pursuant to Section 11(c) of the Lincoln National Corporation 2020 Incentive Compensation Plan, as amended by Amendments No. 1, No. 2 and No. 3 thereto (the “Plan”), the Board of Directors of Lincoln National Corporation (“Board”) amends the Plan as follows, subject to the approval of the Company’s shareholders:

1.	Section 4(a) of the Plan is amended in its entirety and replaced with the following:

“(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), (i) the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 17,800,000 and (ii) the total number of Shares with respect to which Stock Options intended to be ISOs may be granted under the Plan shall not exceed 2,000,000.”

2.	Section 4(d)(i) of the Plan is amended in its entirety and replaced with the following:

“(d) Per-Person Award Limitations.

(i) In each fiscal year of the Corporation during any part of which the Plan is in effect, an Eligible Person (other than a non-employee director of the Corporation) may not be granted an Award under the Plan (taking into account any similar awards granted to such Eligible Person under the Preexisting Plan during such fiscal year) relating to more than 2,000,000 Shares, subject to adjustment as provided in Section 10(c), under each of the following separate provisions of the Plan: Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum cash amount that may be earned by an Eligible Person (other than a non-employee director of the Corporation) under (A) Section 8(c) of the Plan as an Annual Incentive Award or other annual Award payable in cash (currently or on a deferred basis) in respect of any fiscal year of the Corporation during any part of which the Plan is in effect shall be $12,000,000, and (B) Section 8(b) as a Performance Award or other Award payable in cash (currently or on a deferred basis) in respect of any individual performance period shall not exceed $12,000,000 in any twelve (12)-month period, in each case, with such limits under the Plan taking into account any similar awards granted to such Eligible Person under the Preexisting Plan during such fiscal year or twelve (12)-month period, as applicable.”

3.	This Amendment No. 4 to the Plan has been duly adopted by the Board and shall be effective upon approval by the Company’s shareholders.

4.	In all other respects, the Plan shall remain in full force and effect.

Lincoln National Corporation 2025 Proxy Statement     E-9

Exhibit 2

Lincoln National Corporation

2020 Incentive Compensation Plan

1. Purpose. The purpose of the Lincoln National Corporation 2020 Incentive Compensation Plan (the “Plan”) is to assist Lincoln National Corporation, an Indiana corporation (the “Corporation”), and its Subsidiaries (as defined below) in attracting, retaining, and rewarding high-quality executives, employees, non-employee directors and other persons who provide services to the Corporation and/or its Subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Corporation to strengthen the mutuality of interests between such persons and the Corporation’s shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in other Sections:

(a)	“Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Corporation.

(b)

“Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year of the Corporation.

(c)	“Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may, at the applicable time, be the principal market for the Stock.

(d)

“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, Stock granted as a bonus or in lieu of another award, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

(e)	“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

(f)

“Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee or its designee to receive the benefits specified under the Plan upon such Participant’s death, or to which Awards or other rights are transferred, if and to the extent permitted under Section 10(b). If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term “Beneficiary” means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(g)	“Board” means the Corporation’s Board of Directors or any committee of the Board acting on delegated authority.

(h)	“Change of Control” shall have the same meaning ascribed to such term in the Severance Benefit Plan on the date immediately preceding the Change of Control.

(i)

“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder, and successor provisions and regulations thereto, and other relevant interpretive guidance issued by the Internal Revenue Service or the U.S. Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(j)

“Committee” means, at any date, each of those members of the Compensation Committee of the Board who shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required for exemptions under Rule 16b-3 to apply to transactions under the Plan. Unless otherwise designated by the Board, the Committee shall include not fewer than three (3) members. If fewer than three (3) members of the Committee are eligible to serve thereon, the Board may appoint one or more of its other members who are otherwise eligible to serve on the Committee until such time as three (3) members of the Committee are eligible to serve.

(k)	“Corporate Transaction” has the meaning set forth in Section 10(c).

(l)

“Date of Grant” means (i) the date on which the Committee by resolution selects an Eligible Person to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award, and other material terms of the Award, or (ii) such later date as the Committee shall provide in such resolution.

(m)	“Deferred Compensation Plan” has the meaning set forth in Section 6(f).

E-10     Lincoln National Corporation 2025 Proxy Statement

Exhibit 2

(n)

“Deferred Stock Unit” means a right, granted to a Participant under Section 6(f), to receive Stock, a cash payment measured based on the Fair Market Value of Stock, or a combination thereof, at the end of a specified deferral period.

(o)

“Disaffiliation” means a Subsidiary’s or an Affiliate’s ceasing to be a Subsidiary or an Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Corporation, of the stock of the Subsidiary or Affiliate), or a sale of a division of the Corporation and its Affiliates.

(p)

“Eligible Person” means the Executive Officers, other officers, employees, non-employee directors, agents, brokers, and consultants of the Corporation or any of its Subsidiaries or Affiliates. An employee on leave of absence may be considered as still in the employ of the Corporation or a Subsidiary for purposes of eligibility for participation in the Plan.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder, and successor provisions and rules thereto.

(r)	“Executive Officer” means an executive officer of the Corporation as defined under the Exchange Act.

(s)

“Fair Market Value” means the Fair Market Value of Stock, Awards, or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price of a Share, as quoted on the composite transactions table on the Applicable Exchange, on the Date of Grant or if the Stock is not traded on the Applicable Exchange on such measurement date, then on the immediately preceding date on which Stock was traded on the Applicable Exchange. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Code section 409A and Code section 422(c)(1).

(t)	“ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code section 422 or any successor provision thereto.

(u)	“Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(v)	“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(w)	“Participant” means an Eligible Person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(x)	“Performance Award” means a right, granted to a Participant under Section 8, to receive Awards based upon performance criteria specified by the Committee.

(y)	“Preexisting Plan” means the Lincoln National Corporation 2009 Amended and Restated Incentive Compensation Plan and the Lincoln National Corporation 2014 Incentive Compensation Plan.

(z)	“Restricted Stock” means Stock, granted to a Participant under Section 6(d), that is subject to certain restrictions and to a risk of forfeiture.

(aa)	“Restricted Stock Unit” means a right, granted to a Participant under Section 6(e), to receive Stock, subject to certain restrictions and to a risk of forfeiture.

(ab)

“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, or any similar law or regulation that may be a successor thereto.

(ac)	“Severance Benefit Plan” means the Lincoln National Corporation Executives’ Severance Benefit Plan, as it may be amended from time to time.

(ad)	“Share” means a share of Stock.

(ae)	“Stock” means the Corporation’s common stock and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c).

(af)	“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).

(ag)

“Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Corporation or any successor to the Corporation.

Lincoln National Corporation 2025 Proxy Statement     E-11

Exhibit 2

(ah)

“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Corporation and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Corporation and its Affiliates terminates, but such Participant continues to provide services to the Corporation and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate, or a division of the Corporation and its Affiliates, shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for the Corporation or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence, and transfers among the Corporation and its Subsidiaries and Affiliates, shall not be considered Terminations of Employment. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Code section 409A, a Participant shall not be considered to have experienced a Termination of Employment, unless the Participant has experienced a “separation from service” within the meaning of Code section 409A (a “Separation from Service”).

3.	Administration.

(a)

Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case, subject to and consistent with the provisions of the Plan, to interpret the provisions of the Plan, select Eligible Persons to become Participants, grant Awards, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe the terms of Award Agreements, adopt, amend, and rescind rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements, and correct defects, supply omissions or reconcile inconsistencies therein, establish any administrative “blackout” period with respect to Awards that the Committee, in its sole discretion deems necessary or advisable, and make all other decisions and determinations as the Committee may deem necessary or advisable, for the administration of the Plan; in each case, the determinations of the Committee need not be identical for each Participant. Subject to applicable law, including the requirements of Section 16 of the Exchange Act, any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(b)

Manner of Exercise of Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Corporation, its Subsidiaries, Participants, Beneficiaries, transferees under Section 10(b), or other persons claiming rights from or through a Participant, and shareholders; provided, however, notwithstanding the foregoing, or the terms of any Award Agreement, following a Change of Control, any determination by the Committee as to whether “cause” or “good reason” (or any terms of similar meaning applicable to an Award) exists, shall be subject to de novo review by the court, arbitrator or other dispute resolution body, as applicable, in the event of a dispute. The Committee shall exercise its authority only by a majority vote of its members at a meeting or, without a meeting, by a writing signed by all of its members. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine and (iii) with respect to Participants subject to Section 16 of the Exchange Act, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case, to the extent permitted under applicable law. The Committee may appoint officers and employees of the Corporation and its Subsidiaries, or other agents to assist it in administering the Plan.

(c)

Limitation of Liability. The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to it, him or her by any Executive Officer, other officer or employee of the Corporation or a Subsidiary, the Corporation’s independent auditors, consultants, or any other agents assisting in the administration of the Plan. Members of the Committee, and any officer or employee of the Corporation or a Subsidiary acting at the direction or on behalf of the Committee, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

E-12     Lincoln National Corporation 2025 Proxy Statement

Exhibit 2

(d)

Terms and Conditions of Awards; Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in an Award Agreement, which shall be provided to the Participant receiving such Award upon, or as promptly as is reasonably practicable, following the grant of such Award; provided, however, the terms of a cash-based Award may, but are not required to, be set forth in an Award Agreement. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Corporation and/or the Participant receiving the Award, unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 11 or as otherwise permitted under the applicable Award Agreement.

(e)

Minimum Vesting Period. Except for Awards granted with respect to a maximum of five percent (5%) of the Shares authorized in Section 4(a)(i) or Awards of Deferred Stock Units granted to non-employee directors of the Board, Award Agreements shall not designate a vesting period of less than one (1) year.

4.	Stock Subject to Plan.

(a)

Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), (i) the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 5,200,000, and (ii) the total number of Shares with respect to which Stock Options intended to be ISOs may be granted under the Plan shall not exceed 2,000,000.

(b)

Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such Award exceeds the number of Shares remaining available under the Plan, minus the number of Shares issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c)

Availability of Shares Not Delivered Under Awards. Shares subject to an Award under the Plan that is cancelled, expired, forfeited, settled in cash or is terminated, or otherwise lapses without a delivery of Shares to the Participant, will again be available for Awards under the Plan. If the exercise price of any Stock Option or Stock Appreciation Right and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or withholding Shares relating to such Award, the gross number of Shares subject to the Award shall nonetheless be deemed to have been granted for purposes of Section 4(a)(i).

(d)	Per-Person Award Limitations.

(i)

In each fiscal year of the Corporation during any part of which the Plan is in effect, an Eligible Person (other than a non-employee director of the Corporation) may not be granted an Award under the Plan (taking into account any similar awards granted to such Eligible Person under the Preexisting Plan during such fiscal year) relating to more than 2,000,000 Shares, subject to adjustment as provided in Section 10(c), under each of the following separate provisions of the Plan: Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum cash amount that may be earned by an Eligible Person (other than a non-employee director of the Corporation) under (A) Section 8(c) of the Plan as an Annual Incentive Award or other annual Award payable in cash (currently or on a deferred basis) in respect of any fiscal year of the Corporation during any part of which the Plan is in effect shall be $8,000,000, and (B) Section 8(b) as a Performance Award or other Award payable in cash (currently or on a deferred basis) in respect of any individual performance period shall not exceed $8,000,000 in any twelve (12)-month period, in each case, with such limits under the Plan taking into account any similar awards granted to such Eligible Person under the Preexisting Plan during such fiscal year or twelve (12)-month period, as applicable.

(ii)

A Participant who is a non-employee director of the Corporation shall not receive total compensation for any fiscal year that exceeds $650,000. For purposes hereof, total compensation is the sum of (A) the grant date fair value of any equity or equity-based Awards mandatorily granted to such non-employee director of the Corporation during such fiscal year, (B) the initial amount of any cash-denominated Awards mandatorily granted to such non-employee director during such fiscal year, and (C) the amount of cash fees payable to such non-employee director in respect of such service during any fiscal year, including any such cash fees that are voluntarily deferred by the non-employee directors.

5.

Eligibility. Awards may be granted under the Plan only to Eligible Persons; provided, however, that ISOs may be granted only to employees of the Corporation and its Subsidiaries or parent corporation (within the meaning of Code section 424(f)).

Lincoln National Corporation 2025 Proxy Statement     E-13

Exhibit 2

6.	Specific Terms of Awards.

(a)

General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the Date of Grant or thereafter (subject to Section 11(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of Termination of Employment by the Participant, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive, or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Indiana law, no consideration other than services may be required for the grant (but not the exercise) of any Award. Any Award (other than Options and SARs) or the value of any Award that is made under this Plan may, subject to any requirements of applicable law or regulation, in the Committee’s or its designee’s sole discretion, be converted into Deferred Stock Units and treated as provided in Section 6(e).

(b)	Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)

Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided that such exercise price shall be not less than the Fair Market Value of a Share on the Date of Grant of such Option.

(ii)

Time and Method of Exercise. The Committee shall determine, at the Date of Grant or thereafter, (A) the time or times at which, or the circumstances under which, an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), (B) the methods by which such exercise price may be paid or deemed to be paid, (C) the form of such payment, including, without limitation, cash, Stock, other Awards, or awards granted under other plans of the Corporation or any Subsidiary, and (D) the methods by, or forms in which Stock will be delivered or deemed to be delivered, to Participants.

(iii)	ISOs. The terms of any Option intended to be treated as an ISO granted under the Plan shall comply in all respects with the provisions of Code section 422.

(c)	Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)

Exercise Price. The exercise price per Share purchasable under a SAR shall be determined by the Committee; provided that such exercise price shall be not less than the Fair Market Value of a Share on the Date of Grant of such SAR.

(ii)

Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, a cash payment or Shares with a Fair Market Value as of the date of exercise equal to the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the exercise price of the SAR as determined by the Committee. The applicable Award Agreement shall specify whether such payment is to be made in cash or Shares or both, or shall reserve to the Committee or the Participant the right to make that determination before or upon the exercise of the SAR.

(iii)

Other Terms. The Committee shall determine, at the Date of Grant or thereafter, the time or times at which, and the circumstances under which, a SAR may be exercised, in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by, or forms in which any cash or Shares payable will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Award

(d)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)

Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the Date of Grant or thereafter. Except to the extent restricted under any Award Agreement relating to the Restricted Stock, a Participant granted an Award of Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the

E-14     Lincoln National Corporation 2025 Proxy Statement

Exhibit 2

restricted period applicable to the Restricted Stock, subject to Section 10(b), the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)

Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s Termination of Employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation.

(iii)

Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock (substantially in the form below), and may require that the Corporation retain physical possession of the certificates and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock. The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Lincoln National Corporation 2020 Incentive Compensation Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Lincoln National Corporation, 150 North Radnor-Chester Road, Radnor, PA 19087-5238.

(iv)

Dividends and Splits. As a condition to the grant of an Award of Restricted Stock (subject to Section 10(k)), the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Stock distributed in connection with a Stock split or Stock dividend, and cash or other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)	Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants on the following terms and conditions:

(i)

Grant and Restrictions. Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the Date of Grant or thereafter. A Participant to whom Restricted Stock Units are awarded shall have no rights as a shareholder with respect to the Shares represented by the Restricted Stock Units, unless and until Shares are actually delivered to the Participant in settlement thereof. The Award Agreement for Restricted Stock Units shall specify whether, to what extent, and on what terms and conditions, the applicable Participant shall be entitled to be credited and receive payments of cash, Stock or other property corresponding to the dividends payable on the Stock (subject to Section 10(k)), with such cash, Stock or other property to be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such cash, Stock or other property has been distributed.

(ii)

Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s Termination of Employment during the applicable restriction period, Restricted Stock Units that are at that time subject to restrictions shall be forfeited and cancelled by the Corporation.

(iii)	Bookkeeping of Awards. Unless otherwise specified by the Committee, Restricted Stock Units shall be credited as of the Date of Grant to a bookkeeping reserve account maintained by the Corporation.

(f)

Deferred Stock Units. The Committee is authorized to grant to Participants Deferred Stock Units, which are rights to receive Shares, cash measured based on the value of a Share, or a combination thereof, at the end of a specified deferral period. Unless otherwise specified by the Committee, Deferred Stock Units shall be credited as of the Date of Grant to a bookkeeping reserve account maintained by the Corporation under the Lincoln National Corporation Deferred Compensation and Supplemental/Excess Retirement Plan, the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors or their successor plans (each a “Deferred Compensation Plan”) in units which are equivalent in value to Shares. Once credited to such account, Deferred Stock Units shall be governed by the terms of the applicable Deferred Compensation Plan.

(g)

Bonus Stock and Awards in Lieu of Other Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan, or under other plans or compensatory arrangements. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(h)

Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to,

Lincoln National Corporation 2025 Proxy Statement     E-15

Exhibit 2

or otherwise based on or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i)

Dividend Equivalents. The Committee is authorized to grant dividend equivalents to Eligible Persons under which such Eligible Persons shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee, and subject to Section 10(k)) equivalent to the amount of cash dividends paid by the Corporation to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such dividend equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant dividend equivalents to Eligible Persons in connection with grants of Options or SARs to such Eligible Persons, and (ii) no dividend equivalent payments shall be made to a Participant with respect to any Award before the date on which all conditions or restrictions relating to such Award (or portion thereof to which the dividend or dividend equivalent relates) have been satisfied, waived or lapsed.

7.	Certain Provisions Applicable to Awards.

(a)

Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Corporation, any Subsidiary, or any business entity to be acquired by the Corporation or a Subsidiary, or any other right of a Participant to receive payment from the Corporation or any Subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award.

(b)

No Repricing. Except as contemplated by Section 10(c), in no event may any Option or SAR granted under this Plan be amended to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards, or in conjunction with the grant of any new Option or SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Corporation’s shareholders.

(c)

Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten (10) years from the Date of Grant (or such shorter term as may be required with respect to an ISO under Code section 422).

(d)

Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Corporation upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and, except with respect to Options or SARs which shall not be subject to deferral, may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated (subject to Section 10(j)), and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Installment or deferred payments may be required by the Committee (subject to Section 10(j) and Section 11 of the Plan, including the consent provisions thereof) in the case of any deferral of an outstanding Award (other than Options or SARs which shall not be subject to deferral) not provided for in the original Award Agreement, and the Committee or its designee may convert such an Award (other than Options or SARs which shall not be subject to deferral) to Deferred Stock Units as provided under Section 6, or may be permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments, or the grant or crediting of dividend equivalents, or other amounts in respect of installment or deferred payments denominated in Stock.

(e)

Exemptions from Section 16(b) Liability. It is the intent of the Corporation that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule

E-16     Lincoln National Corporation 2025 Proxy Statement

Exhibit 2

16b-3 (except for transactions acknowledged in writing by such Participant to be non-exempt). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b) of the Exchange Act, and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b) of the Exchange Act.

(f)

Cancellation and Rescission of Awards. The Committee may cancel any unexpired, unpaid, or deferred Awards at any time, whether or not vested, or rescind Awards or recoup Shares delivered in respect of Awards that have vested or been paid, and delegate this power in its discretion to the Corporation in the applicable Award Agreements, if the Participant is not in compliance with all applicable provisions set forth in both the Award Agreement and the Plan, including, but not limited to, the Plan provisions set forth below:

(i)

While employed by the Corporation and thereafter during the period set forth in an Award Agreement (if any), a Participant shall not (A) directly or indirectly, hire, manage, solicit, or recruit any employees, agents, financial planners, salespeople, financial advisors, vendors, or service providers of the Corporation (including, but not limited to, doing a “lift-out” of same) whom Participant had hired, managed, supervised, or otherwise became familiar with as a result of such Participant’s service or employment with the Corporation or (B) render services for any organization or engage, directly or indirectly, in any business which, in the judgment of the Corporation’s Chief Executive Officer or other senior officer designated by the Committee, is or becomes competitive with the Corporation. For Participants whose employment has terminated, the judgment of the Chief Executive Officer or other senior officer designated by the Committee shall be based on the Participant’s position and responsibilities while employed by the Corporation, the Participant’s post- employment responsibilities and position with the other organization or business, the extent of past, current, and potential competition or conflict between the Corporation and the other organization or business, the effect on the Corporation’s shareholders, customers, suppliers, and competitors of the Participant assuming the post-employment position, and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has terminated employment shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business, so long as they are listed on a recognized securities exchange or traded over-the-counter, and such investment does not represent a greater than five percent (5%) equity interest in the organization or business.

(ii)

A Participant shall not, without prior written authorization from the Corporation, disclose to anyone outside the Corporation, or use in other than the Corporation’s business, any confidential information or material relating to the business of the Corporation that is acquired by the Participant during employment with or the provision of services to the Corporation, except as Participant may be required to disclose by any applicable law, order, or judicial or administrative proceeding.

(iii)

A Participant shall disclose promptly, and assign to the Corporation all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Corporation, relating in any manner to the actual or anticipated business, research or development work of the Corporation and shall do anything reasonably necessary to enable the Corporation to secure a patent where appropriate in the United States and in foreign countries.

(iv)

If requested by the Corporation, before or in connection with the exercise, settlement, payment or delivery of an Award, the Participant shall certify on a form acceptable to the Corporation that he or she is in compliance with the terms and conditions of the Plan and, if applicable, the Award Agreement. Failure to comply with the provisions of this Section 7(f) before, and, for certain Participants as specified in their applicable Award Agreements, during the six (6) months after, any exercise, payment or delivery of an Award shall cause such exercise, payment or delivery to be rescinded immediately, unless the Committee or its designee in its discretion, in any individual case provides for waiver in whole or in part of compliance with the provisions of this Section 7(f). The Corporation shall notify the Participant of any such rescission as soon as reasonably practicable after such exercise, payment or delivery. Within ten (10) days after receiving such a notice from the Corporation, the Participant shall pay to the Corporation the amount of any gain realized on an Award granted pursuant to Section 6(b), or payment received from an Award granted pursuant to Section 6(c), (d), (e), (f), (h), 8(b) or (c) respectively, as a result of the rescinded exercise, payment or delivery, pursuant to an Award. Such payment shall be made either in cash or by returning to the Corporation the number of Shares that the Participant received in connection with the rescinded exercise, payment or delivery, as the Corporation in its sole discretion may determine. In the case of any Participant whose employment is terminated by the Corporation and its Subsidiaries without “cause” (as defined in the applicable Award Agreement), however, a failure of the Participant to comply with the provisions of

Lincoln National Corporation 2025 Proxy Statement     E-17

Exhibit 2

Section 7(f)(i) after such Termination of Employment shall not in and of itself cause rescission, or require repayment with respect to any Award exercised, paid or delivered before such termination, and, following a Change of Control, Section 7(f)(i) shall be inapplicable with respect to Awards granted before such Change of Control.

(v)

Recoupment. In addition to the cancellation, rescission and recoupment provisions set forth above, Awards granted under the Plan shall be subject to the terms of any recoupment (clawback) policy adopted by the Corporation as in effect from time to time, as well as any recoupment/forfeiture provisions required by law and applicable to the Corporation or its Subsidiaries, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act; provided, however, to the extent permitted by applicable law, the Corporation’s recoupment (clawback) policy shall have no application to Awards following a Change of Control of the Corporation.

8.	Performance and Annual Incentive Awards.

(a)

Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

(b)	Performance Award Requirements. The maximum Performance Award to be granted to an Eligible Person shall be subject to the limitation set forth in Section 4(d).

(i)

Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance and associated maximum Award payments with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any performance goal, or that more than one performance goal must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)

Business Criteria. In establishing performance goals for Performance Awards, business criteria for the Corporation, as defined by the Committee, on a consolidated basis, and/or for specified Subsidiaries, Affiliates or business units or segments of the Corporation (except with respect to the total shareholder return and earnings per share criteria), may be used by the Committee and such business criteria may be based on, without limitation, the following criteria: (1) earnings (total or per share); (2) revenues or growth in revenues; (3) cash flow, change in cash flow or cash flow return on investment; (4) assets, return on assets, growth in assets, return on investment, capital or return on capital, return on equity, or shareholder equity (total or per share); (5) economic value added or insurance-imbedded value added; (6) operating margin; (7) net income or growth in net income (total or per share), pretax earnings or growth in pretax earnings (total or per share), pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and extraordinary or special items; (8) operating earnings or income from operations; (9) statutory income; (10) total shareholder return; (11) profit margins; (12) premiums and fees, or growth in premiums and fees, including service fees; (13) book value; (14) membership and growth in membership; (15) market share or change in market share; (16) stock price or change in stock price; (17) market capitalization, change in market capitalization, or return on market value; (18) economic value added or market value added; (19) expense ratios, expense savings, budgets, product cost reduction through advanced technology, or other expense management measures; (20) productivity ratios or other measures of operating efficiency or effectiveness; (21) risk-based capital ratio; (22) ratio of claims or loss costs to revenues; (23) satisfaction measures: customer, provider, or employee; (24) implementation or completion of critical projects or processes; (25) product development, product release schedules, new product innovation, brand recognition/acceptance; (26) environmental, social or governance (ESG) factors (including without limitation, goals relating to diversity, inclusion, employee engagement and sustainability); or (27) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies.

(iii)

Performance Period. Achievement of performance goals with respect to such Performance Awards shall be measured over a performance period, which may overlap with another performance period or periods, of up to ten (10) years, as specified by the Committee.

E-18     Lincoln National Corporation 2025 Proxy Statement

Exhibit 2

(iv)

Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, including deferred payments in any such forms, in the discretion of the Committee. The Committee may, in its discretion, adjust the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Employment by the Participant before the end of a performance period or settlement of Performance Awards. Except as may be otherwise determined by the Committee, Performance Awards shall be settled and paid after the end of the relevant performance period and on or before the fifteenth (15th) day of the third (3rd) month following the end of the performance period.

(c)	Annual Incentive Award Requirements. The maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 4(d).

(i)

Potential Annual Incentive Awards. The Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for each fiscal year of the Corporation. The amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) in the given performance year, as specified by the Committee or such other criteria as shall be established by the Committee.

(ii)

Determination of Annual Incentive Awards. After the end of each fiscal year of the Corporation, the Committee shall determine the amount, if any, of potential Annual Incentive Awards otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of Termination of Employment by the Participant before the end of a fiscal year or settlement of such Annual Incentive Award. Except as may be otherwise determined by the Committee, Annual Incentive Awards shall be settled and paid after the end of the relevant fiscal year and on or before the fifteenth (15th) day of the third (3rd) month following the end of the fiscal year of the Corporation.

9.	Change of Control. In the event of a “Change of Control,” the following provisions shall apply unless otherwise provided in the applicable Award Agreement:

(a)

Options and SARs. Any Option or SAR carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Participant’s involuntary Termination of Employment, other than for “cause” (as defined in the applicable Award Agreement); provided that such Termination of Employment occurs within two (2) years after such Change of Control and all vested Options and SARs shall remain exercisable for the balance of the stated term of such Option or SAR, subject only to applicable restrictions set forth in Section 10(a);

(b)

Restricted Stock, Restricted Stock Units and Deferred Stock Units. The restrictions, deferral of settlement, and forfeiture conditions applicable to any Restricted Stock, Restricted Stock Units or Deferred Stock Units granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Participant’s involuntary Termination of Employment, other than for “cause” (as defined in the applicable Award Agreement); provided that such Termination of Employment occurs within two (2) years after such Change of Control; provided, further, that, notwithstanding the foregoing, the settlement of any Award that constitutes nonqualified deferred compensation under Code section 409A shall be made on the earliest permissible payment event under Code section 409A and the regulations thereunder (but shall not be subject to vesting or forfeiture provisions following such Termination of Employment); and

(c)

Other Awards. The rights and obligations respecting, and the payment of, all other Awards under the Plan shall be governed solely by the provisions of the Severance Benefit Plan; provided that such Severance Benefit Plan shall not provide for vesting solely as a result of a Change of Control.

10.	General Provisions.

(a)

Compliance with Legal and Other Requirements. The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to

Lincoln National Corporation 2025 Proxy Statement     E-19

Exhibit 2

such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, regulations, listing requirements or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Corporation shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the ninetieth (90th) day preceding the Change of Control.

(b)

Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or a Subsidiary), or assigned or transferred by such Participant for value or consideration. Awards may be transferred by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees other than for value or consideration during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)	Adjustments.

(i)

In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation for consideration, or similar event affecting the Corporation or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (B) the various maximum limitations set forth in Sections 4(a) and 4(d) upon certain types of Awards and upon the grants to individuals of certain types of Awards; (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(ii)

In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Corporation, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Corporation’s shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (B) the various maximum limitations set forth in Sections 4(a) and 4(d) upon certain types of Awards and upon the grants to individuals of certain types of Awards; (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(iii)

In the case of Corporate Transactions, such adjustments may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Corporation and securities of entities other than the Corporation) for the Shares subject to outstanding Awards; and (C) in connection with a Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Corporation and securities of entities other than the Corporation), by the affected Subsidiary, Affiliate, or division or by the entity that

E-20     Lincoln National Corporation 2025 Proxy Statement

Exhibit 2

controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Corporation securities).

(iv)

The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and performance goals relating thereto) in recognition of unusual, infrequent or nonrecurring events (including, without limitation, events described in clauses (i) and (ii) above, as well as acquisitions and dispositions of businesses and assets) affecting the Corporation, any Subsidiary or any business unit, or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Corporation, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be made if and to the extent that such adjustment would cause Options or SARs to be treated under Code section 409A as the grant of a new Option or SAR.

(v)

Any adjustments made pursuant to this Section 10(c) to Awards that are considered “deferred compensation” within the meaning of Code section 409A shall be made in compliance with the requirements of Code section 409A. Any adjustments made pursuant to this Section 10(c) to Awards that are not considered “deferred compensation” subject to Code section 409A shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Code section 409A or (B) there does not result in the imposition of any penalty taxes under Code section 409A in respect of such Awards.

(vi)	Any adjustment under this Section 10(c) need not be the same for all Participants.

(d)

Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant or taxes are otherwise due for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct from any payment otherwise due to such Participant, including by withholding from any Award, any payment or distribution of Stock relating to an Award under the Plan, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and the Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock that is part of the Award that gives rise to the withholding requirement having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Stock; provided, however, unless otherwise subsequently determined by the Committee, with respect to a Participant subject to Section 16 of the Exchange Act, the withholding of Stock by the Corporation or any of its Affiliates to satisfy tax, exercise price or other withholding obligations in respect of an Award shall be mandatory.

(e)

Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a Subsidiary, (ii) interfering in any way with the right of the Corporation or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Eligible Persons, or (iv) conferring on a Participant any of the rights of a shareholder of the Corporation unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(f)

Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other

Lincoln National Corporation 2025 Proxy Statement     E-21

Exhibit 2

arrangements to meet the Corporation’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(g)

Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensation and incentive arrangements for employees, agents and brokers of the Corporation and its Subsidiaries as it may deem desirable.

(h)

Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(i)

Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Indiana, without giving effect to principles of conflicts of laws, and applicable federal law.

(j)

Code Section 409A. The Plan is intended to comply with the requirements of Code section 409A or an exemption or exclusion therefrom and, with respect to amounts that are subject to Code section 409A, it is intended that the Plan be interpreted and administered in all respects in accordance with Code section 409A. Each payment under any Award that constitutes nonqualified deferred compensation subject to Code section 409A shall be treated as a separate payment for purposes of Code section 409A. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to Code section 409A. Notwithstanding any other provision of the Plan or any Award Agreement or any other plan, agreement or arrangement of or with the Corporation and applicable to a Participant to the contrary, if a Participant is a “specified employee” within the meaning of Code section 409A (as determined in accordance with the methodology established by the Corporation), amounts that constitute “nonqualified deferred compensation” within the meaning of Code section 409A that would otherwise be payable during the six (6)-month period immediately following a Participant’s Separation from Service by reason of such Separation from Service shall instead be paid or provided on the first business day of the seventh (7th) month following the month in which the Participant’s Separation from Service occurs. If the Participant dies following the Separation from Service and before the payment of any amounts delayed on account of Code section 409A, such amounts shall be paid to the personal representative of the Participant’s estate within thirty (30) days following the date of the Participant’s death (with the first date following the date of the Participant’s death being the first day of such thirty (30)-day period). Interest shall not accrue on such amounts during the period of delay. Notwithstanding anything contained in the Plan, an Award Agreement or any other plan, agreement or arrangement of or with the Corporation and applicable to a Participant to the contrary, to the extent required for compliance with Code section 409A, a Change of Control (or similar term) shall not be deemed to occur unless such event constitutes a “change in control event” described in Treasury Regulations Section 1.409A-3(i)(5); provided, however, that whether or not a Change of Control is a change in control event under Code section 409A shall not impair a Participant’s rights with respect to the vesting of any such Award.

(k)

Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 4 for such reinvestment or payment (taking into account then-outstanding Awards). If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 10(k). Any dividends or dividend equivalents credited with respect to any Award, and any Restricted Stock or Restricted Stock Units received as a result of the reinvestment of dividends and dividend equivalents in respect of any Awards shall be subject to the same restrictions, risk of forfeiture or time and/or performance-based vesting conditions applicable to such Award and shall, if vested, be paid at the same time as such Award.

11.	Term, Amendment and Termination.

(a)

Effectiveness. The Plan was approved by the Board on February 19, 2020, with respect to the issuance of Awards to be settled in Shares subject to and contingent upon approval by the Corporation’s shareholders.

E-22     Lincoln National Corporation 2025 Proxy Statement

Exhibit 2

(b)

Termination. The Plan will terminate on the tenth (10th) anniversary of the date the Corporation’s shareholders approve the Plan (or, in the case of ISOs, February 19, 2030). Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c)

Amendment of Plan. The Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan, but no amendment, alteration or discontinuation shall be made that would materially and adversely affect the rights of a Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including, without limitation, Code section 409A, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made to the Plan without the approval of the Corporation’s shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d)

Amendment of Awards. Subject to Section 7(b), the Committee may amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan, but no such action shall without the Participant’s consent materially and adversely affect the rights of any Participant with respect to an outstanding Award, except an amendment made to cause the Plan or Award to comply with applicable law, including, without limitation, Code section 409A, Applicable Exchange listing standards or accounting rules.

Lincoln National Corporation 2025 Proxy Statement     E-23

Exhibit 2

Amendment No. 1 to the

Lincoln National Corporation

2020 Incentive Compensation Plan

(effective May 27, 2022)

Pursuant to Section 11(c) of the Lincoln National Corporation 2020 Incentive Compensation Plan (the “Plan”), the Board of Directors of Lincoln National Corporation (“Board”) amends the Plan as follows, subject to the approval of the Company’s shareholders:

1.	Section 4(a) of the Plan is amended in its entirety and replaced with the following:

“(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), (i) the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 7,050,000 and (ii) the total number of Shares with respect to which Stock Options intended to be ISOs may be granted under the Plan shall not exceed 2,000,000.”

2.	This Amendment No. 1 to the Plan has been duly adopted by the Board and shall be effective upon approval by the Company’s shareholders.

3.	In all other respects, the Plan shall remain in full force and effect.

E-24     Lincoln National Corporation 2025 Proxy Statement

Exhibit 2

Amendment No. 2 to the

Lincoln National Corporation

2020 Incentive Compensation Plan

(effective May 25, 2023)

Pursuant to Section 11(c) of the Lincoln National Corporation 2020 Incentive Compensation Plan, as amended by Amendment No. 1 thereto (the “Plan”), the Board of Directors of Lincoln National Corporation (“Board”) amends the Plan as follows, subject to the approval of the Company’s shareholders:

1.	Section 4(a) of the Plan is amended in its entirety and replaced with the following:

“(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), (i) the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 11,550,000 and (ii) the total number of Shares with respect to which Stock Options intended to be ISOs may be granted under the Plan shall not exceed 2,000,000.”

2.	This Amendment No. 2 to the Plan has been duly adopted by the Board and shall be effective upon approval by the Company’s shareholders.

3.	In all other respects, the Plan shall remain in full force and effect.

Lincoln National Corporation 2025 Proxy Statement     E-25

Exhibit 2

Amendment No. 3 to the

Lincoln National Corporation

2020 Incentive Compensation Plan

(Effective May 23, 2024)

Pursuant to Section 11(c) of the Lincoln National Corporation 2020 Incentive Compensation Plan, as amended by Amendments No. 1 and No. 2 thereto (the “Plan”), the Board of Directors of Lincoln National Corporation (“Board”) amends the Plan as follows, subject to the approval of the Company’s shareholders:

1.	Section 4(a) of the Plan is amended in its entirety and replaced with the following:

“(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), (i) the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 16,050,000 and (ii) the total number of Shares with respect to which Stock Options intended to be ISOs may be granted under the Plan shall not exceed 2,000,000.”

2.	This Amendment No. 3 to the Plan has been duly adopted by the Board and shall be effective upon approval by the Company’s shareholders.

3.	In all other respects, the Plan shall remain in full force and effect.

E-26     Lincoln National Corporation 2025 Proxy Statement

Exhibit 2

Appendix A

As used in the Lincoln National Corporation Executives’ Severance Benefit Plan, Section 6, “Change of Control” means:

(a)

The acquisition by any individual, entity or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of (A) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation other than an acquisition by virtue of the exercise of a conversion privilege, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation, or any entity controlled by the Corporation, or (D) any acquisition by any entity or corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (c) of this Section 6 are satisfied; or

(b)

Individuals who, as of the beginning of any period of two consecutive years, constitute the Board of Directors of the Corporation (the “Board”), cease for any reason to constitute at least a majority of the directors of the Corporation; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the Board at the beginning of such period, shall be considered as though such individual were a member of the Board as of the beginning of such period, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)

Consummation of a reorganization, merger or consolidation of the Corporation, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is immediately thereafter then represented by the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities that were outstanding immediately prior to such reorganization, merger or consolidation in substantially the same proportions as the voting power of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, among the holders thereof immediately prior to such reorganization, merger or consolidation, (B) no Person (excluding the Corporation, any employee benefit plan or related trust of the Corporation, or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation and, directly or indirectly, twenty percent (20%) or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(d)

Approval by the shareholders of the Corporation of (A) a complete liquidation or dissolution of the Corporation or (B) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition (1) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is immediately thereafter then represented by the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities that were outstanding immediately prior to such sale or other disposition in substantially the same proportion as the voting power of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, among the holders thereof immediately prior to such sale or other disposition, (2) no Person (excluding the Corporation and any employee benefit plan or related trust of the Corporation, or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation

Lincoln National Corporation 2025 Proxy Statement     E-27

Exhibit 2

and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation. The closing of a transaction, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection therewith, approval of which by the shareholders of the Corporation would constitute a Change of Control under this Section 6(d).

E-28     Lincoln National Corporation 2025 Proxy Statement

Lincoln National Corporation[SM]

©2025 Lincoln National Corporation

LincolnFinancial.com

Lincoln Financial is the marketing name for Lincoln National Corporation and its affiliates.

Affiliates are separately responsible for their own financial and contractual obligations.

PROXY-LNC-25

LINCOLN NATIONAL CORPORATION 150 NORTH RADNOR-CHESTER RD RADNOR, PA 19087 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 21, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 19, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/LNC2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 21, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 19, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V65722-P25721 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LINCOLN NATIONAL CORPORATION The Board of Directors recommends you vote FOR the following: 1. The election of ten directors for a one-year term expiring at the 2026 Annual Meeting. Nominees: For Against Abstain 1a. Deirdre P. Connelly 1b. Ellen G. Cooper 1c. William H. Cunningham 1d. Reginald E. Davis 1e. Eric G. Johnson 1f. Gary C. Kelly 1g. M. Leanne Lachman 1h. Dale LeFebvre 1i. James Morris 1j. Owen Ryan The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2025. 3. The approval of an advisory resolution on the compensation of our named executive officers. 4. The approval of an amendment to the Lincoln National Corporation 2020 Incentive Compensation Plan. The Board of Directors recommends you vote AGAINST the following proposal: For Against Abstain 5. Shareholder proposal to amend our governing documents to provide for an independent chairman of the board. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Lincoln National Corporation 2025 Annual Meeting of Shareholders Thursday, May 22, 2025, 9:00 am EDT www.virtualshareholdermeeting.com/LNC2025 If you plan to attend the meeting at www.virtualshareholdermeeting.com/LNC2025, you will be required to enter the control number found on your Notice, your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held in a virtual meeting format only. For more information, see “Annual Meeting Information” in the proxy statement. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Notice of Annual Meeting and Annual Report are available at www.proxyvote.com. V65723-P25721 LINCOLN NATIONAL CORPORATION Annual Meeting of Shareholders This proxy is solicited by the Board of Directors The undersigned shareholder(s) hereby appoint(s) William H. Cunningham, Ellen G. Cooper, and Nancy A. Smith, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of LINCOLN NATIONAL CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, EDT on May 22, 2025, virtually via the internet, and any adjournment or postponement thereof, on all subjects that may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Plan Participants: The proxy/voting instructions also cover all the shares as to which the undersigned has the right to give voting instructions to the trustees of the LNC 401(k) Employees’ Savings Plan, the LNL Agents’ 401(k) Savings Plan and the LNL ADC Money Purchase Plan (each, a “Plan”). Continued and to be signed on reverse side